Exhibit 99.1

T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

PRE-APPROVED DEFINED CONTRIBUTION PLAN

Basic Plan Document No. 15

©2020 Document Agility, Inc.

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I DEFINITIONS AND INTERPRETATION		1

1.1	PLAN DEFINITIONS	1
1.2	INTERPRETATION	17

ARTICLE II SERVICE		17

2.1	SPECIAL DEFINITIONS	17
2.2	CREDITING OF HOURS OF SERVICE	17
2.3	HOURS OF SERVICE EQUIVALENCIES	18
2.4	LIMITATIONS ON CREDITING OF HOURS OF SERVICE	19
2.5	DEPARTMENT OF LABOR RULES	19
2.6	CREDITING OF “CONTINUOUS SERVICE”	19
2.7	CREDITING ELIGIBILITY SERVICE	19
2.8	CREDITING VESTING SERVICE	20
2.9	EXCLUSION OF VESTING SERVICE COMPLETED FOLLOWING A BREAK FOR DETERMINING VESTED INTEREST IN PRIOR ACCRUED BENEFIT	20
2.10	CREDITING OF HOURS OF SERVICE WITH RESPECT TO SHORT COMPUTATION PERIODS	20
2.11	CHANGE OF SERVICE CREDITING METHOD	21

ARTICLE III ELIGIBILITY		21

3.1	ELIGIBILITY	21
3.2	TRANSFERS OF EMPLOYMENT	21
3.3	REEMPLOYMENT	21
3.4	NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES	22
3.5	EFFECT AND DURATION	22
3.6	WAIVER OF PARTICIPATION	22

ARTICLE IV 401(K) CONTRIBUTIONS		23

4.1	401(K) CONTRIBUTIONS	23
4.2	ROTH 401(K) CONTRIBUTIONS	23
4.3	SPECIAL BONUS/COMMISSIONS ELECTION	24
4.4	TRUE-UP 401(K) CONTRIBUTIONS	24
4.5	COMBINED LIMIT ON 401(K) AND AFTER-TAX CONTRIBUTIONS	24
4.6	CATCH-UP 401(K) CONTRIBUTIONS	24
4.7	AMENDMENTS TO REDUCTION AUTHORIZATION	25
4.8	SUSPENSION OF 401(K) CONTRIBUTIONS	25
4.9	RESUMPTION OF 401(K) CONTRIBUTIONS	25
4.10	AUTOMATIC CONTRIBUTION ARRANGEMENT (ACA)	25
4.11	AUTOMATIC ESCALATION PROVISIONS	26
4.12	NOTICE OF ACA OR AUTOMATIC ESCALATION PROVISIONS	26
4.13	AFFIRMATIVE ELECTIONS UNDER ACA OR AUTOMATIC ESCALATION PROVISIONS	27
4.14	AUTOMATIC ESCALATION FOR EMPLOYEES ELECTING OUT OF QACA	27
4.15	CONTRIBUTIONS LIMITED TO EFFECTIVELY AVAILABLE COMPENSATION	28
4.16	DELIVERY OF 401(K) CONTRIBUTIONS	28
4.17	VESTING OF 401(K) CONTRIBUTIONS	28

ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		28

5.1	AFTER-TAX CONTRIBUTIONS	28
5.2	COMBINED LIMIT ON 401(K) AND AFTER-TAX CONTRIBUTIONS	28
5.3	AMENDMENTS TO PAYROLL WITHHOLDING AUTHORIZATION	29

i

5.4	SUSPENSION OF AFTER-TAX CONTRIBUTIONS BY PAYROLL WITHHOLDING	29
5.5	RESUMPTION OF AFTER-TAX CONTRIBUTIONS BY PAYROLL WITHHOLDING	29
5.6	DELIVERY OF AFTER-TAX CONTRIBUTIONS	29
5.7	PRIOR/TRANSFERRED AFTER-TAX CONTRIBUTIONS	29
5.8	SEPARATE ACCOUNTING FOR AFTER-TAX CONTRIBUTIONS	29
5.9	ROLLOVER CONTRIBUTIONS	30
5.10	IN-PLAN ROTH ROLLOVER CONTRIBUTIONS	30
5.11	SPECIAL RULES APPLICABLE TO DESIGNATED ROTH ROLLOVER CONTRIBUTION OR IN-PLAN ROTH ROLLOVER CONTRIBUTION	31
5.12	SEPARATE ACCOUNTING FOR AFTER-TAX ROLLOVER CONTRIBUTIONS, DESIGNATED ROTH ROLLOVER CONTRIBUTIONS, AND IN-PLAN ROTH ROLLOVER CONTRIBUTIONS	31
5.13	VESTING OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS	32
5.14	ALLOCATION OF AFTER-TAX AND PRE-TAX AMOUNTS FOR ROLLOVER PURPOSES	32

ARTICLE VI EMPLOYER CONTRIBUTIONS		33

6.1	CONTRIBUTION PERIOD	33
6.2	AMOUNT AND ALLOCATION OF STANDARD NONELECTIVE CONTRIBUTIONS	33
6.3	AMOUNT AND ALLOCATION OF ADDITIONAL DISCRETIONARY NONELECTIVE CONTRIBUTIONS	36
6.4	QUALIFIED NONELECTIVE CONTRIBUTIONS	36
6.5	ADDITIONAL, DISCRETIONARY QUALIFIED NONELECTIVE CONTRIBUTIONS	37
6.6	REGULAR MATCHING CONTRIBUTIONS	37
6.7	ADDITIONAL DISCRETIONARY MATCHING CONTRIBUTIONS	38
6.8	TRUE-UP MATCHING CONTRIBUTIONS	38
6.9	QUALIFIED MATCHING CONTRIBUTIONS	39
6.10	MAXIMUM DOLLAR AMOUNT OF DISCRETIONARY MATCH	39
6.11	NON-QACA SAFE HARBOR MATCHING CONTRIBUTIONS	40
6.12	QACA SAFE HARBOR MATCHING CONTRIBUTIONS	40
6.13	SAFE HARBOR NONELECTIVE CONTRIBUTIONS (QACA AND NON-QACA)	40
6.14	VERIFICATION OF AMOUNT OF EMPLOYER CONTRIBUTIONS BY THE PLAN SPONSOR	41
6.15	PAYMENT OF EMPLOYER CONTRIBUTIONS	41
6.16	ALLOCATION REQUIREMENTS	41
6.17	VESTING OF EMPLOYER CONTRIBUTIONS	42
6.18	ELECTION OF FORMER VESTING SCHEDULE	42
6.19	PROFITS LIMITATION	42
6.20	FORFEITURES TO REDUCE EMPLOYER CONTRIBUTIONS	42
6.21	SPECIAL DEFINITIONS FOR TOP-HEAVY PLANS	43
6.22	APPLICABILITY OF TOP-HEAVY PROVISIONS	44
6.23	MINIMUM EMPLOYER CONTRIBUTION IN A TOP-HEAVY PLAN	44
6.24	ACCELERATED VESTING IN A TOP-HEAVY PLAN	45
6.25	EXCLUSION OF COLLECTIVELY-BARGAINED EMPLOYEES IN A TOP-HEAVY PLAN	45

ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		45

7.1	SPECIAL DEFINITIONS	45
7.2	CODE SECTION 402(G) LIMIT	54
7.3	DISTRIBUTION OF “EXCESS DEFERRALS”	55
7.4	LIMITATION ON 401(K) CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES – ADP TEST	55
7.5	DETERMINATION AND ALLOCATION OF “EXCESS CONTRIBUTIONS” AMONG HIGHLY COMPENSATED EMPLOYEES	56
7.6	TREATMENT OF EXCESS 401(K) CONTRIBUTIONS	57
7.7	LIMITATION ON MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES – ACP TEST	58
7.8	DETERMINATION AND ALLOCATION OF “EXCESS AGGREGATE CONTRIBUTIONS” AMONG HIGHLY COMPENSATED EMPLOYEES	59
7.9	FORFEITURE OR DISTRIBUTION OF “EXCESS AGGREGATE CONTRIBUTIONS”	60
7.10	TREATMENT OF FORFEITED MATCHING CONTRIBUTIONS	60
7.11	DETERMINATION OF INCOME OR LOSS	61

7.12	DEEMED SATISFACTION OF THE ADP TEST	61
7.13	DEEMED SATISFACTION OF THE LIMITATIONS ON MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES	61
7.14	NOTICE REQUIREMENTS FOR SAFE HARBOR MATCHING CONTRIBUTIONS AND SAFE HARBOR NONELECTIVE CONTRIBUTIONS	62
7.15	CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND FORFEITURES	63
7.16	APPLICATION OF CODE SECTION 415 LIMITATIONS WHERE PARTICIPANT IS COVERED UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN	64
7.17	SCOPE OF LIMITATIONS	64

ARTICLE VIII TRUST FUNDS AND ACCOUNTS		64

8.1	GENERAL FUND	64
8.2	INVESTMENT FUNDS	65
8.3	LOAN INVESTMENT FUND	66
8.4	EMPLOYER STOCK INVESTMENT FUND	66
8.5	INCOME ON TRUST	66
8.6	ACCOUNTS	66
8.7	SUB-ACCOUNTS	67

ARTICLE IX LIFE INSURANCE CONTRACTS		67

9.1	LIFE INSURANCE CONTRACTS	67
9.2	PAYMENT OF PREMIUMS AND DISPOSITION OF DIVIDENDS	67
9.3	OVERRIDING CONDITIONS AND LIMITATIONS	67
9.4	DEATH BENEFITS	68
9.5	OTHER DISTRIBUTIONS; VESTING	68
9.6	SUSPENSION OF FURTHER PURCHASES OF LIFE INSURANCE CONTRACTS	69

ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		69

10.1	FUTURE CONTRIBUTION INVESTMENT ELECTIONS	69
10.2	DEPOSIT OF CONTRIBUTIONS	70
10.3	ELECTION TO TRANSFER BETWEEN FUNDS	70
10.4	404(C) PROTECTION	70
10.5	DIVERSIFICATION OF INVESTMENTS IN EMPLOYER STOCK	71

ARTICLE XI CREDITING AND VALUING ACCOUNTS		72

11.1	CREDITING ACCOUNTS	72
11.2	VALUING ACCOUNTS	73
11.3	PLAN VALUATION PROCEDURES	73
11.4	UNIT ACCOUNTING PERMITTED	73
11.5	FINALITY OF DETERMINATIONS	73
11.6	NOTIFICATION	73

ARTICLE XII LOANS		74

12.1	APPLICATION FOR LOAN	74
12.2	COLLATERAL FOR LOAN	74
12.3	REDUCTION OF ACCOUNT UPON DISTRIBUTION	74
12.4	REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION	75
12.5	ADMINISTRATION OF LOAN INVESTMENT FUND	76
12.6	DEFAULT	76
12.7	DEEMED DISTRIBUTION UNDER CODE SECTION 72(P)	77
12.8	TREATMENT OF OUTSTANDING BALANCE OF LOAN DEEMED DISTRIBUTED UNDER CODE SECTION 72(P)	77
12.9	PRIOR LOANS	77

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		77

13.1	NON-HARDSHIP IN-SERVICE WITHDRAWALS	77

13.2	WITHDRAWAL OF CONTRIBUTIONS SUBJECT TO DISTRIBUTION RESTRICTIONS UNDER CODE SECTION 401(K) UPON DEEMED SEVERANCE FROM EMPLOYMENT DUE TO QUALIFIED MILITARY SERVICE	78
13.3	QUALIFIED RESERVIST WITHDRAWALS OF 401(K) CONTRIBUTIONS	78
13.4	SPECIAL IN-SERVICE WITHDRAWALS OF OTHER CONTRIBUTIONS WHILE PERFORMING MILITARY SERVICE	78
13.5	OVERALL LIMITATIONS ON NON-HARDSHIP IN-SERVICE WITHDRAWALS	79
13.6	HARDSHIP WITHDRAWALS	79
13.7	HARDSHIP DETERMINATION	80
13.8	SATISFACTION OF NECESSITY REQUIREMENT FOR HARDSHIP WITHDRAWALS	81
13.9	CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS	81
13.10	ORDER OF WITHDRAWAL FROM A PARTICIPANTS SUB-ACCOUNTS	82
13.11	PERMISSIBLE WITHDRAWALS UNDER EACA	82

ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		83

14.1	TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE	83
14.2	SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS	83
14.3	DISPOSITION OF NON-VESTED AMOUNTS	83
14.4	TREATMENT OF FORFEITED AMOUNTS	83
14.5	RECREDITING OF FORFEITED AMOUNTS	84

ARTICLE XV DISTRIBUTIONS		85

15.1	DISTRIBUTIONS TO PARTICIPANTS	85
15.2	SPECIAL IN-SERVICE DISTRIBUTIONS	85
15.3	PARTIAL DISTRIBUTIONS	85
15.4	VOLUNTARY ELECTIVE TRANSFERS	85
15.5	DISTRIBUTIONS TO BENEFICIARIES	85
15.6	CODE SECTION 401(A)(9) REQUIREMENTS	86
15.7	CASH OUTS AND PARTICIPANT CONSENT	90
15.8	REQUIRED COMMENCEMENT OF DISTRIBUTION	90
15.9	REEMPLOYMENT OF A PARTICIPANT	91
15.10	RESTRICTIONS ON ALIENATION	91
15.11	FACILITY OF PAYMENT	91
15.12	INABILITY TO LOCATE PAYEE	92
15.13	DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS	92

ARTICLE XVI FORM OF PAYMENT		93

16.1	SPECIAL DEFINITIONS	93
16.2	FORM OF PAYMENT	93
16.3	MINIMUM REQUIRED DISTRIBUTIONS	94
16.4	CHANGE OF ELECTION	94
16.5	AUTOMATIC ANNUITY REQUIREMENTS	95
16.6	QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS	95
16.7	DIRECT ROLLOVER	95
16.8	NOTICE REGARDING FORM OF PAYMENT	97
16.9	REEMPLOYMENT	98
16.10	ELIMINATION OF OPTIONAL FORM OF PAYMENT	98
16.11	QUALIFIED LONGEVITY ANNUITY CONTRACTS (QLAC)	98

ARTICLE XVII BENEFICIARIES		99

17.1	DESIGNATION OF BENEFICIARY	99
17.2	SPOUSAL CONSENT REQUIREMENTS	99
17.3	REVOCATION OF BENEFICIARY DESIGNATION UPON DIVORCE	99

ARTICLE XVIII ADMINISTRATION		100

18.1	AUTHORITY OF THE PLAN SPONSOR	100
18.2	DISCRETIONARY AUTHORITY	100

18.3	ACTION OF THE PLAN SPONSOR	100
18.4	CLAIMS REVIEW PROCEDURE	101
18.5	SPECIAL RULES APPLICABLE TO CLAIMS RELATED TO INVESTMENT ERRORS	103
18.6	EXHAUSTION OF REMEDIES AND LIMITATION ON FILING CIVIL ACTION	103
18.7	GROUNDS FOR JUDICIAL REVIEW	103
18.8	QUALIFIED DOMESTIC RELATIONS ORDERS	103
18.9	CORRECTION OF ERRONEOUS PAYMENTS AND OVERPAYMENTS	103
18.10	INDEMNIFICATION	104
18.11	PRUDENT MAN STANDARD OF CARE	104
18.12	ACTIONS BINDING	104
18.13	ARBITRATION	104

ARTICLE XIX AMENDMENT AND TERMINATION		104

19.1	AMENDMENT BY PLAN PROVIDER	104
19.2	AMENDMENT BY MASS SUBMITTER	105
19.3	AMENDMENT BY PLAN SPONSOR	106
19.4	LIMITATION ON AMENDMENT	106
19.5	TERMINATION	107
19.6	REORGANIZATION	107
19.7	WITHDRAWAL OF AN EMPLOYER	108
19.8	EFFECT OF FAILURE TO QUALIFY UNDER CODE	108

ARTICLE XX ADOPTION BY OTHER COMPANIES		108

20.1	ADOPTION BY OTHER COMPANIES	108
20.2	EFFECTIVE PLAN PROVISIONS	109
20.3	APPLICATION OF PLAN PROVISIONS IN MULTIPLE EMPLOYER PLANS	109

ARTICLE XXI MISCELLANEOUS PROVISIONS		110

21.1	NO COMMITMENT AS TO EMPLOYMENT	110
21.2	BENEFITS	110
21.3	NO GUARANTEES	110
21.4	EXPENSES	110
21.5	PRECEDENT	110
21.6	DUTY TO FURNISH INFORMATION	110
21.7	MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS	110
21.8	CONDITION ON EMPLOYER CONTRIBUTIONS	110
21.9	RETURN OF CONTRIBUTIONS TO AN EMPLOYER	111
21.10	VALIDITY OF PLAN	111
21.11	TRUST AGREEMENT	111
21.12	PARTIES BOUND	111
21.13	APPLICATION OF CERTAIN PLAN PROVISIONS	111
21.14	MERGED PLANS	111
21.15	SPECIAL RULES APPLICABLE TO PARTICIPANTS ABSENT DUE TO MILITARY SERVICE	112
21.16	DELIVERY OF CASH AMOUNTS	113
21.17	WRITTEN COMMUNICATIONS	113
21.18	DIRECT TRANSFER OF CONTRIBUTIONS	113
21.19	TRANSFERRED FUNDS	114
21.20	PLAN CORRECTION PROCEDURES	114
21.21	FROZEN PLANS	114
21.22	DISASTER RELIEF POLICY	114
21.23	LOSS OF PRE-APPROVED PLAN STATUS	114
21.24	ADOPTION AGREEMENT PARAMETERS	115
21.25	PARTICIPANT CERTIFICATION	115

v

PREAMBLE

This is a Pre-Approved Defined Contribution Plan filed and approved under the guidelines of Revenue Procedure 2017-41, as may be amended. The Provider of this plan is T. Rowe Price Retirement Plan Services, Inc., or its successor. The Provider has designated this Plan as Basic Plan Document No. 15. It is intended to qualify under Code Section 401(a).

A Plan Sponsor may adopt one or more profit-sharing, money purchase pension, and/or 401(k) plans by executing a completed Adoption Agreement for each Plan. The documents mentioned in this section, taken together with any trust or custodial agreement established to hold assets of this Plan, constitute the Pre-Approved Defined Contribution Plan. Other Employers may also adopt this Plan as participating Employers by completing any document required by the Plan Sponsor.

It is contemplated that this Pre-Approved Defined Contribution Plan may be used to continue previously established Plans. In this successor Plan use, execution of an Adoption Agreement constitutes an amendment to the original Plan.

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1	Plan Definitions

As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:

(a)

An “ACA” means an automatic contribution arrangement under which 401(k) Contributions are automatically withheld from an Eligible Employee’s Compensation unless the Eligible Employee affirmatively elects otherwise.

(b)	An “Account” means the account maintained in the name of a Participant that reflects his interest in the Plan and any Sub-Accounts maintained thereunder, as provided in Article VIII.

(c)

An “Additional Discretionary Matching Contribution” means any Matching Contribution made to the Plan at an Employer’s discretion in addition to the Employer’s Regular Matching Contribution as provided in the Adoption Agreement, other than a True-Up Matching Contribution or any such contribution characterized by the Employer as a Qualified Matching Contribution.

(d)

An “Additional Discretionary Nonelective Contribution” means any Nonelective Contribution made to the Plan at an Employer’s discretion that may be made in addition to the Employer’s Standard Nonelective Contribution.

(e)

The “Administrator” means the Plan Sponsor unless the Plan Sponsor designates another person or persons to act as such. The Plan Sponsor may designate different persons to act as its delegate in performing different functions of the Administrator.

(f)

The “Adoption Agreement” means the separate agreement executed by a participating Employer or the Plan Sponsor under which the Employer or Plan Sponsor elects the optional provisions that apply under the Plan. The Adoption Agreement may also describe certain mandatory Plan provisions, provisions that apply under the Plan without the Employer electing them. A feature is “provided” under the Adoption Agreement if either (1) it is an optional provision and is elected by the Employer or Plan Sponsor or (2) it is a mandatory Plan provision described in the Adoption Agreement. The provisions of the Adoption Agreement are an integral part of the Plan.

(g)

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under the Adoption Agreement or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.

(h)	An “After-Tax Rollover Contribution” means any portion of a Participant’s Rollover Contribution that is attributable to after-tax employee contributions.

(i)	The “Basic Plan Document” or “BPD” means this Pre-Approved Defined Contribution Plan Document qualified with the Internal Revenue Service as Basic Plan Document No. 15.

(j)

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

(k)

A Participant’s “Benefit Payment Date” means (i) if payment is made through the purchase of an annuity, the first day of the first period for which the annuity is payable or (ii) if payment is made in any other form, the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

(l)	A “Break in Eligibility Service” means the following:

(1)

If Eligibility Service is credited on an Hours of Service basis, as provided in the Adoption Agreement, any “eligibility computation period” (as described in Section 2.1) during which an Employee completes no more than (1) if 1,000 Hours of Service is required for a year of Eligibility Service, 500 Hours of Service or (2) if fewer than 1,000 Hours of Service is required for a year of Eligibility Service, 1/2 the number of Hours of Service required for a year of Eligibility Service. Notwithstanding the foregoing, no Employee shall incur a Break in Eligibility Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Employer pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

(2)

If Eligibility Service is credited on an elapsed time basis, as provided in the Adoption Agreement, a 12-consecutive month period beginning on a person’s Severance Date or any anniversary thereof during which the person is not credited with an Hour of Service, as defined in Section 2.2(a). Notwithstanding the foregoing, the following special rules apply in determining whether a person who is on a leave of absence has incurred a Break in Eligibility Service:

(A)

If the person is absent because of a Maternity/Paternity Absence beyond the first anniversary of his Severance Date, the 12-consecutive month period beginning on his Severance Date shall not constitute a Break in Eligibility Service.

(B)

If the person is absent because of a “FMLA leave”, and returns to employment with an Employer or a Related Employer following such “FMLA leave”, he shall not incur a Break in Eligibility Service for any 12-consecutive month period beginning on his Severance Date or anniversaries thereof in which he is absent because of “FMLA leave”. A “FMLA leave” means an approved leave of absence pursuant to the Family and Medical Leave Act of 1993.

(m)	A “Break in Vesting Service” means the following:

(1)

If Vesting Service is credited on an Hours of Service basis, as provided in the Adoption Agreement, any “vesting computation period” (as defined in the Adoption Agreement) during which an Employee completes no more than (1) if 1,000 Hours of Service is required for a year of Vesting Service, 500 Hours of Service or (2) if fewer than 1,000 Hours of Service is required for a year of Vesting Service, 1/2 the number of Hours of Service required for a year of Vesting Service. Notwithstanding the foregoing, no Employee shall incur a Break in Vesting Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Employer pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

(2)

If Vesting Service is credited on an elapsed time basis, as provided in the Adoption Agreement, a 12-consecutive month period beginning on a person’s Severance Date or any anniversary thereof during which the person is not credited with an Hour of Service, as defined in Section 2.2(a). Notwithstanding the foregoing, the following special rules apply in determining whether a person who is on a leave of absence has incurred a Break in Vesting Service:

(A)

If the person is absent because of a Maternity/Paternity Absence beyond the first anniversary of his Severance Date, the 12-consecutive month period beginning on his Severance Date shall not constitute a Break in Vesting Service.

(B)

If the person is absent because of a “FMLA leave,” and returns to employment with an Employer or a Related Employer following such “FMLA leave”, he shall not incur a Break in Vesting Service for any 12-consecutive month period beginning on his Severance Date or anniversaries thereof in which he is absent because of “FMLA leave”. A “FMLA leave” means an approved leave of absence pursuant to the Family and Medical Leave Act of 1993.

(n)

A “Catch-Up 401(k) Contribution” means any 401(k) Contribution made to the Plan pursuant to Section 4.6 that is in excess of an applicable Plan limit and is made pursuant to, and is intended to comply with, Code Section 414(v). Catch-Up 401(k) Contributions may include Pre-Tax 401(k) Contributions and/or Roth 401(k) Contributions.

(o)

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

(p)

The term “Committee” means the administrative/advisory group that the Employer may establish and to which the Employer may delegate certain of responsibilities as Administrator. The Employer may elect to assign another name for such administrative/advisory group. The Employer may appoint one or more members to the Committee. Members of the Committee need not be Participants or Beneficiaries, and officers and directors of the Employer are not precluded from serving as members of the Committee.

(q)

The “Compensation” of a Participant for purposes of determining the amount and allocation of each contribution source under the Plan means Compensation as defined for such contribution source in the Adoption Agreement, including those amounts, if any, designated for such contribution source in the Adoption Agreement and excluding those amounts, if any, designated for such contribution source in the Adoption Agreement.

As provided in the Adoption Agreement, the following definitions of Compensation have the following meanings:

(1)

W-2 Compensation. A Participant’s wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for services as a Covered Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).

(2)

W-2 Compensation, less moving expenses only. A Participant’s wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for services as a Covered Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings), excluding moving expenses.

(3)

Withholding Compensation. A Participant’s wages as defined in Code Section 3401(a), paid to him for services as a Covered Employee that would be used for purposes of income tax withholding at the source, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed.

(4)

General Section 415 Compensation. A Participant’s general Section 415 Compensation includes (i) his wages, salaries, fees for professional service, and all other amounts received (without regard to whether such amounts are paid in cash) for personal services actually rendered in the course of employment with an Employer as a Covered Employee, to the extent the amounts are includible in gross income (or would have been received and includable in gross income but for the Participant’s election, or deemed election, under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)), including, but not limited to, commissions paid to salesperson, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulations Section 1.62-2(c), (ii) in case of a Participant who is an employee within the meaning of Code Section 401(c)(1), the Participant’s earned income, as described in Code Section 401(c)(2) and regulations issued thereunder, (iii) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent such amounts are includible in the gross income of the Participant, (iv) amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent it is reasonable to believe the amounts are not deductible by the Participant under Code Section 217, (v) the value of a non-statutory option (an option other than a statutory option, as defined in Treasury Regulations Section 1.421-1(b)) granted to the Participant by the Employer, but only to the extent that the value of the option is includible in the gross income of the Participant for the taxable year in which granted, (vi) amounts includible in the gross income of the Participant upon making an election described in Code Section 83(b), and (vii) amounts that are includible in the gross income of the Participant under the rules of Code Sections 409A or 457(f)(1)(A) or because the amounts are constructively received by the Participant. General Section 415 Compensation excludes (A) contributions (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Participant’s Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p)), whether or not qualified, to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (B) any distributions from a plan of deferred compensation, whether or not qualified, (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant), (C) amounts realized from the exercise of a non-qualified option or when restricted stock or other property held by the Participant either becomes freely transferable or is no longer subject to substantial risk of forfeiture, (D) amounts received from the sale, exchange or other disposition of stock acquired under a qualified stock option, (E) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant and are not salary reduction amounts that are described in Code Section 125), and (F) other items that are similar to the items listed in (A) through (E) above.

(5)

Modified Section 415 Compensation. A Participant’s modified Section 415 Compensation includes his wages, salaries, fees for professional service, and all other amounts received for personal services actually rendered in the course of employment with an Employer as a Covered Employee. Modified Section 415 Compensation excludes (i) contributions (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Participant’s Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p)), whether or not qualified, to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (ii) any distributions from a plan of deferred compensation, whether or not qualified, (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant), (iii) amounts realized from the exercise of a non-qualified option or when restricted stock or other property held by the Participant either becomes freely transferable or is no longer subject to substantial risk of forfeiture, (iv) amounts received from the sale, exchange or other disposition of stock acquired under a qualified stock option, (v) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant and are not salary reduction amounts that are described in Code Section 125), and (vi) other items that are similar to the items listed in (i) through (v) above.

(6)

Base Pay. A Participant’s base pay means his base wages received for personal services actually rendered in the course of employment with an Employer as a Covered Employee, excluding bonuses, overtime, shift differential, and any other special compensation.

(7)

Total Compensation excluding non-cash compensation. A Participant’s total compensation excluding non-cash compensation means his wages, salaries, fees for professional service, and all other amounts received for personal services actually rendered in the course of employment with an Employer as a Covered Employee, except any such amounts that are not paid to the Participant in cash. For this purpose, an amount that would have been payable to the Participant in cash, but which is not paid because of the Participant’s election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), is treated as having been paid to the Participant in cash.

(8)

Regular Rate of Pay. A Participant’s regular rate of pay for any period means the Participant’s basic or regular rate of pay for such period for services as a Covered Employee, based on the hourly pay scale, weekly salary, or similar unit of base or regular pay applicable to such Participant.

Unless otherwise provided in the Adoption Agreement, a Participant’s Compensation includes the following:

(9)

any eligible amount that would have been received and included in the Participant’s taxable gross income but for the Participant’s election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b);

(10)

amounts paid to the Participant after his severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2), for plans that include a cash or deferred arrangement or as defined in Treasury Regulations Section 1.415(a)-1(f)(5), for plans that do not include a cash or deferred arrangement), but before (1) the end of the “limitation year” in which the Participant’s severance from employment occurs or (2) within 2 1/2 months of such severance from employment, whichever is later, provided such amounts would have been paid to the Participant in the course of employment and are regular compensation for services by the Participant or commissions, bonuses or other similar compensation, but only to the extent such amounts would have been included in the Participant’s Compensation if his employment had continued;

(11)

if the Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any “military differential pay,” as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “military differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

For any Self-Employed Individual, Compensation for any period means his Earned Income for such period for services as a Covered Employee adjusted so that it is equivalent under regulations issued under Code Section 414(s) to Compensation for Participants who are not Self-Employed Individuals.

In determining Compensation for all purposes other than Elective Deferral purposes under Code Section 402(g), a Participant’s Compensation for the Plan Year will not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year that begins with or within such calendar year. If Compensation for any prior determination period is used in determining a Participant’s Plan allocations for the current Plan Year, then the annual Compensation for such prior determination period is subject to the annual Compensation limit in effect for that prior determination period. If a Plan Year is less than 12-consecutive months, the annual Compensation limit will be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12. In addition, if a Contribution Period is a period that is less than the Plan Year, the Employer may elect to prorate a Participant’s Compensation for the Contribution Period by multiplying the annual Compensation limit by a fraction, the numerator of which is the number of days, weeks or months in the Contribution Period, and the denominator of which is the number of days, weeks or months in the Plan Year.

(r)	A “Contribution Period” means the computation period specified in the Adoption Agreement on which Employer Contributions shall be determined.

(s)

A “Covered Employee” means any Employee of an Employer who is in a class of Employees eligible to participate in the Plan, as provided in the Adoption Agreement. If an Employee is excluded from the definition of Covered Employee under the Adoption Agreement based on an expectation that he shall not complete a specified number of Hours of Service, he shall become a Covered Employee hereunder on the date on which he first satisfies both of the following requirements: (I) he has attained age 21 and (II) he has completed at least 1,000 Hours of Service during the 12-consecutive month period beginning on the first date he completes an Hour of Service or any Plan Year beginning after that date. An Employee who becomes a Covered Employee pursuant to the preceding sentence shall be treated as having transferred to employment as a Covered Employee for purposes of Article III.

Regardless of the elections in the Adoption Agreement, any individual who has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor not entitled to benefits under the Plan or any other individual who performs services for an Employer who is otherwise not classified by the Employer as an Employee and with respect to whom the Employer does not withhold income taxes and file Form W-2 (or any replacement Form) with the Internal Revenue Service, shall be excluded from the class of Employees eligible to participate in the Plan even if such individual is later adjudicated to be an Employee of the Employer unless and until the Employer extends coverage on a prospective basis to such individual.

(t)

A “Designated Roth Rollover Contribution” means any portion of a Participant’s Rollover Contribution that is made by a direct rollover to the Plan and is attributable to designated Roth contributions, as described in Code Section 402A. Designated Roth Rollover Contributions do not include In-Plan Roth Rollover Contributions.

(u)

The term “Disabled” means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to be of long-continued and indefinite duration. A Participant shall be considered Disabled only if he meets the criteria specified in the Adoption Agreement.

(v)

A Participant’s “Domestic Partner” means the person with whom a Participant maintains a domestic partnership, as determined by the Administrator. The Administrator shall determine that a Participant maintains a domestic partnership with a person if all of the following requirements are met:

(1)

the Participant and the Participant’s partner (i) maintain an intimate, committed relationship of mutual caring, (ii) share the same principal residence, (iii) agree to be responsible for each other’s basic living expenses during the period of the relationship, and (iv) are not so closely related by blood that a legal marriage between them would otherwise be prohibited solely by reason of such blood relationship;

(2)	neither the Participant nor the Participant’s partner is married to a third party;

(3)	the Participant has filed written notice with the Administrator, which the Participant has not subsequently withdrawn or revoked, identifying the person as his or her Domestic Partner;

(4)

the Participant and the Participant’s partner have complied with all requirements, if any, imposed by the political subdivision in which they are resident, for recognition of domestic partner status (such as declaration or registration requirements, duration of relationship requirements, cohabitation requirements, requirements relating to conduct of financial or contractual obligations, etc.); and

(5)	the Participant’s partner does not deny his or her status as the Participant’s Domestic Partner or claim to be the domestic partner of, Spouse of, or subject to a civil union with any third person.

Any written statement provided by the Participant to the Administrator identifying an individual as his Domestic Partner, other than any such declaration that has subsequently been withdrawn, shall create a rebuttable presumption consistent with such declaration. The Administrator may rely on such presumption unless and until a claimant presents contrary evidence to the Administrator that the Administrator determines is clear and sufficient to rebut such presumption. The Administrator shall have no responsibility to inquire into the accuracy, veracity, or authenticity of any such declaration or to ascertain whether the Participant and the Participant’s partner have complied with all the requirements of the political subdivision in which they reside, it being the burden of any contrary claimant to disprove such compliance.

For those purposes specifically identified in the Plan, a Participant’s Domestic Partner shall be treated the same as a Participant’s Spouse.

(w)	An “EACA” means an automatic contribution arrangement that satisfies the requirements of Code Section 414(w)(3) to be an eligible automatic contribution arrangement.

(x)

The “Early Retirement Date” of an Employee means the date he satisfies the requirements specified by the Plan Sponsor in the Adoption Agreement, if any. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

(y)

The “Earned Income” of an individual means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the individual’s Employer to a qualified plan to the extent the contributions are deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).

(z)

The “Eligibility Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

(aa)

An “Eligible Employee” means any Covered Employee who has met the eligibility requirements of Article III to participate in the Plan. The term Eligible Employee also means any Employee who receives a failsafe allocation (even if such Employee was previously excluded from participating in the Plan or in a component of the Plan) and any Employee who receives an allocation pursuant to a corrective amendment adopted under Regulations Section 1.401(a)(4)-11(g). An otherwise excludable Employee means an Eligible Employee who has not, with respect to the Plan (or a component of the Plan), satisfied the statutory age and service requirements set forth in Code Section 410(a)(1)(A), and who has not reached his or her “hypothetical” entry date, which is the date that had the Plan (or component of the Plan) utilized the statutory age and service requirements under Code Section 410(a)(1)(A) as the eligibility requirements, an otherwise excludable Employee would hypothetically enter the Plan (or component) and would no longer be considered an otherwise excludable Employee. The Plan Administrator operationally may apply any testing election, including the designation of any hypothetical entry date, available under Regulations or other guidance issued by the Internal Revenue Service.

(bb)

An “Employee” means any common law employee of an Employer or a Related Employer; any Self- Employed Individual; any Leased Employee (as required under Code Section 414(n)); any individual treated as an employee of an Employer or a Related Employer under Code Section 414(o); any individual classified as an independent contractor if such individual is then or thereafter held to be a common law employee of the Employer for any other purpose by any governmental authority, including, without limitation, the Internal Revenue Service, the Department of Labor or a court of competent jurisdiction; any individual receiving military differential wage payments from the Employer; and any other individual considered an Employee of the Employer under Code Sections 3121(b) and (d).

(cc)	An “Employer” means any entity which has adopted the Plan to provide benefits to its Employees.

(dd)

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan on behalf of its Eligible Employees in accordance with the provisions of the Adoption Agreement and that an Eligible Employee may not elect instead to receive in cash.

(ee)

The “Employment Commencement Date” of an Employee means (i) the first date on which he completes an Hour of Service as defined in Section 2.2(a) or (ii) if the Employee incurs a Break in Eligibility Service or a Break in Vesting Service, as applicable, the first date following such Break in Eligibility Service or Break in Vesting Service on which he again completes an Hour of Service as defined in Section 2.2(a).

(ff)

An “Entry Date” means the date or dates specified for each contribution source in the Adoption Agreement as of which a Covered Employee becomes an Eligible Employee with respect to such contribution source.

(gg)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

(hh)

A “401(k) Contribution” means any amount contributed to the Plan on behalf of a Participant that the Participant could elect to receive in cash, but that the Participant elects, either affirmatively or if the Adoption Agreement includes an ACA and/or automatic escalation provision, pursuant to the ACA or automatic annual escalation provision, to have contributed to the Plan in accordance with the provisions of Article IV as either a Pre-Tax 401(k) Contribution or a Roth 401(k) Contribution.

(ii)

The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

(jj)

A “Highly Compensated Employee” or “HCE” means any Covered Employee who performs services for an Employer or any Related Employer during the Plan Year and who (i) was a 5% owner at any time during the Plan Year or the “look back year” or (ii) received “415 compensation” from the Employers and

Related Employers during the “look back year” in excess of the dollar amount in effect under Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for “look back years” beginning after December 31, 2011) and, if provided in the Adoption Agreement, was in the top paid group of employees for the “look back year”. A Covered Employee is in the top paid group of Employees if he is in the top 20% of Employees when ranked on the basis of compensation paid during the “look back year”. The $115,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of Employees in the top paid group, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder. Any Covered Employee who does not meet the definition of a Highly Compensated Employee will be considered a “non-Highly Compensated Employee” (or “NHCE”).

For purposes of this definition, the following terms have the following meanings:

(1)	An Employee’s “415 compensation” means his “415 compensation”, as defined in the Adoption Agreement.

(2)

The “look back year” means the 12-month period immediately preceding the applicable Plan Year for which the determination is being made, unless the Adoption Agreement provides that the “look back year” is the calendar year beginning within the 12-month period immediately preceding the applicable Plan Year for which the determination is being made.

(kk)	An “Hour of Service” with respect to an Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

(ll)

An “In-Plan Roth Rollover Contribution” means any Rollover Contribution of amounts held under the Plan made by a Participant pursuant to Code Section 402A(c)(4) and in accordance with the provisions of the Adoption Agreement.

(mm)

The “Investment Fiduciary” means the fiduciary responsible for investments under the Plan, including, if applicable, selection of the Investment Funds and direction of the Trustee. Unless otherwise specified in the Adoption Agreement, the Plan Sponsor shall be the Investment Fiduciary.

(nn)

An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

(oo)

A “Leased Employee” means any person (other than an “excludable leased employee”) who performs services for an Employer or a Related Employer (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any Leased Employee of the “recipient” who (a) is covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least 10% of , as defined in Code Section 415 and regulations issued thereunder, (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization”, or (b) performs substantially all of his services for the “leasing organization”, or (c) whose compensation from the “leasing organization” in each plan year during the 4- year period ending with the plan year is less than $1,000. Notwithstanding the foregoing, Leased Employees of the recipient shall only be considered “excludable leased employees” if Leased Employees do not constitute more than 20% of the “recipient’s” non-highly compensated work force. For purposes of this Section, contributions or benefits provided to a Leased Employee by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

(pp)

A “Mass Submitter” is a person, firm or organization meeting the requirements of section 4.04 and section 10 of Revenue Procedure 2017-41, as may be amended. Document Agility, Inc. is the Mass Submitter of this Pre-Approved Defined Contribution Plan, Basic Plan Document No. 15.

(qq)

A “Matching Contribution” means any Employer Contribution made to the Plan on account of a Participant’s 401(k) Contributions or After-Tax Contributions to the Plan, as provided in the Adoption Agreement, or, if provided in the Adoption Agreement, a Participant’s salary reduction contributions or employee after-tax contributions to a plan maintained by his Employer under Code Section 403(b) or Code Section 457(b). Matching Contributions include Regular Matching Contributions, Safe Harbor Matching Contributions, Additional Discretionary Matching Contributions, True-Up Matching Contributions, and Qualified Matching Contributions.

(rr)

A “Maternity/Paternity Absence” means a person’s absence from employment with an Employer or a Related Employer because of the person’s pregnancy, the birth of the person’s child, the placement of a child with the person in connection with the person’s adoption of the child, or the caring for the person’s child immediately following the child’s birth or adoption. A person’s absence from employment will not be considered a Maternity/Paternity Absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

(ss)

A “Nonelective Contribution” means any Employer Contribution made to the Plan as provided in the Adoption Agreement that is not contingent upon a Participant’s “elective contributions” or “employee contributions”, as those terms are defined in Section 7.1. Nonelective Contributions include Standard Nonelective Contributions including contributions required under a money purchase pension plan and Additional Discretionary Nonelective Contributions. Nonelective Contributions do not include the following:

(1)	Safe Harbor Nonelective Contributions

(2)	Qualified Nonelective Contributions

(tt)

A “Non-QACA Safe Harbor Matching Contribution” means any Matching Contribution designated as such in the Adoption Agreement and made to the Plan as provided in Article VI that meets the requirements of Code Section 401(k)(12)(B).

(uu)

A “Non-QACA Safe Harbor Nonelective Contribution” means any Employer Contribution designated as such in the Adoption Agreement and made to the Plan as provided in Article VI that meets the requirements of Code Section 401(k)(12)(C).

(vv)

The “Normal Retirement Age” of an Employee means the date he satisfies the requirements specified in the Adoption Agreement. In a money purchase pension plan, a plan’s Normal Retirement Age cannot be earlier than what is reasonably representative of the typical retirement age for the industry in which the Participants work. A Normal Retirement Age of 62 or older is deemed to satisfy this requirement. A Normal Retirement Age under age 55 is presumed to not satisfy this requirement unless the Service determines that the facts and circumstances show otherwise. Whether a Normal Retirement Age between ages 55 and 62 satisfies this requirement depends on facts and circumstances.

(ww)	The “Normal Retirement Date” of an Employee means the Employee’s Normal Retirement Age, unless otherwise specified in the Adoption Agreement.

(xx)

The term “Opinion Letter” means a non-transferrable written statement issued by the Internal Revenue Service (IRS) to a Provider or Mass Submitter as to the qualification in form of a plan under Code Section 401, Section 403(a) or both Section 401 and Section 4975(e)(7). Opinion Letters do not constitute rulings or determinations as to the exempt status of related trusts or custodial accounts under Code Section 501(a) or Title I issues administered by the Department of Labor (DOL). Plan Sponsors may generally rely on the Plan’s Opinion Letter as evidence that the Plan is qualified under Code Section 401 only to the extent provided in Revenue Procedure 2017-41 and provided such Employer has not amended the Plan other than to choose options provided under the Plan or to make amendments as permitted. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion letter issued with respect to the Plan and in Revenue Procedure 2017-41, as may be amended.

(yy)	A “Participant” means any person who has satisfied the requirements of Article III to become an Eligible Employee and/or who has an Account in the Trust.

(zz)	The “Plan” means the plan established by an adopting Employer in the form of this Pre-Approved Defined Contribution Plan by execution of an Adoption Agreement, as in effect from time to time.

(aaa)	The “Plan Sponsor” means the entity that sponsors the Plan, as identified in the Adoption Agreement.

(bbb)	A “Plan Year” means the period designated in the Adoption Agreement.

(ccc)	A “Pre-Approved Defined Contribution Plan” means a plan, the form of which is the subject of a favorable Opinion Letter from the Internal Revenue Service.

(ddd)

A “Prevailing Wage Law Contribution” means any contribution an Employer is required to make to the Plan pursuant to a Prevailing Wage Law. In certain cases, service performed under a public contract subject to the Davis-Bacon Act or to any other federal, state, or municipal Prevailing Wage Law, may not be subject to a minimum service or minimum age requirement in order for an eligible Employee to receive a Prevailing Wage Law Contribution. Prevailing Wage Law Contributions made to the Plan must be made regardless of net profits.

(eee)

A “Prevailing Wage Law” means any federal, state, or municipal prevailing wage law or the Davis Bacon Act, as amended, 40 U.S.C.A., sections 3141-3144, 3146, and 3147 (2002) that requires the Employer to pay its Employees working on public contracts at wage rates not less than those determined pursuant to that statute or ordinance to be the prevailing wages for comparable classes of workers in the geographical area where that contract is performed.

(fff)

A “Predecessor Employer” means any company that is a predecessor organization to an Employer under the Code. Unless otherwise provided in the Adoption Agreement, a predecessor organization shall be treated as a Predecessor Employer under the Plan only if the Employer maintains a plan of such predecessor organization. In addition, a Predecessor Employer includes the employers listed in the Adoption Agreement, if any, for the purposes specified in the Adoption Agreement.

(ggg)

A “Pre-Tax 401(k) Contribution” means any 401(k) Contribution made to the Plan on behalf of a Participant that is not includable in the Participant’s taxable gross income, pursuant to Code Section 401(k), until distributed from the Plan.

(hhh)

A “Prior Matching Contribution” means any contribution made by a Participant’s employer on account of the Participant’s “elective contributions” or “employee contributions”, as those terms are defined in Section 7.1, either (i) to the Plan pursuant to provisions of the Plan that are no longer in effect or (ii) to another plan and that was transferred directly to the Plan from such other plan (in connection with a spinoff or plan merger). Prior Matching Contributions do not include Prior Safe Harbor Contributions.

(iii)

A “Prior Money Purchase Pension Plan Contribution” means any contribution made by a Participant’s employer either (i) to the Plan while it was qualified as a money purchase pension plan or (ii) to another plan that was qualified as a money purchase pension plan and that was transferred directly to the Plan from such other plan (in connection with a spinoff or plan merger).

(jjj)

A “Prior Nonelective Contribution” means any contribution made by a Participant’s employer that was not contingent upon the Participant’s “elective contributions” or “employee contributions”, as those terms are defined in Section 7.1, and that was made either (i) to the Plan pursuant to provisions of the Plan that are no longer in effect or (ii) to another plan and that was transferred directly to the Plan from such other plan (in connection with a spinoff or plan merger).

(kkk)

A “Prior Safe Harbor Contribution” means any Safe Harbor Matching Contribution or Safe Harbor Nonelective Contribution that was made either (i) to the Plan pursuant to provisions of the Plan that are no longer in effect or (ii) to another plan and that was transferred directly to the Plan from such other plan (in connection with a spinoff or plan merger).

(lll)

The term “Profits” means the current and accumulated net earnings of an Employer for any Plan Year or Contribution Period, as applicable, as determined by the Employer in accordance with the accounting procedures and principles customarily used in the preparation of its annual statement, consistently applied; provided, however, that the determination of the current and accumulated net earnings of the Employer shall be made before taking into account any of the following:

(1)	any gains or losses resulting from the sale or exchange of capital assets or depreciable property;

(2)	Federal, state, and municipal income taxes, excess profit taxes, and any other taxes imposed upon income and profits; and

(3)	contributions under this Plan or any other plan of deferred compensation for Employees of the Employer.

(mmm)

The term “Provider” means any entity (including, if applicable, a Mass Submitter) that (1) has an established place of business in the United States where it is accessible during every business day, and (2) represents to the IRS in its application for an Opinion Letter that it has at least 15 employer-clients, each of which is reasonable expected to adopt the same Pre-Approved Defined Contribution Plan of the Provider. By submitting an application for Opinion Letter for a Pre-Approved Defined Contribution Plan, the Provider agrees to comply with any requirements imposed by Revenue Procedure 2017-41, as may be amended, with the understanding that failure to comply may result in the loss of eligibility to offer such Pre-Approved Defined Contribution Plan and the revocation of the Opinion Letter that has been issued to the Provider.

(nnn)	A “QACA” means an automatic contribution arrangement that satisfies the requirements of Code Section 401(k)(13) to be a qualified automatic contribution arrangement.

(ooo)

A “QACA Safe Harbor Matching Contribution” means any Matching Contribution designated as such in the Adoption Agreement and made to the Plan as provided in Article VI that meets the requirements of Code Section 401(k)(13)(D).

(ppp)

A “QACA Safe Harbor Nonelective Contribution” means any Employer Contribution designated as such in the Adoption Agreement and made to the Plan as provided in Article VI that meets the requirements of Code Section 401(k)(13)(D).

(qqq)

A “Qualified Joint and Survivor Annuity” means an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Code Section 401(a)(11), that is payable (i) for the life of a Participant, if the Participant is not married, or (ii) for the life of a Participant with a survivor annuity payable for the life of the Participant’s Spouse that is equal to at least 50%, but not more than 100%, of the amount of the annuity payable during the joint lives of the Participant and his Spouse, if the Participant is married. No survivor annuity shall be payable to the Participant’s Spouse under a Qualified Joint and Survivor Annuity if such Spouse is not the same Spouse to whom the Participant was married on his Benefit Payment Date.

(rrr)

A “Qualified Longevity Annuity Contract” or “QLAC” means an annuity contract purchased from an insurance company on or after July 2, 2014 for the benefit of an Employee under the Plan, stating its intent to be a QLAC and otherwise meeting all of the requirements of Regulation Section 1.401(a)(9)-6. If on or after July 2, 2014, an existing contract is exchanged for a contract that satisfies the requirements of the Regulations, the new contract will be treated as purchased on the date of the exchange and the fair market value of the contract that is exchanged for a QLAC will be treated as a premium paid with respect to the QLAC. The Regulations provide that to be a QLAC, an annuity contract must meet the following conditions:

(1)	premiums for the contract satisfy the requirements of paragraph (b) of Regulations Section 1.401(a)(9)-6, Q&A-17;

(2)

the contract provides that distributions under the contract must commence no later than a specified annuity starting date that is no later than the first day of the month next after the Employee’s 85th birthday;

(3)

the contract provides that, after distributions under the contract commence, those distributions must satisfy the requirements of Regulations Section 1.401(a)(9)-6 (other than the requirement that annuity payments commence on or before the Required Beginning Date);

(4)	the contract does not make available any commutation benefit, cash surrender right, or other similar feature;

(5)	no benefits are provided under the contract after the death of the Employee other than the benefits described in paragraph (c) of Regulations Section 1.401(a)(9)-6, Q&A-17;

(6)	when the contract is issued, the contract (or a rider or endorsement with respect to that contract) states that the contract is intended to be a QLAC; and

(7)

the contract is not a variable contract under Code Section 817, an indexed contract, or a similar contract, except to the extent provided by the Commissioner in revenue rulings, notices, or other guidance.

(sss)

A “Qualified Matching Contribution” means any Matching Contribution made to this Plan, or any other defined contribution plan sponsored by the Employer, that may be used to satisfy the ADP Test, the ACP Test or the Top-Heavy minimum allocation requirement, and that is subject to the distribution and nonforfeitability requirements of Code Section 401(k) when allocated to Participants’ Accounts in the Plan. If elected in the Adoption Agreement, the Employer may elect to treat all or any portion of a Matching Contribution as a Qualified Matching Contribution.

(ttt)

A “Qualified Nonelective Contribution” means any Employer Contribution made to this Plan, or any other defined contribution plan sponsored by the Employer, that may be used to satisfy the ADP Test, the ACP Test or the Top-Heavy minimum allocation requirement, and that is subject to the distribution and nonforfeitability requirements of Code Section 401(k) when allocated to Participants’ Accounts in the Plan. If elected in the Adoption Agreement, the Employer may elect to treat all or any portion of a Nonelective Contribution as a Qualified Nonelective Contribution.

(uuu)

A “Qualified Optional Survivor Annuity” means a Qualified Joint and Survivor Annuity other than the “automatic annuity form” described in Section 16.5(a) that provides a survivor annuity to the Participant’s surviving Spouse equal to the following percentage of the amount being paid to the Participant: (a) if the “automatic annuity form” designated in the Adoption Agreement provides a survivor annuity that is less than 75% of the amount payable to the Participant, the Qualified Optional Survivor Annuity shall provide a survivor annuity equal to 75% of the amount payable to the Participant; or (b) if the “automatic annuity form” designated in the Adoption Agreement provides a survivor annuity that is 75% or more of the amount payable to the Participant, the Qualified Optional Survivor Annuity shall provide a survivor annuity equal to 50% of the amount payable to the Participant.

(vvv)	A “Qualified Preretirement Survivor Annuity” means an annuity payable for the life of a Participant’s surviving Spouse if the Participant dies prior to his Benefit Payment Date.

(www)

A “Qualified Voluntary Employee Contribution (QVEC)” means any voluntary, deductible employee contribution made by a Participant prior to January 1, 1987 in accordance with provisions of the Code that are no longer in effect.

(xxx)	A “Regular Matching Contribution” means any Matching Contribution made to the Plan at the rate specified in the Adoption Agreement, other than the following:

(1)	an Additional Discretionary Matching Contribution.

(2)	a True-Up Matching Contribution.

(3)	a Safe Harbor Matching Contribution.

(4)	a Qualified Matching Contribution.

(yyy)

A “Related Employer” means any corporation or business that would be aggregated with an Employer for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades or businesses under common control under Code Section 414(c) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o).

(zzz)	A Participant’s “Required Beginning Date” means the following:

(1)	If elected in the Adoption Agreement, Required Beginning Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(2)	If elected in the Adoption Agreement, Required Beginning Date means the following:

(A)	for a Participant who is not a “5% owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) Settlement Date

(B)	for a Participant who is a “5% owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a “5% owner” if he is a 5% owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a “5% owner” hereunder shall not be re-determined if the Participant ceases to be a 5% owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

(aaaa)	A “Rollover Contribution” means any rollover contribution made to the Plan by an individual, as may be permitted under the Adoption Agreement.

(bbbb)

A “Roth 401(k) Contribution” means any 401(k) Contribution made on behalf of a Participant for a Plan Year beginning after December 31, 2005, that is irrevocably designated as being made pursuant to, and is intended to comply with, Code Section 402A. Roth 401(k) Contributions are includable in a Participant’s taxable gross income for the year in which they are contributed to the Plan.

(cccc)	The term “Safe Harbor Contribution” includes Safe Harbor Matching Contributions, Safe Harbor Nonelective Contributions, and Prior Safe Harbor Contributions.

(dddd)

A “Safe Harbor Matching Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is either a Non-QACA Safe Harbor Matching Contribution or a QACA Safe Harbor Matching Contribution.

(eeee)

A “Safe Harbor Nonelective Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is either a Non-QACA Safe Harbor Nonelective Contribution or a QACA Safe Harbor Nonelective Contribution.

(ffff)

A “Self-Employed Individual” means any individual who has Earned Income for the taxable year from the trade or business with respect to which the Plan is established or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

(gggg)	The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.

(hhhh)

The “Severance Date” of an Employee means the earlier of (i) the date on which he retires, dies, or his employment with all Employers and Related Employers is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with all Employers and Related Employers for any other reason; provided, however, that the following special rules shall apply:

(1)

If the Employee terminates employment with or is absent from work with all Employers and Related Employers on account of service with the armed forces of the United States, he shall not incur a Severance Date if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer or a Related Employer within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his Severance Date shall be the earlier of (i) the date which is one year after his absence commenced or (ii) the last day of the period during which he retains such reemployment rights.

(2)

If the Employee is on a Maternity/Paternity Absence beyond the first anniversary of the first day of such absence, he shall not incur a Severance Date if he returns to employment before the second anniversary of the first day of such absence but, if he does not return within such period, his Severance Date shall be the second anniversary of the first date of such Maternity/Paternity Absence. Unless otherwise provided in the Adoption Agreement, the provisions of this paragraph shall apply solely for purposes of preventing a Break in Eligibility Service or a Break in Vesting Service.

(3)

If provided in the Adoption Agreement, if the Employee is on a paid leave of absence beyond the first anniversary of the first day of such absence, he shall not incur a Severance Date if he returns to employment before the second anniversary of the first day of such absence but, if he does not return within such period, his Severance Date shall be the first anniversary of the first date of such paid leave of absence.

(iiii)	A “Single Life Annuity” means an annuity payable for the life of a Participant.

(jjjj)

A Participant’s “Spouse” means the person to whom the Participant is legally married under the laws of the state or country in which the marriage originated, even if such marriage is not recognized under the laws of the state or country in which the Participant resides. Effective June 26, 2013, the term Spouse will apply with respect to a Participant who is married to an individual of the same sex. Additionally, a Plan will not be treated as failing to meet the requirements of Code Section 401(a) merely because it did not recognize the same-sex spouse of a Participant as a Spouse before June 26, 2013 or prior to September 16, 2013, if it only recognized the same-sex Spouse of a Participant domiciled in a state that recognized same-sex marriages. However, effective September 13, 2013, a marriage of same-sex individuals must be recognized if it was validly entered into in a state whose laws authorize the marriage even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages.

(kkkk)	A “Standard Nonelective Contribution” means a Nonelective Contribution made in accordance with the provisions of Section 6.2.

(llll)	A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account that is maintained as provided in Article VIII.

(mmmm)	A “Transfer Contribution” means any amount transferred to the Plan on an Employee’s behalf directly from another qualified plan pursuant to a trust to trust transfer as provided in Section 21.18.

(nnnn)

A “True-Up Matching Contribution” means any Matching Contribution made to the Plan for a Plan Year that when aggregated with the Regular Matching Contributions made on a Participant’s behalf for the Plan Year will provide Matching Contributions at the maximum rate specified in the Plan taking into account the Participant’s contributions for the full Plan Year that are eligible for match and his Compensation for the full Plan Year.

(oooo)	The “Trust” means the trust, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

(pppp)

The “Trust Agreement” means any separate agreement or agreements entered into between the Plan Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing an annuity or insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401. All provisions of the Trust Agreement must be applicable to all adopting Employers of that trust. The Trust Agreement must be in a document separate from this Plan.

(qqqq)

The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement. The Plan Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

(rrrr)	A “Trust Fund” means any fund maintained under the Trust by the Trustee.

(ssss)

A “Valuation Date” means the date or dates designated for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts thereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account. A Valuation Date must occur on the last day of the Plan Year. However, the Administrator may value the General Fund or any Investment Fund more frequently, including, but not limited to, semi-annually, quarterly, monthly, or each day a stock exchange under the Plan is open for business.

(tttt)

The “Vesting Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under Article VI.

1.2	Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine or gender neutral where applicable (and vice versa), the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

SERVICE

2.1	Special Definitions

For purposes of this Article, the following terms have the following meanings.

(a)

If the Adoption Agreement provides for elapsed time crediting for either Vesting or Eligibility Service, the “continuous service” of an Employee means the continuous service credited to him in accordance with the provisions of this Article.

(b)

If the Adoption Agreement provides for Hours of Service crediting for Eligibility Service, an “eligibility computation period” means (i) the 12-consecutive month period beginning on his Employment Commencement Date, and (ii) either each 12-consecutive month period beginning on an anniversary of such date or, if provided in the Adoption Agreement, each Plan Year beginning after such date; provided, however, that if an Employee’s Employment Commencement Date is prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

If provided in the Adoption Agreement, if an Employee returns to active employment after a Break in Eligibility Service and if he had previously completed sufficient Hours of Service during a prior “eligibility computation period” to prevent a Break in Eligibility Service, his initial “eligibility computation period” for purposes of determining his years of Eligibility Service following such return shall begin on his Employment Commencement Date following the Break in Eligibility Service. Subsequent “eligibility computation periods” shall be based on anniversaries of such Employment Commencement Date or, if provided in the Adoption Agreement, Plan Years beginning after such date.

(c)	If the Adoption Agreement provides for Hours of Service crediting for Vesting Service, a “vesting computation period” means the 12-month period specified in the Adoption Agreement.

2.2	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service for:

(a)

Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Employer during the applicable computation period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b)

Subject to the provisions of Section 2.4, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)

Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Employer during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Employer within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Employer; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.4.

(e)

If the Adoption Agreement provides for Hours of Service crediting for Eligibility or Vesting Service, solely for purposes of determining whether an Employee who is on a Maternity/Paternity Absence has incurred a Break in Eligibility Service or a Break in Vesting Service for a computation period, Hours of Service shall include those hours with which such person would otherwise have been credited but for such Maternity/Paternity Absence, or shall include 8 Hours of Service for each day of Maternity/Paternity Absence if the actual hours to be credited cannot be determined; except that not more than the minimum number of hours required to prevent a Break in Eligibility Service or a Break in Vesting Service shall be credited by reason of any Maternity/Paternity Absence; provided, however, that any hours included as Hours of Service pursuant to this paragraph shall be credited to the computation period in which the absence from employment begins, if such person otherwise would incur a Break in Eligibility Service or a Break in Vesting Service in such computation period, or, in any other case, to the immediately following computation period.

(f)

If the Adoption Agreement provides for Hours of Service crediting for Eligibility or Vesting Service, solely for purposes of determining whether he has incurred a Break in Eligibility Service or a Break in Vesting Service, each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Employer during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer or a Related Employer following such leave.

Except as otherwise specifically provided with respect to Predecessor Employers or as otherwise provided in the Adoption Agreement, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Employer.

2.3	Hours of Service Equivalencies

Notwithstanding any other provision of the Plan to the contrary, if an Employer does not maintain records that accurately reflect actual hours of service with respect to an Employee, the Employer shall credit Hours of Service in accordance with one of the equivalencies described in this Section. In addition, the Administrator may prescribe rules crediting Hours of Service in accordance with one of the equivalencies described in this Section either for all Employees or for Employees in one or more different classifications (provided such classifications are reasonable and determinable). Hours of Service shall be credited hereunder in a consistent and nondiscriminatory manner.

In accordance with this Section, an Employee may be credited with:

(a)	10 Hours of Service for each day on which he performs an Hour of Service;

(b)	45 Hours of Service for each week in which he performs an Hour of Service;

(c)	95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service; or

(d)	190 Hours of Service for each month in which he performs an Hour of Service.

2.4	Limitations on Crediting of Hours of Service

In applying the provisions of Section 2.2(b), the following shall apply:

(a)

An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

(c)

A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Employer (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d)

Except as otherwise provided in the Adoption Agreement, no more than 501 Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period), unless no duties are performed due to service with the armed forces of the United States for which the person retains reemployment rights as provided in Section 2.2(c).

2.5	Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to computation periods, are hereby incorporated into the Plan by reference.

2.6	Crediting of “Continuous Service”

A person shall be credited with “continuous service” for the aggregate of the periods of time between his Employment Commencement Date and the Severance Date that next follows such Employment Commencement Date; provided, however, that if an Employee’s Severance Date occurs and such Employee has an Employment Commencement Date within the 12-consecutive month period following the earlier of the first date of his absence or his Severance Date, he shall be credited with “continuous service” for the period between his Severance Date and such Employment Commencement Date.

2.7	Crediting Eligibility Service

Eligibility Service shall be credited as provided below:

(a)

If the Adoption Agreement provides for Hours of Service crediting for Eligibility Service, an Employee shall be credited with a year of Eligibility Service for each “eligibility computation period” in which he completes at least 1,000 Hours of Service, or such other number of Hours of Service provided in the Adoption Agreement. If the Adoption Agreement provides that the “ eligibility computation period” changes to the Plan Year, an Employee who is credited with 1,000 Hours of Service (or such other number of Hours of Service specified in the Adoption Agreement) in both the initial “eligibility computation period” and the first Plan Year that commences prior to the first anniversary of the Employee’s initial “eligibility computation period” shall be credited with 2 years of Eligibility Service.

(b)

If the Adoption Agreement provides for elapsed time crediting for Eligibility Service, an Employee shall be credited with Eligibility Service equal to his “continuous service”. If provided in the Adoption Agreement, Eligibility Service shall be computed to the nearest 1/12th of a year treating each calendar month or portion of a calendar month in which an Employee is credited with “continuous service” as 1/12th year of Eligibility Service.

(c)

Notwithstanding the provisions of paragraph (a) or (b), as applicable, to the extent provided in the Adoption Agreement, if an Employee incurs a Break in Eligibility Service, Eligibility Service completed by the Employee prior to such Break in Eligibility Service, shall be disregarded.

2.8	Crediting Vesting Service

Vesting Service shall be credited as provided below:

(a)

If the Adoption Agreement provides for Hours of Service crediting for Vesting Service, an Employee shall be credited with a year of Vesting Service for each “vesting computation period” during which he completes at least 1,000 Hours of Service, or such other number of Hours of Service specified in the Adoption Agreement.

(b)

If the Adoption Agreement provides for elapsed time crediting for Eligibility Service, an Employee shall be credited with Vesting Service equal to his “continuous service”. If provided in the Adoption Agreement, Vesting Service shall be computed to the nearest 1/12th of a year treating each calendar month or portion of a calendar month in which an Employee is credited with “continuous service” as 1/12th year of Vesting Service.

(c)	Notwithstanding the provisions of paragraph (a) or (b), as applicable, if provided in the Adoption Agreement, the following service shall be disregarded in determining an Employee’s Vesting Service:

(1)	Service completed by the Employee prior to the original effective date of the Plan.

(2)	Service completed by the Employee prior to his attainment of age 18.

(3)	To the extent provided in the Adoption Agreement, service completed by an Employee prior to a Break in Vesting Service.

2.9	Exclusion of Vesting Service Completed Following a Break for Determining Vested Interest in Prior Accrued Benefit

Notwithstanding any other provision of the Plan to the contrary, if provided in the Adoption Agreement, Vesting Service completed by an Employee after a Break in Vesting Service shall not be included in determining his vested interest in his Account attributable to employment prior to such Break in Vesting Service if the number of his consecutive Breaks in Vesting Service is 5 or more.

2.10	Crediting of Hours of Service with Respect to Short Computation Periods

The following provisions shall apply with respect to crediting Hours of Service with respect to any short computation period:

(a)	For purposes of this Article, the following terms have the following meanings:

(1)	An “old computation period” means any computation period that ends immediately prior to a change in the computation period.

(2)	A “short computation period” means any computation period of fewer than 12 consecutive months.

(b)

Notwithstanding any other provision of the Plan to the contrary, no person shall incur a Break in Eligibility Service or a Break in Vesting Service for a “short computation period” solely because of such “short computation period”.

(c)

For purposes of determining the years of Eligibility Service to be credited to an Employee, an “eligibility computation period” shall not include the “short computation period”, but shall include the 12-consecutive month period ending on the last day of the “short computation period” and the 12-consecutive month period ending on the first anniversary of the last day of the “old computation period”; provided, however, that no more than one year of Eligibility Service shall be credited to an Employee with respect to such periods.

(d)

For purposes of determining the years of Vesting Service to be credited to an Employee, a “vesting computation period” shall not include the “short computation period”, but if an Employee completes at least the number of Hours of Service required under the Adoption Agreement for a year of Vesting Service in the 12-consecutive month period beginning on the first day of the “short computation period”, such Employee shall be credited with a year of Vesting Service for such 12-consecutive month period.

2.11	Change of Service Crediting Method

Notwithstanding any other provision of the Plan to the contrary, if an amendment to the Plan or a transfer of employment from employment covered under another qualified plan maintained by an Employer or a Related Employer results in a change in the method of crediting Eligibility and/or Vesting Service from the Hours of Service method to the elapsed time method or vice versa, Eligibility and/or Vesting Service shall be credited to an affected Employee in accordance with Treasury Regulations Section 1.410(a)-7(f)(1).

ARTICLE III

ELIGIBILITY

3.1	Eligibility

If this is an amendment and restatement of the Plan, each Covered Employee who was an Eligible Employee with respect to a particular contribution source immediately prior to the effective date of the restatement shall continue to be an Eligible Employee with respect to such contribution source on such effective date. Otherwise, a Covered Employee shall become an Eligible Employee with respect to a particular contribution source as of the applicable Entry Date, as provided in the Adoption Agreement, upon satisfying the requirements in the Adoption Agreement, if any. In certain cases, service performed under a public contract subject to the Davis-Bacon Act or to any other federal, state, or municipal Prevailing Wage Law, may not be subject to a minimum service or minimum age requirement for an Eligible Employee to receive a Prevailing Wage Contribution.

3.2	Transfers of Employment

If an Employee is transferred directly from employment with an Employer or with a Related Employer in a capacity other than as a Covered Employee to employment as a Covered Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had been a Covered Employee for his entire period of employment with the Employer or Related Employer.

3.3	Reemployment

If a person who terminated employment with an Employer and all Related Employers is reemployed as a Covered Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed, unless the Plan applies an Eligibility Service requirement and the Covered Employee’s prior Eligibility Service is disregarded under the provisions of the Adoption Agreement. Otherwise, the Covered Employee’s eligibility to participate shall be determined in accordance with Section 3.1.

If such person was not an Eligible Employee prior to his termination of employment, but had satisfied the requirements of Section 3.1 prior to such termination, he shall become an Eligible Employee as of the later of (1) the date he is reemployed or (2) the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had continued employment as a Covered Employee, unless the Plan applies an Eligibility Service requirement and the Covered Employee’s prior Eligibility Service is disregarded under the provisions of the Adoption Agreement. If the Covered Employee’s prior Eligibility Service is disregarded under the Adoption Agreement solely because the Covered Employee has not completed a year of Eligibility Service upon reemployment, upon completion of such year of Eligibility Service the Covered Employee shall participate retroactively to the date described in clause (1) or (2) above, as applicable. Otherwise, the Covered Employee’s eligibility to participate shall be determined in accordance with Section 3.1.

In any other case, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4	Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Covered Employees becoming Eligible Employees as of any date.

3.5	Effect and Duration

Upon becoming an Eligible Employee with respect to a contribution source, a Covered Employee shall be entitled to make or receive contributions with respect to such source, provided with respect to Employer Contributions, that he meets any applicable requirements therefor. Eligible Employees shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee only so long as he continues employment as a Covered Employee.

3.6	Waiver of Participation

If elected in the Adoption Agreement, an Employee who is in an eligible class of Employees as set forth in Section 3.1 may elect to waive participation in the Plan in accordance with the following provisions:

(a)

An Employee may make a one-time irrevocable election to waive participation in the Plan. However, the Administrator may in its sole discretion elect not to grant a waiver to one or more Eligible Employees if the Eligible Employee is not an HCE and is not likely to become an HCE and if the Administrator determines that such waiver may cause the Plan for any Plan Year to fail to satisfy one of the tests in Code Section 410(b)(1)(A) or Code Sections 410(b)(1)(B) and (C). The Employee’s election to waive participation in the Plan must be in writing and must be delivered to the Administrator on or before the date the Employee first becomes eligible to participate in any plan of the Employer. Notwithstanding the foregoing however, once an Employee has become a Participant in the Plan, no waiver can be made. If this is an amendment and restatement of this Plan and a waiver of participation is not elected in the Adoption Agreement, all prior irrevocable waivers will remain in effect after the adoption date of such amendment and restatement.

(b)	The Administrator will furnish any form required to make an election under this Section, which may include the requirement for consent by the Employee’s Spouse.

ARTICLE IV

401(K) CONTRIBUTIONS

4.1	401(k) Contributions

If provided in the Adoption Agreement, effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have 401(k) Contributions made each payroll period on his behalf by his Employer as provided in the Adoption Agreement. An Eligible Employee’s election shall include his authorization for his Employer to reduce his Compensation and make 401(k) Contributions on his behalf each payroll period. The amount to be withheld from an Eligible Employee’s Compensation as 401(k) Contributions shall be a specified dollar amount or percentage of Compensation, as permitted under rules prescribed by the Administrator, not to exceed the maximum contribution amount specified in the Adoption Agreement. Unless an Eligible Employee is subject to an ACA, if the Eligible Employee does not make a timely election to have 401(k) Contributions made to the Plan as of the first Entry Date he becomes eligible to participate, he shall be deemed to have elected a 0% reduction and may only change such deemed election pursuant to the provisions of this Article for amending reduction authorizations.

401(k) Contributions on behalf of an Eligible Employee shall commence as of the date specified in the Adoption Agreement; provided, however, that in no event shall an Eligible Employee’s salary reduction authorization become effective earlier than the later of (a) the effective date of the provisions permitting 401(k) Contributions or (b) the date such provisions are adopted. Under no circumstances may a salary reduction authorization be adopted retroactively. 401(k) Contributions will constitute a payroll deduction authorization for purposes of applicable state law.

4.2	Roth 401(k) Contributions

If provided in the Adoption Agreement, an Eligible Employee may designate, in accordance with rules prescribed by the Administrator, that a portion or all (as permitted by the Administrator) of his 401(k) Contributions be treated as Roth 401(k) Contributions. Any such designation must be made before the Compensation to which the Participant’s 401(k) Contribution relates becomes available to the Eligible Employee and shall remain in effect until the Eligible Employee amends his election as prescribed in this Article. Except as provided in the Adoption Agreement with respect to Eligible Employee subject to an ACA, if an Eligible Employee does not affirmatively designate that his 401(k) Contributions are to be treated as Roth 401(k) Contributions, his 401(k) Contributions shall be treated as Pre-Tax 401(k) Contributions.

Any Roth 401(k) Contributions made to the Plan on behalf of a Participant shall be allocated to a separate Sub-Account maintained with respect to such contributions. The Administrator shall maintain a record of the portion of a Participant’s Roth 401(k) Contributions Sub-Account that is not taxable upon distribution from the Plan. Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant’s Roth 401(k) Contributions Sub-Account and his other Sub-Accounts under the Plan. No amounts other than Roth 401(k) Contributions and properly attributable earnings shall be credited to a Participant’s Roth 401(k) Contributions Sub-Account. Notwithstanding the foregoing, Designated Roth Rollover Contributions and In-Plan Roth Rollover Contributions may be allocated to a Participant’s Roth 401(k) Contributions Sub-Account.

Notwithstanding any other provision of the Plan to the contrary, any distribution from a Participant’s Roth 401(k) Contributions Sub-Account made after the Participant’s 5-taxable-year period of participation, as described in Code Section 402A(d)(2)(B), that is a qualified distribution under Code Section 402A(d)(2)(A), shall not be taxable to the Participant or his Beneficiary. Except as otherwise provided in Section 5.11, the Participant’s 5-taxable-year period of participation shall begin on January 1 of the taxable year in which the Participant first makes a Roth 401(k) Contribution to the Plan that is not distributed as an “excess deferral” or “excess contribution” (as those terms are defined in Sections 7.1(l) and 7.1(k), respectively) and is not returned as a permissible withdrawal in accordance with the provisions of Code Section 414(w).

4.3	Special Bonus/Commissions Election

If provided in the Adoption Agreement, an Eligible Employee may authorize a special reduction in that portion of his Compensation that is attributable to any Employer paid cash bonuses made for the Plan Year and/or his commissions. Any such election is subject to the limits specified in the Adoption Agreement. The Employer may designate the bonuses for which the special reduction authorization is available; provided, however, that such designation shall be made on a uniform and non-discriminatory basis.

Notwithstanding any other provision of the Plan to the contrary, if a person is no longer a Covered Employee on the date a bonus or commission would otherwise be paid, no 401(k) Contribution with respect to such bonus or commission shall be made on his behalf, and the person shall receive payment of his full bonus or commission, if any.

4.4	True-Up 401(k) Contributions

If provided in the Adoption Agreement, an Eligible Employee whose 401(k) Contributions for the Plan Year will be less than the maximum allowed under the Adoption Agreement for the full Plan Year may authorize a special reduction in his Compensation for those payroll periods designated by the Employer (in a uniform and non-discriminatory manner) in an amount up to 100% of his Compensation for such payroll periods, provided that the Eligible Employee’s total 401(k) Contributions for the Plan Year do not exceed the maximum allowed under the Adoption Agreement for the full Plan Year.

4.5	Combined Limit on 401(k) and After-Tax Contributions

If provided in the Adoption Agreement, in no event may the 401(k) Contributions made on behalf of an Eligible Employee for the Plan Year, when combined with the After-Tax Contributions made by the Eligible Employee for the Plan Year, exceed the percentage specified in the Adoption Agreement of the Eligible Employee’s Compensation for the Plan Year.

4.6	Catch-Up 401(k) Contributions

If provided in the Adoption Agreement, an Eligible Employee who is or will be age 50 or older by the end of the taxable year may make Catch-Up 401(k) Contributions to the Plan in excess of the limits otherwise applicable to 401(k) Contributions under the Plan, but not in excess of (i) the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year ($5,500 for 2012) or (ii) the contribution limit prescribed in the Adoption Agreement, if any, provided that such contribution limit allows the Eligible Employee to make 401(k) Contributions of not less than 75% of such Eligible Employee’s Compensation. Otherwise applicable limits that do not apply to Catch-Up 401(k) Contributions include: (1) except as provided in clause (ii) above, the contribution limitation described in the Adoption Agreement; (2) the dollar limitation on 401(k) Contributions under Code Section 402(g), described in Section 7.2; (3) the limitations on “annual additions” in effect under Code Section 415, described in Section 7.15; and (4) the limitation on 401(k) Contributions for Highly Compensated Employees under Code Section 401(k)(3), described in Section 7.4.

If the percentage of Compensation limit described in the Adoption Agreement or the administrative limit described in Section 7.4, as applicable, changes during the Plan Year, for purposes of determining Catch-Up 401(k) Contributions for the Plan Year in which the change occurs, the limit shall be determined under one of the following methods, as determined by the Administrator:

(a)	The limit shall be the sum of the dollar amounts of the limits applicable to the Eligible Employee for each portion of the Plan Year.

(b)	The limit shall be the product of the Eligible Employee’s Compensation for the Plan Year multiplied by the time-weighted average of the percentage limits.

(c)	The limit shall be the product of the Eligible Employee’s “test compensation”, as defined in Section 7.1(r), multiplied by the time-weighted averages of the percentage limits.

4.7	Amendments to Reduction Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as 401(k) Contributions and, if Roth 401(k) Contributions are provided in the Adoption Agreement, to change his designation of all or a part of his 401(k) Contributions as Pre-Tax or Roth 401(k) Contributions. An Eligible Employee may amend his reduction authorization as of the dates prescribed in the Adoption Agreement by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. 401(k) Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

4.8	Suspension of 401(k) Contributions

An Eligible Employee on whose behalf 401(k) Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may prescribe. Any such voluntary suspension shall take effect as soon as administratively feasible after expiration of any required notice period and shall remain in effect until 401(k) Contributions are resumed as hereinafter set forth.

4.9	Resumption of 401(k) Contributions

An Eligible Employee who has voluntarily suspended his 401(k) Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed as of the date(s) provided in the Adoption Agreement for modification of contribution elections, by giving such number of days advance notice of his election as the Administrator may prescribe. Notwithstanding the foregoing, the Administrator may establish a minimum suspension period, provided that such minimum suspension period is applied on a consistent and non-discriminatory basis.

4.10	Automatic Contribution Arrangement (ACA)

If the Adoption Agreement provides for an ACA, except as otherwise provided in Section 4.13, an Employer shall automatically reduce the Compensation payable to an Eligible Employee who is subject to the ACA and make 401(k) Contributions on his behalf in the amount specified in the Adoption Agreement. 401(k) Contributions made in accordance with this Section shall be treated as Pre-Tax 401(k) Contributions or Roth 401(k) Contributions, as provided in the Adoption Agreement.

Automatic 401(k) Contributions on behalf of an Eligible Employee shall commence as prescribed in the Adoption Agreement; provided, however, that unless the ACA is a QACA or an EACA, the Administrator may prescribe a declination period in which an Eligible Employee may affirmatively elect not to participate in the ACA. Subject to the automatic escalation provisions of Section 4.11, if applicable, automatic 401(k) Contributions shall continue on an Eligible Employee’s behalf in accordance with the provisions of this Section until the Eligible Employee affirmatively elects, as provided in Section 4.13, to change the amount of his 401(k) Contributions, to have 401(k) Contributions suspended, or to change his designation for future 401(k) Contributions between Pre-Tax and Roth 401(k) Contribution. Automatic 401(k) Contributions made under an EACA or QACA must be applied uniformly and meet the requirements of Code Section 414(w) and Code Section 401(k)(13), as applicable.

4.11	Automatic Escalation Provisions

If provided in the Adoption Agreement, except as otherwise provided in Section 4.13, an Employer shall automatically increase the amount of the 401(k) Contributions it makes on behalf of each of its Eligible Employees who is subject to the automatic escalation provision and is not making 401(k) Contributions equal to or greater than the maximum automatic contribution amount specified in the Adoption Agreement. As of the adjustment date specified in the Adoption Agreement, the Compensation otherwise payable to an Eligible Employee subject to automatic escalation shall be further reduced in the amount necessary to provide the increase specified in the Adoption Agreement, and such amount shall be contributed on the Eligible Employee’s behalf as 401(k) Contributions. Any additional 401(k) Contributions made in accordance with this Section shall be treated as Pre-Tax 401(k) Contributions and/or Roth 401(k) Contributions, as specified in the Adoption Agreement.

4.12	Notice of ACA or Automatic Escalation Provisions

The Administrator shall provide each Eligible Employee who is or becomes subject to an ACA and/or automatic escalation provision a notice explaining (i) the automatic reduction in his Compensation for purposes of making 401(k) Contributions in accordance with the ACA and/or automatic escalation provision (including the amount of such reduction), (ii) the Eligible Employee’s right to affirmatively elect either a different reduction amount or no reduction, (iii) the manner in which the Eligible Employee’s 401(k) Contributions and, if applicable, any Safe Harbor Contributions, will be invested in the absence of an investment election by the Eligible Employee, and (iv) in the case of an EACA, the Eligible Employee’s right to make a withdrawal in accordance with Section 13.11. The notice shall describe the procedures for affirmatively electing not to make 401(k) Contributions or to make 401(k) Contributions in a different amount and the period in which such an election may be made.

In the case of a QACA, the notice shall also include information necessary to satisfy the safe harbor notice requirements described in Section 7.14.

The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within a reasonable period before his Compensation is first subject to reduction in accordance with the provisions of the ACA and/or automatic escalation provision. In the case of a QACA or an EACA, the reasonable time requirement is deemed satisfied if the Employer provides such notice within one of the following periods, whichever is applicable:

(a)

for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning no more than 90 days and ending no less than 30 days before the beginning of the Plan Year; or

(b)

for an Employee who becomes an Eligible Employee after that date, within the period beginning no more than 90 days before the date he becomes an Eligible Employee and ending on the date such employee becomes an Eligible Employee; or

(c)

for an Employee who becomes an Eligible Employee after the date specified in paragraph (a) above and for whom it is not practicable to provide the notice before the date he becomes an Eligible Employee, as soon as practicable on or after the date he becomes an Eligible Employee, and before the pay date for the payroll period that includes the date he becomes an Eligible Employee.

An Eligible Employee shall have a reasonable period after receiving the notice described herein to elect not to have automatic 401(k) Contributions made on his behalf or to make 401(k) Contributions in a different amount.

If the ACA is not a QACA, but is an EACA and the Adoption Agreement provides that Employees making an affirmative election are excluded from the EACA, then notwithstanding any other provision of this Section, the Administrator is not required to provide the notice described herein to an Eligible Employee who is excluded from the EACA because he makes an affirmative election not to have automatic 401(k) Contributions made on his behalf or to make 401(k) Contributions in a different amount.

4.13	Affirmative Elections under ACA or Automatic Escalation Provisions

An Eligible Employee who is subject to an ACA, as described in Section 4.10, may elect out of the ACA by affirmatively electing, in accordance with rules prescribed by the Administrator, either (i) not to have 401(k) Contributions made on his behalf or (ii) to have 401(k) Contributions made on his behalf in a different amount. An Eligible Employee who is subject to the automatic escalation provision described in Section 4.11 may elect out of escalation, in accordance with rules prescribed by the Administrator. If the Plan provides for Roth 401(k) Contributions, any such Eligible Employee may also affirmatively designate that the 401(k) Contributions to be made on his behalf be treated as Roth 401(k) Contributions and/or Pre-Tax 401(k) Contributions, instead of as provided under the ACA or automatic escalation provision. An Eligible Employee’s affirmative election will be effective as soon as reasonably practicable following receipt by the Administrator. To avoid having 401(k) Contributions made under the ACA or increased under the automatic escalation provision, an Eligible Employee’s affirmative election must be received by the Administrator within a reasonable period of time before the first date 401(k) Contributions are to be withheld from his Compensation pursuant to the ACA or the date 401(k) Contributions are to be increased under the automatic escalation provisions.

An Eligible Employee’s affirmative election made in accordance with this Section shall continue in effect until the Eligible Employee makes a subsequent election or until the Eligible Employee’s affirmative election expires, as provided in the Adoption Agreement.

Notwithstanding any other provision of the Plan to the contrary, if an Eligible Employee’s 401(k) Contributions are suspended because the Eligible Employee receives a hardship withdrawal in accordance with the terms of the Plan or is on an unpaid leave of absence, and the Adoption Agreement does not provide that an Eligible Employee’s affirmative election expires upon such suspension, any affirmative election made by the Eligible Employee prior to such suspension shall be re-instated at the end of the mandatory suspension period or upon his return to active employment, as applicable.

If an Eligible Employee’s affirmative election expires and the Eligible Employee becomes subject to the ACA and/or the automatic escalation provisions, 401(k) Contributions shall be made on the Eligible Employee’s behalf as provided in the Adoption Agreement.

4.14	Automatic Escalation for Employees Electing Out of QACA

If the Adoption Agreement provides for automatic escalation under a QACA and requires Eligible Employees who have affirmatively elected against automatic enrollment under the QACA to make a separate election out of automatic escalation, automatic escalation shall apply to an Eligible Employee who does not affirmatively elect against it as follows:

(a)

If the Eligible Employee is not making any 401(k) Contributions on the applicable adjustment date and the Adoption Agreement requires Employees with a 0% contribution rate to make a separate election out of automatic escalation, beginning on the applicable adjustment date, the Eligible Employee’s Compensation shall be reduced by the amount of the increase specified in the Adoption Agreement for that default period, and such amount shall be contributed on the Eligible Employee’s behalf as 401(k) Contributions.

(b)

If the Eligible Employee is making 401(k) Contributions on the applicable adjustment date in an amount less than the maximum default percentage specified in the Adoption Agreement, the Eligible Employee’s Compensation shall be further reduced by the amount of the increase specified in the Adoption Agreement for that default period, and such amount shall be contributed on the Eligible Employee’s behalf as additional 401(k) Contributions.

If the Eligible Employee has not at any time had automatic 401(k) Contributions made under the QACA, the applicable default period shall be determined assuming that automatic contributions commenced to the Participant on the date they would have commenced absent the Eligible Employee’s affirmative election against automatic enrollment under the QACA. 401(k) Contributions made in accordance with this Section shall be treated as Pre-Tax 401(k) Contributions and/or Roth 401(k) Contributions, as specified in the Adoption Agreement. 401(k) Contributions shall be increased in accordance with this Section until the earlier of the date the Eligible Employee affirmatively elects out of automatic escalation or the Eligible Employee is making 401(k) Contributions at the maximum default percentage specified in the Adoption Agreement.

4.15	Contributions Limited to Effectively Available Compensation

Notwithstanding any other provision of the Plan or of an Eligible Employee’s salary reduction authorization, in no event will 401(k) Contributions, including Catch Up 401(k) Contributions, be made for a payroll period in excess of an Eligible Employee’s “effectively available” Compensation or, if the Adoption Agreement provides for the special bonus or commission election described in Section 4.3, “effectively available” bonuses or commissions. Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc. Effectively available bonuses are the bonus amount remaining after all other required amounts have been withheld.

4.16	Delivery of 401(k) Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all 401(k) Contributions attributable to such amounts.

In no event shall an Employer deliver 401(k) Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the 401(k) Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

4.17	Vesting of 401(k) Contributions

A Participant’s vested interest in his 401(k) Contributions Sub-Account shall be at all times 100%.

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1	After-Tax Contributions

If provided in the Adoption Agreement, effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to make After-Tax Contributions to the Plan as provided in the Adoption Agreement. After-Tax Contributions may be made either by payroll withholding and/or by delivery of a cash amount to an Eligible Employee’s Employer as provided in the Adoption Agreement. However, in no event may the After-Tax Contributions made by an Eligible Employee for a Plan Year exceed the maximum specified in the Adoption Agreement, if any. An Eligible Employee’s election to make After-Tax Contributions by payroll withholding may be made effective as of the Entry Date on which he becomes an Eligible Employee. An Eligible Employee who does not timely elect to make After-Tax Contributions by payroll withholding as of the first Entry Date on which he becomes eligible to participate shall be deemed to have elected not to make After-Tax Contributions and may only change such deemed election pursuant to the provisions of this Article for amending his payroll withholding authorization.

After-Tax Contributions by payroll withholding shall commence as of the date specified in the Adoption Agreement.

5.2	Combined Limit on 401(k) and After-Tax Contributions

If provided in the Adoption Agreement, in no event may the After-Tax Contributions made by an Eligible Employee for the Plan Year, when combined with the 401(k) Contributions made on behalf of the Eligible Employee for the Plan Year, exceed the percentage specified in the Adoption Agreement of the Eligible Employee’s Compensation for the Plan Year.

5.3	Amendments to Payroll Withholding Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that he contributes to the Plan as After-Tax Contributions by payroll withholding. An Eligible Employee may amend his payroll withholding authorization as of the date(s) prescribed by the Administrator by giving such number of days advance notice of his election as the Administrator may require. An Eligible Employee who changes his payroll withholding authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under the Adoption Agreement. After-Tax Contributions shall be made on behalf of such Eligible Employee pursuant to his properly amended payroll withholding authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

5.4	Suspension of After-Tax Contributions by Payroll Withholding

An Eligible Employee who is making After-Tax Contributions by payroll withholding may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after expiration of any required notice period and shall remain in effect until After-Tax Contributions are resumed as hereinafter set forth.

5.5	Resumption of After-Tax Contributions by Payroll Withholding

An Eligible Employee who has voluntarily suspended his After-Tax Contributions by payroll withholding in accordance with Section 5.4 may elect, in the manner prescribed by the Administrator, to have such contributions resumed as of the date(s) prescribed by the Administrator for modification of contribution elections, by giving such number of days advance notice of his election as the Administrator may require. Notwithstanding the foregoing, the Administrator may establish a minimum suspension period, provided that such minimum suspension period is applied on a consistent and non-discriminatory basis.

5.6	Delivery of After-Tax Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets or as soon as reasonably practicable after an amount has been delivered to an Employer by an Eligible Employee, the Employer shall cause to be delivered to the Trustee in cash the After-Tax Contributions attributable to such amount.

5.7	Prior/Transferred After-Tax Contributions

If provided in the Adoption Agreement, the Plan may include assets attributable to After-Tax Contributions that were made under provisions of the Plan that are no longer in effect or made to another plan and transferred directly to the Plan from such other plan.

5.8	Separate Accounting for After-Tax Contributions

Any After-Tax Contributions made or transferred to the Plan on behalf of a Participant shall be allocated to a separate Sub-Account maintained with respect to such contributions. The Administrator shall maintain a record of the portion of a Participant’s After-Tax Contributions Sub-Account that is not taxable upon distribution from the Plan. Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant’s After-Tax Contributions Sub-Account and his other Sub-Accounts under the Plan. No amounts other than After-Tax Contributions and properly attributable earnings shall be credited to a Participant’s After-Tax Contributions Sub-Account. Notwithstanding the foregoing, After-Tax Rollover Contributions may be allocated to a Participant’s After-Tax Contributions Sub-Account.

5.9	Rollover Contributions

If and to the extent provided in the Adoption Agreement, a Covered Employee or other individual who is eligible to receive or receives an “eligible rollover distribution,” within the meaning of Code Section 402(c)(4) or a distribution from an individual retirement account or annuity that is eligible for rollover to the Plan in accordance with the provisions of Code Section 408(d)(3) and the Adoption Agreement, may elect to make a Rollover Contribution to the Plan. The Administrator shall require an individual making a Rollover Contribution to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to a qualified retirement plan. Certification by the individual making a Rollover Contribution that the amount presented is eligible for roll over into the Plan shall be conclusive evidence that the individual is entitled to roll over such amount to the Plan. An individual shall make a Rollover Contribution to the Plan by delivering or causing to be delivered to the Trustee the cash and/or, if provided in the Adoption Agreement, promissory notes that constitute the Rollover Contribution.

If the Adoption Agreement provides for “Participant rollovers,” any individual making a Rollover Contribution of amounts that have previously been distributed to him must deliver to the Trustee the cash that constitutes his Rollover Contribution within 60 days of receipt, unless otherwise permitted by applicable guidance, of the distribution from the “eligible retirement plan.” Such delivery must be made in the manner prescribed by the Administrator.

If the Plan accepts rollover of a promissory note, such loan shall continue to be administered in accordance with the provisions of such note rather than in accordance with the provisions of Article XII.

If the Adoption Agreement permits an individual who is not otherwise eligible to participate in the Plan to make Rollover Contributions to the Plan, such individual shall be treated as a Participant with respect to his Rollover Contributions Sub-Account and shall be bound by all the terms and conditions of the Plan and the Trust Agreement.

The Administrator may use the procedures of Revenue Ruling 2014-9 to determine whether a potential Rollover Contribution is valid for this Plan and if it is later determined that the amount rolled over is invalid, to distribute the amount rolled over plus any attributable earnings to the Employee within a reasonable time after such determination.

5.10	In-Plan Roth Rollover Contributions

If and to the extent provided in the Adoption Agreement, a Participant may elect in accordance with rules prescribed by the Administrator to roll over all or any vested portion of such Participant’s Account that are or are not otherwise distributable in accordance with the terms of the Plan, other than any amount attributable to his Roth 401(k) Contributions or Designated Roth Rollover Contributions, as an In-Plan Roth Rollover Contribution. If a Participant makes an election pursuant to this Section, his In-Plan Roth Rollover Contribution shall be irrevocably designated as being made pursuant to, and intended to comply with, Code Section 402A and the nontaxable portion of his In-Plan Roth Rollover Contribution shall be included in his gross income for the taxable year in which the In-Plan Roth Rollover Contribution is made.

An In-Plan Roth Rollover may be accomplished by a Direct Rollover (as described in IRS Notice 2010-84 and Notice 2013-74) or if permitted in the Adoption Agreement, by a distribution of funds to the Participant who, within 60 days from the date of the distribution, rolls such distribution back into the designated Roth Account in the same Plan. The Plan Accounts available to be transferred, as well as any restrictions on such transfers, will be as elected in the Adoption Agreement. However, Participants who had a distribution right prior to the rollover may not have this right eliminated through an In-Plan Roth Rollover. The Plan will maintain such records as are necessary for the proper reporting of any amounts transferred pursuant to this Section 5.10. The taxable amount of an In-Plan Roth Rollover is the fair market value of the distribution reduced by any basis the Participant has in the distribution. This amount will be included in a Participant’s gross income. If the distribution includes Employer securities, the fair market value includes any net unrealized appreciation within the meaning of Code Section 402(e)(4). If an outstanding loan is rolled over in an In-Plan Roth Rollover, the amount includible in gross income includes the balance of the loan but will not be treated as a distribution for purposes of changing any loan repayment schedule or creating a new loan.

In-Plan Roth Rollovers will not be treated as a distribution for purposes of obtaining spousal consent relating to annuities and distribution of amounts in excess of $5,000 as described by Code Section 401(a)(11), or the rules regarding the elimination of optional forms of benefit under Code Section 411(d)(6)(B)(ii).

In-Plan Roth Rollovers will not be subject to the 10% additional tax on early distribution, however, any Participant who receives a distribution from the Roth Rollover Account within the 5-year period that begins on January 1 of the year of the rollover may become subject to such tax. Additionally, In-Plan Roth Rollovers are not subject to the 20% mandatory withholding of Code Section 3405(c), although Participants may elect to increase payroll withholding or make estimated tax payments to avoid an underpayment penalty.

If elected in the Adoption Agreement, an In-Plan Roth Rollover may be elected by a Beneficiary provided such Beneficiary is a surviving Spouse and by an alternate payee only if he or she is a Spouse or former Spouse.

If provided in the Adoption Agreement, a Participant’s surviving Spouse or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order shall be entitled to make an In-Plan Roth Rollover Contribution upon the same terms as the Participant.

5.11	Special Rules Applicable to Designated Roth Rollover Contribution or In-Plan Roth Rollover Contribution

Notwithstanding any other provision of the Plan to the contrary, any distribution from a Participant’s Designated Roth Contributions Sub-Account and/or In-Plan Roth Rollover Contributions Sub-Account made after the Participant’s 5-taxable-year period of participation, as described in Code Section 402A(d)(2)(B), that is a qualified distribution under Code Section 402A(d)(2)(A), shall not be taxable to the Participant or his Beneficiary. A Participant’s 5-taxable-year period of participation shall begin on January 1 of the taxable year in which occurs the earliest of the following:

(a)

the date the Participant first makes a Roth 401(k) Contribution to the Plan that is not distributed as an “excess deferral” or “excess contribution” (as those terms are defined in Sections 7.1(l) and 7.1(k), respectively) and is not returned as a permissible withdrawal in accordance with the provisions of Code Section 414(w);

(b)	the date the Participant first makes a Designated Roth Rollover Contribution to the Plan;

(c)

if the Participant makes a Designated Roth Rollover Contribution to the Plan directly from a designated Roth account under another plan, the date the Participant first made a contribution to the designated Roth account under such other plan that was not distributed or returned as described in paragraph (a) above; or

(d)	the date the Participant first makes an In-Plan Roth Rollover Contribution.

In administering Designated Roth Rollover Contributions, the Trustee and the Administrator shall be entitled to rely on a statement from the distributing plan’s administrator identifying (i) the Covered Employee’s basis in the rolled over amounts and (ii) the date on which the Covered Employee’s 5-taxable-year period of participation started under the distributing plan.

5.12	Separate Accounting for After-Tax Rollover Contributions, Designated Roth Rollover Contributions, and In-Plan Roth Rollover Contributions

To the extent the Plan accepts After-Tax Rollover Contributions, the Trustee shall account for such contributions separately from other Rollover Contributions. The Administrator shall maintain a record of the portion of a Participant’s After-Tax Rollover Contributions Sub-Account that is not taxable upon distribution from the Plan. Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant’s After-Tax Rollover Contributions Sub-Account and his other Sub-Accounts under the Plan. No amounts other than After-Tax Rollover Contributions and properly attributable earnings shall be credited to a Participant’s After-Tax Rollover Contributions Sub-Account. Notwithstanding the foregoing, as provided in Section 5.8, After-Tax Rollover Contributions may be allocated to and held in a Participant’s After-Tax Contributions Sub-Account.

To the extent the Plan accepts Designated Roth Rollover Contributions or In-Plan Roth Rollover Contributions, the Trustee shall account for such amounts separately from other Rollover Contributions. The Administrator shall maintain a record of the portion of a Participant’s Designated Roth Rollover Contributions Sub-Account and/or In-Plan Roth Rollover Contributions Sub-Account that is not taxable upon distribution from the Plan. Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant’s Designated Roth Rollover Contributions Sub-Account and/or In-Plan Roth Rollover Contributions Sub-Account and his other Sub-Accounts under the Plan. No amounts other than Designated Roth Rollover Contributions and/or In-Plan Roth Rollover Contributions and properly attributable earnings shall be credited to a Participant’s Designated Roth Rollover Contributions Sub-Account and/or In-Plan Roth Rollover Contributions Sub-Account. Notwithstanding the foregoing, as provided in Section 4.2, Designated Roth Rollover Contributions and/or In-Plan Roth Rollover Contributions may be allocated to and held in a Participant’s Roth 401(k) Contributions Sub-Account.

5.13	Vesting of After-Tax Contributions and Rollover Contributions

A Participant’s vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100%.

5.14	Allocation of After-Tax and Pre-Tax Amounts for Rollover Purposes

If the Plan permits/permitted (or requires/required) after-tax Employee Contributions, then pursuant to Notice 2014-54 and for distributions made on and after January 1, 2015, the following rules are applicable; however, for distributions made on or after September 18, 2014 but before January 1, 2015, a reasonable interpretation of the last sentence of Code Section 402(c)(2) (including the separate distribution allocation rule described in Regulation Section 1.402A-1,Q&A5(a)) may be made to allocate after-tax and pretax amounts among disbursements made to multiple destinations:

(a)

All disbursements of benefits from the Plan to the recipient that are scheduled to be made at the same time (disregarding differences due to reasonable delays to facilitate Plan administration) are treated as a single distribution without regard to whether the recipient has directed that the disbursements be made to a single destination or multiple destinations.

(b)

If the pre-tax amount with respect to the aggregated disbursements that are treated as a single distribution is less than the amount of the distribution that is directly rolled over to one or more Eligible Retirement Plans, the entire pre-tax amount is assigned to the amount of the distribution that is directly rolled over. In this situation, if the Direct Rollover is to two or more plans, then the recipient can select how the pre-tax amount is allocated among these plans. To make this selection, the recipient must inform the Administrator of the allocation prior to the time of the Direct Rollovers.

(c)

If the pre-tax amount with respect to the aggregated disbursements in a distribution equals or exceeds the amount of the distribution that is directly rolled over to one or more Eligible Retirement Plans, the pre-tax amount is assigned to the portion of the distribution that is directly rolled over up to the amount of the Direct Rollover (so that each Direct Rollover consists entirely of pretax amounts). Any remaining pre-tax amount is next assigned to any 60-day rollovers (that is, rollovers that are not Direct Rollovers) up to the amount of the 60-day rollovers. If the remaining pretax amount is less than the amount rolled over in 60- day rollovers, the recipient can select how the pre-tax amount is allocated among the plans that receive 60- day rollovers.

(d)

If, after the assignment of the pre-tax amount to Direct Rollovers and 60-day rollovers, there is a remaining pre-tax amount, that amount is includible in the distributee’s gross income. If the amount rolled over to an Eligible Retirement Plan exceeds the portion of the pre-tax amount assigned or allocated to the plan, the excess is an after-tax amount.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1	Contribution Period

The Contribution Period for calculating Employer Contributions shall be as specified in the Adoption Agreement.

6.2	Amount and Allocation of Standard Nonelective Contributions

If so provided in the Adoption Agreement, an Employer shall calculate a Standard Nonelective Contribution for a Contribution Period in accordance with the provisions of the Adoption Agreement. The Standard Nonelective Contribution shall be allocated among the Eligible Employees who have met the allocation requirements for Standard Nonelective Contributions described in the Adoption Agreement, as modified by any exceptions to the allocation requirements provided in the Adoption Agreement and, if the Employer must use cross-testing to satisfy nondiscrimination requirements under Code Section 401(a)(4) and elects to use the minimum allocation gateway described in the Adoption Agreement, as further modified as provided in Section 6.2(b)(1) below.

The allocable share of each such Eligible Employee shall be determined in accordance with the formula specified in the Adoption Agreement. The following special rules shall apply in administering the provisions of this Section:

(a)	If an integrated allocation formula is provided in the Adoption Agreement, the following shall apply:

(1)

If the Standard Nonelective Contribution amount is either discretionary or non-discretionary based on a formula other than the allocation formula (e.g., a percentage of net profits in a profit-sharing plan), the allocable share of each such Eligible Employee shall be determined as follows:

(A)

If the Adoption Agreement does not provide that the top-heavy allocation will always be made first and the Plan is not top-heavy for the year in which the allocation is being made, each such Eligible Employee’s allocable share shall be equal to (i) a uniform percentage of his Compensation from the Employer for the Contribution Period plus (ii) a separate uniform percentage of his “excess Compensation” from the Employer for the Contribution Period; provided, however, that the percentage of “excess Compensation” shall not exceed the lesser of the percentage of Compensation allocated pursuant to (i) above or the greater of the “applicable percentage” or the rate of tax applicable at the beginning of the Plan Year to the Employer under Code Section 3111(a) that is attributable to old-age insurance under the OASDI provisions. If the Adoption Agreement provides for Safe Harbor Nonelective Contributions, the Safe Harbor Nonelective Contribution made on behalf of an Eligible Employee may offset the allocation otherwise required to be made to the Eligible Employee under clause (i) above. The percentage of “Compensation” and the percentage of “excess Compensation” allocated to Eligible Employees shall be determined for each Contribution Period in such manner as shall maximize the percentage of “excess Compensation” allocated to Eligible Employees, subject to the foregoing limitations.

For purposes of this paragraph (A), the “applicable percentage” means:

(i)	5.7%, if the “integration level” is the Social Security taxable wage base or is not greater than 20% of the Social Security taxable wage base in effect at the beginning of the Plan Year;

(ii)	4.3%, if the “integration level” is at least 20%, but less than 80% of the Social Security taxable wage base in effect at the beginning of the Plan Year; or

(iii)	5.4%, if the “integration level” is at least 80%, but less than 100% of the Social Security taxable wage base in effect at the beginning of the Plan Year.

(B)

If the Adoption Agreement provides that the top-heavy allocation will always be made first or if the Plan is top-heavy for the year in which the allocation is being made, such Eligible Employee’s allocable share shall be:

(i)

First, a percentage of his Compensation, not to exceed 3%, determined in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of all such Compensation for all such Eligible Employees.

(ii)

Second, if any Standard Nonelective Contribution remains after allocation has been made to all such Eligible Employees in accordance with paragraph (A) up to the specified limit, a percentage of his “excess Compensation” for the Contribution Period, not to exceed 3%, determined in the ratio which his “excess Compensation” from the Employer for the Contribution Period bears to the aggregate of such “excess Compensation” for all such Eligible Employees. If the Adoption Agreement provides for Safe Harbor Nonelective Contributions, the Safe Harbor Nonelective Contribution made on behalf of an Eligible Employee may offset the allocation otherwise required to be made to the Eligible Employee under this paragraph.

(iii)

Third, if any Standard Nonelective Contribution remains after allocation has been made in accordance with paragraph (B) up to the specified limit, a percentage of the sum of his Compensation and his “excess Compensation” for the Contribution Period, not to exceed the “applicable percentage”, determined in the ratio which the sum of his Compensation and his “excess Compensation” from the Employer bears to the aggregate of the sums of such Compensation and “excess Compensation” for all such Eligible Employees.

(iv)

Fourth, if any Standard Nonelective Contribution remains after allocation has been made to all such Eligible Employees in accordance with paragraph (C) up to the specified limit, the allocable share of each such Eligible Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.

For purposes of this paragraph (B), the “applicable percentage” means:

(v)	2.7%, if the “integration level” is the Social Security taxable wage base or is not greater than 20% of the Social Security taxable wage base in effect at the beginning of the Plan Year;

(vi)	1.3%, if the “integration level” is at least 20%, but less than 80% of the Social Security taxable wage base in effect at the beginning of the Plan Year; or

(vii)	2.4%, if the “integration level” is at least 80%, but less than 100% of the Social Security taxable wage base in effect at the beginning of the Plan Year.

(2)

Notwithstanding the preceding paragraphs, if an Employer or a Related Employer maintains another qualified plan, in no event shall the “overall permitted disparity limits” of Internal Revenue Service Regulations Section 1.401(l)-5 be exceeded. The “annual overall permitted disparity limit” of Regulations Section 1.401(l)-5(b) shall not be exceeded if the “total annual disparity fraction” determined as of the end of the Plan Year for each Eligible Employee who has met the allocation requirements for Standard Nonelective Contributions during the Plan Year does not exceed 1. If any such Eligible Employee’s “total annual disparity fraction” would otherwise exceed 1 for any Plan Year, the “annual overall disparity limit” shall be satisfied as provided in the Adoption Agreement.

(3)

In no event shall the “cumulative permitted disparity limit” of Internal Revenue Service Regulations Section 1.401(l)-5(c) be exceeded with respect to an Eligible Employee. The “cumulative permitted disparity limit” shall not be exceeded if an Eligible Employee’s “cumulative disparity fraction” does not exceed 35. If an Eligible Employee’s “cumulative permitted disparity limit” would otherwise be exceeded, any Standard Nonelective Contributions made by an Employer for a Contribution Period shall be allocated to such Eligible Employee based on his full Compensation rather than on his Compensation and “excess Compensation”. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative permitted disparity limit.

(4)	The following special definitions shall apply:

(A)

An Eligible Employee’s “cumulative permitted disparity fraction” is the sum of the Eligible Employee’s “total annual disparity fractions” attributable to the Eligible Employee’s total years of service under all plans maintained by an Employer or a Related Employer.

(B)

“Excess compensation” means Compensation in excess of the “integration level”; provided, however, that if provided in the Adoption Agreement, the “excess Compensation” of a Covered Employee who becomes an Eligible Employee with respect to Standard Nonelective Contributions on a date other than the first day of a Contribution Period, means his Compensation in excess of the product of (i) and (ii) where (i) is the “integration level” and (ii) is a fraction the numerator of which is the number of months during the Contribution Period for which the Covered Employee has been an Eligible Employee with respect to Standard Nonelective Contributions and the denominator of which is 12.

(C)

The “integration level” means the Social Security taxable wage base in effect at the beginning of the Plan Year unless the Plan Sponsor specifies a different integration level in the Adoption Agreement.

(D)

An Eligible Employee’s “total annual disparity fraction” is the sum of the Eligible Employee’s “annual disparity fractions” under all qualified plans maintained by an Employer or a Related Employer, as determined under Internal Revenue Service Regulations Sections 1.401(l)-5(b)(3) through 1.401(l)-5(b)(8) for the plan year ending in the current Plan Year.

(b)	If the Plan must be cross-tested to satisfy Treasury Regulations Section 1.401(a)(4)-2, the following special provisions shall apply:

(1)

If the age-weighted allocation method is provided in the Adoption Agreement, the “equivalent accrual rate” is the annual annuity commencing at the Eligible Employee’s Normal Retirement Age (or current age, if older), expressed as a percentage of his Compensation, which is provided from the amount of Employer Contributions (other than Matching Contributions) and forfeitures allocated to the Eligible Employee for a Contribution Period.

(2)

The gateway requirement will be satisfied using the minimum allocation gateway method. Under this method, the allocation rate of each Eligible Employee who is not a Highly Compensated Employee and has either (1) met the allocation requirements for Standard Nonelective Contributions described in the Adoption Agreement, as modified by any exceptions to the allocation requirements provided in the Adoption Agreement, or (ii) benefits under the Plan

(within the meaning of Treasury Regulations Section 1.410(b)-3), for example because he is entitled to an allocation due to the Plan being top-heavy, shall not be less than 5% of his “415 compensation” (as defined in Section 7.1(m)) or, if less, 1/3 of the allocation rate for the Highly Compensated Employee with the highest allocation rate.

(3)

An Eligible Employee’s “allocation rate” means the amount of Employer Contributions (other than Matching Contributions) and forfeitures allocated to the Eligible Employee for a Contribution Period, expressed as a percentage of the Eligible Employee’s Compensation for the Contribution Period.

6.3	Amount and Allocation of Additional Discretionary Nonelective Contributions

If the Adoption Agreement provides for Additional Discretionary Nonelective Contributions, any Additional Discretionary Nonelective Contribution made by an Employer for the Contribution Period shall be allocated among the Eligible Employees who have met the allocation requirements for Additional Discretionary Nonelective Contributions described in the Adoption Agreement, as modified by any exceptions to the allocation requirements provided in the Adoption Agreement. The allocable share of each such Eligible Employee shall be determined in accordance with the formula specified in the Adoption Agreement.

6.4	Qualified Nonelective Contributions

If provided in the Adoption Agreement, an Employer may re-characterize any portion or all of its Nonelective Contribution as a Qualified Nonelective Contribution, provided that the amount designated by the Employer as a Qualified Nonelective Contribution does not exceed the “QNEC limit”. Amounts that are recharacterized as Qualified Nonelective Contributions shall be accounted for separately from Nonelective Contributions.

If provided in the Adoption Agreement, each Employer shall make a separate Qualified Nonelective Contribution to the Plan for the Contribution Period in accordance with the provisions of the Adoption Agreement. The Qualified Nonelective Contribution shall be allocated among the Eligible Employees who have met the allocation requirements for Qualified Nonelective Contributions described in the Adoption Agreement, as modified by any exception to the allocation requirements provided in the Adoption Agreement, but, if provided in the Adoption Agreement, excluding any such Eligible Employee who is a Highly Compensated Employee for the Contribution Period. The Qualified Nonelective Contribution shall be allocated as provided in the Adoption Agreement.

An Employer may not use the failsafe Qualified Nonelective Contribution correction method to satisfy the ADP and/or ACP test for any Plan Year in which it uses the prior year testing method to satisfy such test.

For purposes of this Section, the following terms have the following meanings:

(a)

The “QNEC limit” means the product of the Eligible Employee’s “test compensation” (as defined in Section 7.1(r)) for the Plan Year multiplied by the greater of 5% or 2 times the Plan’s “representative contribution rate”. The “QNEC limit” will be applied separately in allocating Qualified Nonelective Contributions that may be included in calculating an Eligible Employee’s “deferral percentage” (as defined in Section 7.1(d)) and his “contribution percentage” (as defined in Section 7.1(c)).

Notwithstanding the foregoing, any Prevailing Wage Law Contribution made on behalf of an Eligible Employee that the Administrator treats as a Qualified Nonelective Contribution may be taken into account in calculating the Eligible Employee’s “deferral percentage” or his “contribution percentage” to the extent the contribution does not exceed 10% of the Eligible Employee’s “test compensation”.

(b)

The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Employer on the last day of the Plan Year, whichever results in the greater amount.

(c)

An Eligible Employee’s “applicable contribution rate” for purposes of calculating his “deferral percentage” means (i) the sum of the Eligible Employee’s Qualified Matching Contributions included in calculating his “deferral percentage” and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included in calculating his “contribution percentage” for the Plan Year) (ii) divided by the Eligible Employee’s “test compensation” for the Plan Year.

(d)

An Eligible Employee’s “applicable contribution rate” for purposes of calculating his “contribution percentage” means (i) the sum of the Eligible Employee’s Matching Contributions included in calculating his “contribution percentage” and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included in calculating his “deferral percentage” for the Plan Year) (ii) divided by the Eligible Employee’s “test compensation” for the Plan Year.

6.5	Additional, Discretionary Qualified Nonelective Contributions

If the Adoption Agreement provides for an additional, discretionary Qualified Nonelective Contribution, any additional, discretionary Qualified Nonelective Contribution made by an Employer for the Contribution Period shall be allocated among the Eligible Employees who have met the allocation requirements for Qualified Nonelective Contributions described in the Adoption Agreement, as modified by any exceptions to the allocation requirements provided in the Adoption Agreement, but, if provided in the Adoption Agreement, excluding any such Eligible Employee who is a Highly Compensated Employee for the Contribution Period. The allocable share of each such Eligible Employee shall be determined based on the formula applicable to additional, discretionary Qualified Nonelective Contributions provided in the Adoption Agreement.

An Employer may not use the failsafe Qualified Nonelective Contribution correction method to satisfy the ADP and/or ACP test for any Plan Year in which it uses the prior year testing method to satisfy such test.

6.6	Regular Matching Contributions

If so provided in the Adoption Agreement, an Employer shall make a Regular Matching Contribution to the Plan for each Contribution Period in accordance with the provisions of the Adoption Agreement. The Regular Matching Contribution shall be allocated among the Eligible Employees who have met the allocation requirements for Regular Matching Contributions described in the Adoption Agreement, as modified by any exceptions to the allocation requirements provided in the Adoption Agreement. The Regular Matching Contribution shall be allocated as follows:

(a)

If the Adoption Agreement provides for a required contribution amount, the allocable share of each such Eligible Employee shall be the amount determined under the matching formula provided in the Adoption Agreement, subject to any limitations provided in the Adoption Agreement.

(b)

If the Adoption Agreement provides for a discretionary contribution amount, the allocable share of each such Eligible Employee shall be equal to a uniform percentage or dollar amount, determined by the Employer, in its discretion, of the eligible contributions made for the Contribution Period by or on behalf of such Eligible Employee; provided, that:

(1)

The Employer may designate a different uniform match percentage or dollar amount applicable to eligible contributions above and below designated dollar amounts or levels of Compensation. The match percentage may not increase as an Eligible Employee’s eligible contributions increase.

(2)

If provided in the Adoption Agreement, the Employer may designate different uniform match percentages or dollar amounts to apply to different Employee groups. The Employer may determine any such groups in its discretion, provided that each separate group must be clearly identified using determinable characteristics and each separate match rate must satisfy the requirements of Code Section 401(a)(4) as a separate feature under the Plan.

Any Regular Matching Contribution under this paragraph (b) shall be subject to the limitations elected in the Adoption Agreement.

If the Adoption Agreement provides that Catch-Up 401(k) Contributions will not be matched, the Employer shall not make Matching Contributions, other than Safe Harbor Matching Contributions, with respect to Catch-Up 401(k) Contributions. If, due to application of an administrative Plan limit, Matching Contributions other than Safe Harbor Matching Contributions become attributable to Catch-Up 401(k) Contributions, such Matching Contributions plus any income and minus any loss allocable thereto, shall be forfeited and applied as provided in Section 7.10.

6.7	Additional Discretionary Matching Contributions

If Additional Discretionary Matching Contributions are provided in the Adoption Agreement, an Employer may make an Additional Discretionary Matching Contribution for a Plan Year in accordance with the provisions of the Adoption Agreement. Any Additional Discretionary Matching Employer Contribution shall be allocated among the Eligible Employees who have met the allocation requirements for Additional Discretionary Matching Contributions described in the Adoption Agreement, as modified by any exceptions to the allocation requirements provided in the Adoption Agreement. The allocable share of each such Eligible Employee shall be equal to a uniform percentage, or dollar amount determined by the Employer, in its discretion, of the eligible contributions made for the Contribution Period by or on behalf of such Eligible Employee; provided, that:

(a)

The Employer may designate a different uniform match percentage or dollar amount applicable to eligible contributions above and below designated dollar amounts or levels of Compensation. The match percentage may not increase as an Eligible Employee’s eligible contributions increase.

(b)

If provided in the Adoption Agreement, the Employer may designate different uniform match percentages or dollar amounts to apply to different Employee groups. The Employer may determine any such groups in its discretion, provided that each separate group must be clearly identified using determinable characteristics and each separate match rate must satisfy the requirements of Code Section 401(a)(4) as a separate feature under the Plan.

Any Additional Discretionary Matching Contribution shall be subject to the limitations elected in the Adoption Agreement.

6.8	True-Up Matching Contributions

If the Adoption Agreement provides for True-Up Matching Contributions, an Employer shall make a True-Up Matching Contribution for each Plan Year in accordance with the provisions of the Adoption Agreement. The True-Up Matching Contribution shall be allocated among the Eligible Employees during the Contribution Period who have met the allocation requirements for True-Up Matching Contributions described in the Adoption Agreement, as modified by any exceptions to the allocation requirements provided in the Adoption Agreement. Such True-Up Matching Contribution shall be in the amount which, when aggregated with the Regular Matching Contributions made with respect to Contribution Periods within such Plan Year, will provide the maximum Regular Matching Contribution provided in the Adoption Agreement, taking into account the Eligible Employee’s Compensation and eligible contributions for the full Plan Year. The maximum Regular Matching Contribution for a Plan Year shall be determined applying any limitations on Regular Matching Contributions provided in the Adoption Agreement.

If provided in the Adoption Agreement, the Employers may determine whether or not to make a True-Up Matching Contribution for the Plan Year.

6.9	Qualified Matching Contributions

If provided in the Adoption Agreement, an Employer may designate any portion or all of its Matching Contribution as a Qualified Matching Contribution; provided, however, that the amount designated by the Employer as a Qualified Matching Contribution with respect to an Eligible Employee shall not exceed the “QMAC limit” described below. Amounts that are designated as Qualified Matching Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

If provided in the Adoption Agreement, each Employer may make a failsafe Qualified Matching Contribution to the Plan for each Contribution Period on behalf of any of its Eligible Employees who has made 401(k) Contributions for the Contribution Period and is not a Highly Compensated Employee for the Contribution Period. The amount of any failsafe Qualified Matching Contribution made on behalf of an Eligible Employee shall be a percentage, which percentage need not be uniform with respect to all Eligible Employees, of either (1) the 401(k) Contributions made on behalf of such Eligible Employee for the Plan Year (and After-Tax Contributions for the Plan Year, if the Adoption Agreement provides that After-Tax Contributions are matched) or (2) the Compensation paid to such Eligible Employee for the Plan Year. In no event shall the amount of any failsafe Qualified Matching Contribution allocated to an Eligible Employee hereunder exceed the “QMAC limit” described below.

For purposes of this Section, the following terms have the following meanings:

(a)

The “QMAC limit” applicable to an Eligible Employee means the greatest of (1) 5% of the Eligible Employee’s Compensation, (2) the Eligible Employee’s 401(k) Contributions for the Plan Year (and After- Tax Contributions for the Plan Year, if the Adoption Agreement provides that After-Tax Contributions are matched), or (3) 2 times the “representative match rate” multiplied by the Eligible Employee’s 401(k) Contributions for the Plan Year.

(b)

The “representative match rate” means the lowest “match rate” for any Eligible Employee who is not a Highly Compensated Employee for the Plan Year and who is in either (1) a determination group consisting of 1/2 of all Eligible Employees during the Plan Year who are not Highly Compensated Employees for the Plan Year or (2) the group consisting of all Eligible Employees who are employed by an Employer or a Related Employer on the last day of the Plan and who are not Highly Compensated Employees for the Plan Year, whichever would provide the greater representative rate.

(c)

A “match rate” means the Matching Contributions made on behalf of an Eligible Employee for the Plan Year divided by the Eligible Employee’s 401(k) Contributions for the Plan Year (and After-Tax Contributions for the Plan Year, if the Adoption Agreement provides that After-Tax Contributions are matched); provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the “match rate” shall be determined assuming 401(k) Contributions (and After-Tax Contributions for the Plan Year, if the Adoption Agreement provides that After-Tax Contributions are matched) equal to 6% of “test compensation”, as defined in Section 7.1(r).

An Employer may not use the failsafe Qualified Matching Contribution correction method to satisfy the ADP and/or ACP test for any Plan Year in which it uses the prior year testing method to satisfy such test.

6.10	Maximum Dollar Amount of Discretionary Match

If pursuant to the Adoption Agreement, the nondiscrimination requirements applicable to Matching Contributions are to be satisfied using the safe harbor method, then notwithstanding any other provision of the Plan to the contrary, in no event shall the aggregate dollar amount of any discretionary Matching Contributions made to the Plan for the Plan Year on behalf of an Eligible Employee who has satisfied any age and/or years of Eligibility Service requirements specified in the Adoption Agreement to receive allocations of Safe Harbor Matching or Safe Harbor Nonelective Contributions exceed 4% of the Eligible Employee’s Compensation for the Plan Year. If provided in the Adoption Agreement, Compensation earned by an Eligible Employee during the Contribution Period, but prior to the date on which the Covered Employee first became an Eligible Employee with respect to Matching Contributions, shall be excluded in applying the limitation contained in this paragraph.

6.11	Non-QACA Safe Harbor Matching Contributions

If provided in the Adoption Agreement, each Employer shall make a Non-QACA Safe Harbor Matching Contribution to the Plan for a Contribution Period in accordance with the provisions of the Adoption Agreement. The Non-QACA Safe Harbor Matching Contribution shall be allocated among Participants who were Eligible Employees at any time during the Contribution Period as follows:

(a)	If the basic matching formula is provided in the Adoption Agreement, an Eligible Employee’s allocable share shall be equal to the following:

(1)	100% of the first 3% of the Eligible Employee’s Compensation that he contributes as contributions eligible for the match under the provisions of the Adoption Agreement; plus

(2)	50% of the next 2% of the Eligible Employee’s Compensation that he contributes as contributions eligible for the match under the provisions of the Adoption Agreement.

(b)

If the enhanced matching formula is provided in the Adoption Agreement, an Eligible Employee’s allocable share shall be the amount determined in the Adoption Agreement based on the percentage of Compensation contributed by the Eligible Employee as contributions eligible for the match under the provisions of the Adoption Agreement.

6.12	QACA Safe Harbor Matching Contributions

If provided in the Adoption Agreement, each Employer shall make a QACA Safe Harbor Matching Contribution to the Plan for a Contribution Period in accordance with the provisions of the Adoption Agreement. The QACA Safe Harbor Matching Contributions shall be allocated among Participants who were Eligible Employees at any time during the Contribution Period as follows:

(a)	If the basic matching formula is provided in the Adoption Agreement, an Eligible Employee’s allocable share shall be equal to the following:

(1)	100% of the first 1% of the Eligible Employee’s Compensation that he contributes as contributions eligible for the match under the provisions of the Adoption Agreement; plus

(2)	50% of the next 5% of the Eligible Employee’s Compensation that he contributes as contributions eligible for the match under the provisions of the Adoption Agreement.

(b)

If the enhanced matching formula is provided in the Adoption Agreement, an Eligible Employee’s allocable share shall be the amount determined in the Adoption Agreement based on the percentage of Compensation contributed by the Eligible Employee as contributions eligible for the match under the provisions of the Adoption Agreement.

6.13	Safe Harbor Nonelective Contributions (QACA and Non-QACA)

If provided in the Adoption Agreement, each Employer shall make either a QACA or a Non-QACA Safe Harbor Nonelective Contribution (as designated in the Adoption Agreement) to the Plan for a Contribution Period in accordance with the provisions of the Adoption Agreement. The Safe Harbor Nonelective Contribution shall be allocated among Participants who were Eligible Employees with respect to Safe Harbor Nonelective Contributions at any time during the Contribution Period as follows:

(a)

If the discretionary formula amount is provided in the Adoption Agreement, the provisions of this Section shall apply with respect to each Plan Year for which an amendment is adopted providing that the Employers shall make Safe Harbor Nonelective Contributions for such Plan Year. Any such amendment must be adopted at least 30 days prior to the end of the Plan Year for which Safe Harbor Nonelective Contributions are being made. The allocable share of each such Eligible Employee in the Safe Harbor Nonelective Contribution shall be the percentage of his Compensation specified in the amendment adopting the Safe Harbor Nonelective Contribution, but in no event shall such allocable share be less than 3% of the Eligible Employee’s Compensation for the Plan Year.

(b)

If the required contribution amount is provided in the Adoption Agreement, the allocable share of each such Eligible Employee shall be equal to the percentage of his Compensation specified in the Adoption Agreement.

6.14	Verification of Amount of Employer Contributions by the Plan Sponsor

The Plan Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Plan Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to a Covered Employee who transfers from employment with one Employer as a Covered Employee to employment with another Employer as a Covered Employee.

6.15	Payment of Employer Contributions

Employer Contributions for a Contribution Period shall be paid to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year or, if the Employer is not subject to Federal taxation, within the period of time such contributions would be required to be made under the Code if the Employer were subject to Federal taxation. If the Adoption Agreement provides for Safe Harbor Matching Contributions and the Contribution Period is not the Plan Year, the Safe Harbor Matching Contributions attributable to eligible contributions made during a Plan Year quarter shall be paid into the Plan no later than the last day of the immediately following Plan Year quarter.

If the Plan is not subject to Code Section 412, the contribution is not used to reduce an obligation or liability of an Employer to the Plan, and the contribution is unencumbered and discretionary, then any contribution, as elected in the Adoption Agreement, may consist of (1) cash; (2) cash equivalencies; (3) qualifying employer real property and/or qualifying employer securities as defined in ERISA Sections 407(d)(4) and 407(d)(5), provided the acquisition of such real property and/or securities satisfies the requirements of ERISA Section 408(e); or (4) any other property that is not prohibited under Code Section 4975 and that is acceptable to the Trustee under the terms of the Trust agreement. If the Plan is subject to Code Section 412, the contribution is used to reduce an obligation or liability of an Employer, or the contribution is encumbered and not discretionary, the contribution will consist of (1) cash; or (2) cash equivalencies; such Employer’s contribution will not consist of any non-cash or non-cash equivalency assets to the Trust.

6.16	Allocation Requirements

A Participant who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Employer Contributions for such Contribution Period only if:

(a)	he is a Covered Employee with respect to such Employer Contributions, as provided in the Adoption Agreement:

(b)	he satisfies any requirements specified in the Section of the Base Plan Document describing the contribution; and

(c)

he meets the allocation requirements specified in the Adoption Agreement with respect to such Employer Contribution, as modified by any exceptions to the allocation requirements provided in the Adoption Agreement.

If the Adoption Agreement provides for Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions, a Participant who was an Eligible Employee at any time during the Contribution Period shall be eligible to receive an allocation of such contributions.

If the Adoption Agreement provides for an Hours of Service requirement, the number of Hours of Service required to receive an allocation of Employer Contributions hereunder shall be pro-rated for any short Contribution Period.

6.17	Vesting of Employer Contributions

A Participant’s vested interest in his Non-QACA Safe Harbor Matching, Non-QACA Safe Harbor Nonelective, Prior Non-QACA Safe Harbor, Qualified Matching, and/or Qualified Nonelective Contributions Sub-Account(s) shall be at all times 100%.

A Participant’s vested interest in his other Employer Contribution Sub-Accounts shall be determined in accordance with the applicable vesting schedule specified in the Adoption Agreement.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is employed by an Employer or a Related Employer on or after Normal Retirement Age or, if provided in the Adoption Agreement, on or after his Early Retirement Date, date of death, or the date he becomes Disabled, as applicable, his vested interest in his full Employer Contributions Sub-Account shall be 100%. For purposes of this Section, a Participant who dies while performing qualified military service (as described in the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be treated as having returned to employment with an Employer immediately prior to his death and as having died while employed as a Covered Employee.

6.18	Election of Former Vesting Schedule

If there is a change in the vesting schedule because the Plan Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub Account, the following shall apply:

(a)

In no event shall a Participant’s vested interest in his Account on the effective date of the change in vesting schedule be less than his vested interest in his Account immediately prior to the effective date of the amendment.

(b)

In no event shall a Participant’s vested interest in attributable to his Account determined as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Account immediately prior to the effective date of such amendment.

(c)

Any Participant with 3 or more years of Vesting Service shall have a right to have his vested interest in his Account (including amounts credited to such Account following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.

6.19	Profits Limitation

If provided in the Adoption Agreement, with respect to discretionary Matching Contributions, other than Safe Harbor Matching Contributions, and/or with respect to discretionary Nonelective Contributions, other than Safe Harbor Nonelective Contributions, made to a 401(k)/Profit-Sharing Plan, such contributions shall be made only out of the Profits of the Employer.

6.20	Forfeitures to Reduce Employer Contributions

If provided in the Adoption Agreement, and notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year or any prior Plan Year that are not used to pay Plan expenses and that are applied against Employer Contributions.

6.21	Special Definitions for Top-Heavy Plans

In any Plan Year in which the Plan is Top Heavy, the following terms shall have the following meanings:

(a)	The “compensation” of an Employee means his “415 compensation”, as defined in the Adoption Agreement.

(b)

The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the “determination date” with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

(c)

The “distribution period” means (i) for any distribution made to an employee on account of severance from employment, death, disability, or termination of a plan which would have been part of the “required aggregation group” had it not been terminated, the 1-year period ending on the “determination date” and (ii) for any other distribution, the 5-year period ending on the “determination date”.

(d)

A “key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the “determination date” was an officer of an Employer or a Related Employer having annual “compensation” greater than the dollar amount specified in Code Section 416(i)(1)(A)(i) adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002 (e.g. $165,000 for Plan Years beginning in 2012), a 5% owner of an Employer or a Related Employer, or a 1% owner of an Employer or a Related Employer having annual “compensation” of more than $150,000. The determination of who is a “key employee” will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(e)	A “non-key employee” means any Employee who is not a “key employee”.

(f)

A “permissive aggregation group” means those plans included in each Employer’s “required aggregation group” together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

(g)

A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Employer consisting of each plan in which a “key employee” participates and each other plan that enables a plan in which a “key employee” participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the 5-year period ending on the relevant “determination date”.

(h)

A “top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” if the sum, as of the “determination date”, of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in such group and the aggregate of the account balances of “key employees” under all defined contribution plans included in such group exceeds 60% of a similar sum determined for all employees covered by the plans included in such group.

(i)

A “top-heavy plan” with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the “determination date”, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of “key employees” exceeds 60% of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant “valuation date” and increased for any distribution of an account balance made during the “distribution period”, (ii), in the case of a defined benefit plan, a plan for which, as of the “determination date”, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to “key employees” exceeds 60% of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than “key employees”) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed during the “distribution period”, and (iii) any plan (including any simplified employee pension plan) included in a “required aggregation group” that is a “top-heavy group”. For purposes of this paragraph, the accounts and accrued benefits of a Participant shall be disregarded if the Participant either (A) is not a “key employee” for the current Plan Year, but was a “key employee” in a prior Plan Year or (B) has not performed services for an Employer or a Related Employer during the 1-year period ending on the “determination date”. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a “required” or “permissive aggregation group”. A Participant’s interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Employer, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a “required” or “permissive aggregation group” that is not a “top-heavy group”, such plan shall not be a “top-heavy plan”.

Notwithstanding the foregoing, a plan that consists solely of a cash or deferred arrangement that satisfies the nondiscrimination requirements under Code Section 401(k) by application of Code Section 401(k)(12) or 401(k)(13) and, if matching contributions are provided under such plan, satisfies the nondiscrimination requirements under Code Section 401(m) by application of Code Section 401(m)(11) or 401(m)(12) is not a “top-heavy plan”.

(j)	The “valuation date” with respect to any “determination date” means the most recent Valuation Date occurring within the 12-month period ending on the “determination date”.

6.22	Applicability of Top-Heavy Provisions

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a “top-heavy plan” as hereinafter defined. If the Plan is determined to be a “top-heavy plan” and upon a subsequent “determination date” is determined no longer to be a “top-heavy plan”, the accelerated vesting provisions in Section 6.24 shall continue to apply for all subsequent Plan Years.

6.23	Minimum Employer Contribution in a Top-Heavy Plan

Except as otherwise specifically provided in this Section or in the Adoption Agreement, if the Plan is determined to be a “top-heavy plan”, the Employer shall make an Employer Contribution to the Plan on behalf of each “non-key employee”, and, if provided in the Adoption Agreement, each “key employee”, who is an Eligible Employee and who is employed by an Employer or a Related Employer on the last day of such top-heavy Plan Year equal to the lesser of (i) 3% of his “compensation” or (ii), in the case where neither the Employers nor any Related Employer maintains a defined benefit plan which uses the Plan to meet the requirements of Code Section 401(a)(4) or 410, the largest percentage of “compensation” that is allocated as an Employer Contribution, forfeiture, and/or 401(k) Contribution to the Account of any “key employee”. Unless the Plan Sponsor has specified in the Adoption Agreement that the minimum benefit requirements will be met under the top-heavy defined benefit plan, in lieu of the minimum allocation described in the preceding sentence, the Employer Contributions allocated to the Account of each “non-key employee”, and, if provided in the Adoption Agreement, each “key employee”, who is employed by an Employer or a Related Employer on the last day of a top-heavy Plan Year and who is also covered under a top-heavy defined benefit plan maintained by an Employer or a Related Employer will be no less than 5% of his “compensation”. Any minimum allocation to a “non-key employee”, and, if provided in the Adoption Agreement, each “key employee”, required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of “compensation”, or whether he declined to make elective or mandatory contributions.

If provided in the Adoption Agreement, in lieu of the minimum top-heavy allocation otherwise required under this Section, each “non-key employee” who is an Eligible Employee and is employed by an Employer or a Related Employer on the last day of a top-heavy Plan Year and who is also covered under a top-heavy defined benefit plan or another top-heavy defined contribution plan or plans maintained by an Employer or a Related Employer will receive the top-heavy benefits provided under the defined benefit plan or the minimum top-heavy allocation provided under such other defined contribution plan or plans, as applicable.

Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of this Section. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan minimum contribution requirement shall be met in another plan, matching contributions under such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the ACP test described in Section 7.7 and other requirements of Code Section 401(m).

Employer Contributions allocated to a Participant’s Account in accordance with this Section shall be considered annual additions under Article VII for the limitation year for which they are made and shall be accounted for separately. Employer Contributions allocated to a Participant’s Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election.

6.24	Accelerated Vesting in a Top-Heavy Plan

If the Plan is determined to be a top-heavy plan and a top-heavy vesting schedule applies to prior employer contributions as specified in the Adoption Agreement, a Participant’s vested interest in the Sub-Account attributable to such prior employer contributions shall be determined no less rapidly than in accordance with the vesting schedule specified in the Adoption Agreement.

6.25	Exclusion of Collectively-Bargained Employees in a Top-Heavy Plan

Notwithstanding any other provision of this Article, Employees who are covered by an agreement between employee representatives and one or more employers shall not be entitled to a minimum top-heavy allocation or accelerated vesting under paragraph 6.23 and 6.24, unless otherwise provided in the collective bargaining agreement.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1	Special Definitions

For purposes of this Article, the following terms have the following meanings:

(a)	The “annual addition” with respect to a Participant for a “limitation year” means the sum of the following amounts allocated to the Participant for the “limitation year”:

(1)

all employer contributions allocated to the Participant’s account under any qualified defined contribution plan maintained by an Employer or a Related Employer, including “elective contributions” and amounts attributable to forfeitures applied to reduce the employer’s contribution obligation, but excluding “catch-up contributions”;

(2)

all “employee contributions” allocated to the Participant’s account under any qualified defined contribution plan maintained by an Employer or a Related Employer or any qualified defined benefit plan maintained by an Employer or a Related Employer if separate accounts are maintained under the defined benefit plan with respect to such employee contributions;

(3)	all forfeitures allocated to the Participant’s account under any qualified defined contribution plan maintained by the Employer or a Related Employer;

(4)

all amounts allocated to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Employer;

(5)

if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits allocated to the Participant’s separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Employer; and

(6)	all allocations to the Participant under a simplified employee pension.

(b)	A “catch-up contribution” means any elective deferral, as defined in Code Section 414(u)(2)(C), that is treated as a catch-up contribution in accordance with the provisions of Code Section 414(v).

(c)

The “contribution percentage” with respect to an “eligible participant” for a particular Plan Year means the ratio of the sum of the included contributions, described below, to his “test compensation” for such Plan Year.

(1)	Contributions made by or on behalf of an “eligible participant” that may be used in computing the “eligible participant’s” “contribution percentage” include the following:

(A)	After-Tax Contributions, excluding contributions to the Plan made pursuant to Code Section 414(u) that are treated as After-Tax Contributions;

(B)	Matching Contributions, except as specifically provided below:

(i)

as directed by the Administrator, 401(k) Contributions, including Roth 401(k) Contributions and Catch-Up 401(k) Contributions, to the extent such 401(k) Contributions are subject to the ADP test described in Section 7.4 and the ADP test is satisfied whether or not such 401(k) Contributions are included in determining the “eligible participant’s” “deferral percentage” for the Plan Year;

(ii)

as directed by the Administrator, Qualified Nonelective Contributions, to the extent such Qualified Nonelective Contributions are not included in determining the “eligible participant’s” “deferral percentage” for such Plan Year; and

(iii)

as directed by the Administrator, Safe Harbor Nonelective Contributions, to the extent such contributions are not required to satisfy the safe harbor contribution requirement of Code Section 401(k)(12)(C), 401(k)(13)(D), 401(m)(11)(B), or 401(m)(12).

(2)	Notwithstanding the foregoing, the following Matching Contributions are not included in computing an “eligible participant’s” “contribution percentage” for a Plan Year:

(A)

Matching Contributions that are forfeited because they relate to 401(k) Contributions that are distributed as “excess contributions”, “excess deferrals”, or because they exceed the Code Section 402(g) limit;

(B)	contributions to the Plan made pursuant to Code Section 414(u) that are treated as Matching Contributions;

(C)

if the Adoption Agreement provides that Catch-Up 401(k) Contributions will not be matched, Matching Contributions that are forfeited because they relate to 401(k) Contributions that are recharacterized as Catch-Up 401(k) Contributions; and

(D)	Qualified Matching Contributions that are included in determining an “eligible participant’s” “deferral percentage” for the Plan Year.

(3)

Matching Contributions in excess of 100% of the contributions eligible for match (“eligible contributions”) made by an “eligible participant” who is not a Highly Compensated Employee for a Plan Year are not included in computing such “eligible participant’s” “contribution percentage” for the Plan Year to the extent that such Matching Contributions exceed the greater of (i) 5% of the “eligible participant’s” “test compensation” for the Plan Year or (ii) the product of 2 times the Plan’s “representative match rate” multiplied by the “eligible participant’s” eligible contributions for the Plan Year. The Plan’s “representative match rate” is the lowest “match rate” of any “eligible participant” who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all “eligible participants” who are not Highly Compensated Employees for the Plan Year or (ii) the group of all “eligible participants” who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Employer on the last day of the Plan Year and who make eligible contributions for the Plan Year, whichever results in the greater amount. An “eligible participant’s “match rate” means the Matching Contributions made on behalf of the “eligible participant” for the Plan Year divided by the “eligible participant’s” eligible contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the “match rate” shall be determined assuming eligible contributions equal to 6% of “test compensation”.

(4)

Notwithstanding the foregoing, the following special rules apply for any Plan Year in which the ADP test described in Section 7.4 is deemed satisfied with respect to some or all 401(k) Contributions, as provided in Section 7.12, and/or the ACP test described in Section 7.7 is deemed satisfied for the Plan Year with respect to some or all Matching Contributions, as provided in Section 7.13:

(A)

401(k) Contributions with respect to which the ADP test described in Section 7.4 is deemed satisfied, as provided in Section 7.12, shall not be used in computing an “eligible participant’s” “contribution percentage.”

(B)

As directed by the Administrator, if the ACP test described in Section 7.7 is deemed satisfied for the Plan Year with respect to some or all Matching Contributions, as provided in Section 7.13, those Matching Contributions with respect to which the limitations are deemed satisfied may be excluded in computing an “eligible participant’s” “contribution percentage”.

(C)

As directed by the Administrator, if the ADP test is deemed satisfied under Section 7.12 using Safe Harbor Matching Contributions, and the ACP test is not deemed satisfied with respect to some or all Matching Contributions under Section 7.13 for the Plan Year, those Matching Contributions with respect to which the limitations are not deemed satisfied may be excluded in computing an “eligible participant’s” “contribution percentage”, but only in an amount up to 4% of the “eligible participant’s” “test compensation” for the Plan Year (3.5% if the ADP test is satisfied using QACA Safe Harbor Matching Contributions).

(D)

Except as otherwise specifically provided above, Qualified Matching Contributions shall be included in determining the numerator of an “eligible participant’s” “contribution percentage” for such Plan Year.

(5)

After-Tax Contributions made by an “eligible participant” shall be included in determining his “contribution percentage” for a Plan Year only if they are contributed to the Plan before the end of such Plan Year. Notwithstanding the foregoing, “excess contributions” that are recharacterized as After-Tax Contributions as provided in Section 7.6(b) shall be included in a Highly Compensated Employee’s “contribution percentage” for the Plan Year that includes the time at which the “excess contribution” is included in the Highly Compensated Employee’s gross income. Other contributions made on an “eligible participant’s” behalf for a Plan Year shall be included in determining his “contribution percentage” for such Plan Year only if the contributions are allocated to the “eligible participant’s” Account as of a date within such Plan Year and are made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the “testing year” means the Plan Year preceding the Plan Year for which the ACP test described in Section 7.7 is being determined, contributions included for purposes of determining the “contribution percentage” for the “testing year” of an “eligible participant” who is not a Highly Compensated Employee must be made before the last day of the Plan Year for which the limitation is being determined.

(6)

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee’s “contribution percentage” for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

(A)	401(k) Contributions that were included in computing the “eligible participant’s” “contribution percentage” under the current year method for such immediately preceding Plan Year

(B)

Qualified Nonelective Contributions that were included in computing the “eligible participant’s” “deferral percentage” or “contribution percentage” under the current year method for such immediately preceding Plan Year

(C)	Qualified Matching Contributions that were included in computing the “eligible participant’s” “deferral percentage” under the current year testing method for such immediately preceding Plan Year

(D)

Safe Harbor Matching Contributions that were included in computing the “eligible participant’s” “deferral percentage” or “contribution percentage” under the current year testing method for such immediately preceding Plan Year or that were required to satisfy the safe harbor contribution requirement under Code Section 401(k)(12)(B), 401(k)(13)(D), 401(m)(11)(B), or 401(m)(12) for such preceding Plan Year

(E)

Safe Harbor Nonelective Contributions that were included in computing the “eligible participant’s” “deferral percentage” or “contribution percentage” under the current year testing method for such immediately preceding Plan Year or that were required to satisfy the safe harbor contribution requirement under Code Section 401(k)(12)(C), 401(k)(13)(D), 401(m)(11)(B), or 401(m)(12) for such preceding Plan Year

The determination of an “eligible participant’s” “contribution percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(d)

The “deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the Eligible Employee’s “test compensation” for such Plan Year.

(1)	Contributions made on behalf of an Eligible Employee for the Plan Year that are used in computing the Eligible Employee’s “deferral percentage” include the following:

(A)	401(k) Contributions, including Roth 401(k) Contributions, except as specifically provided below;

(B)

as directed by the Administrator, Qualified Matching Contributions to the extent such Qualified Matching Contributions are not included in determining the Eligible Employee’s “contribution percentage” for such Plan Year;

(C)

as directed by the Administrator, Qualified Nonelective Contributions, to the extent such Qualified Nonelective Contributions are not included in determining the Eligible Employee’s “contribution percentage” for such Plan Year;

(D)

as directed by the Administrator, Safe Harbor Nonelective Contributions, to the extent such contributions are not required to satisfy the safe harbor contribution requirement of Code Section 401(k)(12)(C) or 401(k)(13)(D); and

(E)

as directed by the Administrator, Safe Harbor Matching Contributions, to the extent such contributions are not required to satisfy the safe harbor contribution requirement of Code Section 401(k)(12)(C), 401(k)(13)(D), 401(m)(11)(B), or 401(m)(12) and are not included in determining the Eligible Employee’s “contribution percentage”.

(2)	Notwithstanding the foregoing, the following 401(k) Contributions are not included in computing an Eligible Employee’s “deferral percentage” for a Plan Year:

(A)	401(k) Contributions that are distributed to a non-Highly Compensated Employee in accordance with the provisions of Section 7.2 because they exceed the Code Section 402(g) limit;

(B)	contributions made to the Plan pursuant to Code Section 414(u) that are treated as 401(k) Contributions;

(C)

Catch-Up 401(k) Contributions, except to the extent the Eligible Employee’s 401(k) Contributions are recharacterized as Catch-Up 401(k) Contributions as a result of a failure to satisfy the nondiscrimination requirements applicable to 401(k) Contributions;

(D)	401(k) Contributions that are included in determining an Eligible Employee’s “contribution percentage” for the Plan Year; and

(E)

for any Plan Year in which the nondiscrimination requirements applicable to 401(k) Contributions are deemed satisfied with respect to some 401(k) Contributions, as provided in this Article, 401(k) Contributions with respect to which the limitations are deemed satisfied.

(3)

To be included in computing an Eligible Employee’s “deferral percentage” for a Plan Year, contributions must be allocated to the Eligible Employee’s Account as of a date within such Plan Year and be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the ADP test described in Section 7.4, contributions used in computing the “deferral percentage” for the “testing year” of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

(4)

401(k) Contributions included in computing an Eligible Employee’s “deferral percentage” for a Plan Year must relate to Compensation that either (i) would have been received by the Eligible Employee in such Plan Year or (ii) is attributable to services performed by the Eligible Employee in such Plan Year and would have been received by the Eligible Employee within 2 1/2 months of the close of such Plan Year. The Administrator shall direct, in accordance with uniform and non-

discriminatory rules, whether 401(k) Contributions related to Compensation described in (ii) shall be included in an Eligible Employee’s “deferral percentage” for the Plan Year in which the services were performed or for the Plan Year in which the Compensation would have been received, provided that such 401(k) Contributions shall not be included in an Eligible Employee’s “deferral percentage” for both such Plan Years.

(5)

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee’s “deferral percentage” for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

(A)	401(k) Contributions that were included in computing the Eligible Employee’s “contribution percentage” under the current year method for such immediately preceding Plan Year;

(B)

Qualified Nonelective Contributions that were included in computing the Eligible Employee’s “deferral percentage” or “contribution percentage” under the current year method for such immediately preceding Plan Year;

(C)	Qualified Matching Contributions that were included in computing the Eligible Employee’s “deferral percentage” under the current year testing method for such immediately preceding Plan Year;

(D)

Safe Harbor Nonelective Contributions that were included in computing the Eligible Employee’s “deferral percentage” or “contribution percentage” under the current year testing method for such immediately preceding Plan Year or that were required to satisfy the safe harbor contribution requirement under Code Section 401(k)(12)(C), 401(k)(13)(D), 401(m)(11)(B), or 401(m)(12) for such preceding Plan Year; and

(E)

Safe Harbor Matching Contributions that were included in computing the Eligible Employee’s “deferral percentage” or “contribution percentage” under the current year testing method for such immediately preceding Plan Year or that were required to satisfy the safe harbor contribution requirement under Code Section 401(k)(12)(B), 401(k)(13)(D), 401(m)(11)(B), or 401(m)(12) for such preceding Plan Year.

The determination of an Eligible Employee’s “deferral percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(e)

A “designated Roth contribution” means any Roth 401(k) Contributions made to the Plan and any “elective contributions” made to another plan that would be excludable from a Participant’s income, but for the Participant’s election to designate such contributions as Roth contributions and include them in income.

(f)

An “elective contribution” means any employer contribution made to a plan maintained by an Employer or a Related Employer on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Employer for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. “Elective contributions” include “designated Roth contributions”. For purposes of applying the limitations described in this Article VII, the term “elective contribution” excludes “catch-up contributions”.

(g)

An “elective 401(k) contribution” means any employer contribution made to a plan maintained by an Employer or a Related Employer on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to contribute under any qualified CODA as described in Code Section 401(k) including a designated Roth contribution. For purposes of applying the limitations described in this Article VII, the term “elective 401(k) contribution” excludes “catch-up contributions”.

(h)

An “eligible participant” means any Eligible Employee who is eligible to make After-Tax Contributions or to have 401(k) Contributions made on his behalf (if 401(k) Contributions are taken into account in determining “contribution percentages”), or to participate in the allocation of Matching Contributions (including forfeitures that are allocated based on a Participant’s 401(k) or After-Tax Contributions).

Notwithstanding the foregoing, Eligible Employees who are covered by a collective bargaining agreement between their Employer and employee representatives shall not be included as “eligible participants” if retirement benefits were the subject of good faith bargaining unless participation in this Plan is specifically provided for in such agreement. However, in no event will any Employee who is a member of a collective bargaining agreement where more than 2% of the Employees are professionals be considered covered under a collective bargaining agreement for the purpose of disaggregation rules under Code Section 401(b).

(i)	An “employee contribution” means any employee after-tax contribution allocated to an Eligible Employee’s account under any qualified plan of an Employer or a Related Employer.

(j)

An “excess aggregate contribution” means any contribution made to the Plan by or on behalf of a Highly Compensated Employee that is designated as an excess contribution pursuant to Section 7.8 in order to satisfy the ACP test described in Section 7.7.

(k)

An “excess contribution” means any contribution made to the Plan on behalf of a Highly Compensated Employee that is designated as an excess contribution pursuant to Section 7.5 in order to satisfy the ADP test described in Section 7.4.

(l)

An “excess deferral” with respect to a Participant means that portion of a Participant’s 401(k) Contributions, other than Catch-Up 401(k) Contributions, for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), 408(p), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Employer), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant’s gross income under Code Section 402(g).

(m)	A Participant’s “415 compensation” for a “limitation year” means his 415 compensation as defined in the Adoption Agreement.

(1)	“415 compensation” includes the following:

(A)

any eligible amount that would have been received and included in the Participant’s taxable gross income but for the Participant’s his election (or deemed election) under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b);

(B)	any “military differential pay” (as defined hereunder) he receives or is entitled to receive from the Employer;

(C)	if and to the extent provided in the Adoption Agreement, amounts received by a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)); and

(D)

if the Participant incurs a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)), amounts paid to the Participant before (1) the end of the “limitation year” in which the Participant’s severance from employment occurs or (2) within 2 1/2 months of such severance from employment, whichever is later, provided such amounts:

(i)

would have been paid to the Participant in the course of employment and are regular compensation for services by the Participant or commissions, bonuses or other similar compensation, but only to the extent such amounts would have been included in the Participant’s “415 compensation” if his employment had continued;

(ii)

if provided in the Adoption Agreement, are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued; or

(iii)

if provided in the Adoption Agreement, are payments received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, to the extent such payments are includible in income and the Participant would have received such payments at the same time if he had continued in employment.

For purposes of this subparagraph (1), “military differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as an Employee.

(2)

Back pay, within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8), shall be treated as “415 compensation” for the “limitation year” to which the back pay relates to the extent back pay represents wages and compensation that would otherwise be included in “415 compensation”.

(3)	Other post-termination or severance pay is not included in “415 compensation”.

To be included in a Participant’s “415 compensation” for a particular “limitation year”, an amount must have been received by the Participant (or would have been received, but for the Participant’s election, or deemed election, under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)) within such “limitation year”. Notwithstanding the foregoing, at the direction of the Administrator, amounts earned during a particular “limitation year”, that are not paid until the next “limitation year” because of the timing of pay periods and pay dates, may be included in “415 compensation” for the “limitation year” in which they were earned if (1) the amounts are paid within the first few weeks of the next “limitation year”, (2) are included on a uniform and consistent basis with respect to similarly-situated employees, and (3) are not also included as “415 compensation” in the “limitation year” in which they were paid.

In no event, however, shall the “415 compensation” of a Participant taken into account under the Plan for any “limitation year” exceed the limit in effect under Code Section 401(a)(17) ($250,000 for Plan Years beginning in 2012, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for “limitation years” beginning in such calendar year). ). If the “415 compensation” of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if either (i) the individual becomes an Eligible Employee part way through the Plan Year and the Adoption Agreement provides that Compensation prior to becoming an Eligible Employee is excluded in allocating contributions or (ii) the formula for allocations is based on Compensation for a period of at least 12 months.

(n)

A “limitation year” means the 12-consecutive month period specified in the Adoption Agreement. All qualified plans maintained by the Employer must use the same “limitation year”. If the “limitation year” is amended to a different 12-consecutive month period, the new “limitation year” must begin on a date within the “limitation year” in which the amendment is made.

(o)

A “matching contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Employer solely on account of “elective contributions” made on his behalf or “employee contributions” made by him.

(p)

A “qualified matching contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Employer solely on account of “elective contributions” made on his behalf or “employee contributions” made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

(q)

A “qualified nonelective contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Employer that the Participant could not elect instead to receive in cash until distributed from the Plan, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable (other than for hardships) only as permitted in regulations issued under Code Section 401(k).

(r)

The “test compensation” of an Eligible Employee or “eligible participant” for a Plan Year means any definition of compensation designated by the Administrator that satisfies the requirements of Code Section 414(s). The Administrator may exclude from “test compensation” amounts earned by an individual during a Plan Year, but while the individual was not an Eligible Employee or “eligible participant”, provided such exclusion is applied on a uniform and consistent basis with respect to similarly-situated employees.

In no event, however, shall the “test compensation” of an Eligible Employee or “eligible participant” taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($250,000 for Plan Years beginning in 2012, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the “test compensation” of an Eligible Employee or “eligible participant” is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or “eligible participant” by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Eligible Employee or “eligible participant” who is covered under the Plan for less than one full Plan Year if either (i) the individual becomes an Eligible Employee or “eligible participant” part way through the Plan Year and “test compensation” prior to becoming an Eligible Employee or “eligible participant” is excluded or (ii) the formula for allocations is based on “test compensation” for a period of at least 12 months.

(s)	The “testing year” means the following, as provided in the Adoption Agreement:

(1)

If the current year testing method is provided for ADP and/or ACP testing, the Plan Year for which the limitations on “deferral percentages” and/or “contribution percentages” (as applicable) of Highly Compensated Employees are being determined.

(2)

If the prior year testing method is provided for ADP and/or ACP testing, the Plan Year immediately preceding the Plan Year for which the limitations on “deferral percentages” and/or “contribution percentages” (as applicable) of Highly Compensated Employees is being determined.

If a Plan uses the current year testing method for ADP and/or ACP testing, the Plan Sponsor may only change to the prior year testing method if either (1) the Plan has used the current year testing method for each of the preceding 5 Plan Years (or, if less, the number of Plan Years the Plan has been in existence) or (2) as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Plan Sponsor acquires a plan that uses the prior year testing method for ADP and/or ACP testing (as applicable) and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

For purposes of applying the limitations described in this Article, an Eligible Employee is a Highly Compensated Employee for a particular Plan Year or “testing year”, as applicable, if he meets the definition of Highly Compensated Employee as in effect for that year. An Eligible Employee who does not meet the definition of Highly Compensated Employee as in effect for a particular Plan Year or “testing year”, as applicable, shall not be a Highly Compensated Employee for such year.

7.2	Code Section 402(g) Limit

In no event shall the amount of the 401(k) Contributions, excluding Catch-Up 401(k) Contributions, made on behalf of an Eligible Employee for his taxable year, when aggregated with any “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Employer for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his 401(k) Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the 401(k) Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the 401(k) Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the 401(k) Contributions that, when aggregated with “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Employer, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be either recharacterized as Catch-Up 401(k) Contributions or distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. If an Eligible Employee to whom distribution must be made in accordance with the preceding sentence has made both Pre-Tax and Roth 401(k) Contributions for the year, the type of 401(k) Contributions to be distributed shall be determined as provided in the Adoption Agreement.

Any 401(k) Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the Eligible Employee’s “deferral percentage” for the “testing year” in which the 401(k) Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If an amount of 401(k) Contributions is distributed to a Participant in accordance with this Section or the Adoption Agreement provides that Catch-Up 401(k) Contributions will not be matched and 401(k) Contributions are recharacterized as Catch-Up 401(k) Contributions hereunder, Matching Contributions that are attributable solely to the distributed or recharacterized 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3	Distribution of “Excess Deferrals”

If provided in the Adoption Agreement, and notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing (or in any other form acceptable to the Administrator) no later than the March 1 following the close of the Participant’s taxable year that “excess deferrals” have been made on his behalf under the Plan for such taxable year, the “excess deferrals”, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. If the Participant has made both Pre-Tax and Roth 401(k) Contributions for the year, the Participant must designate the extent to which the “excess deferrals” are Pre-Tax and/or Roth 401(k) Contributions. Unless otherwise elected in the Adoption Agreement, if no direction is received, “excess deferrals” will be made first from Pre-Tax 401(k) Contributions then from Roth 401(k) Contributions. Any 401(k) Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant’s “deferral percentage” for the “testing year” in which the 401(k) Contributions were made.

If an amount of 401(k) Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4	Limitation on 401(k) Contributions of Highly Compensated Employees – ADP Test

The provisions of this Section shall apply to all Eligible Employees unless the Adoption Agreement provides for Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions to be made on behalf of all or some Eligible Employees. If the Adoption Agreement provides for Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions, the provisions of this Section shall apply only with respect to Eligible Employees during the Plan Year who are eligible to make 401(k) Contributions to the Plan, but are not eligible to receive Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions, as applicable, or, if the Adoption Agreement provides for discretionary Safe Harbor Nonelective Contributions, for any Plan Year in which the Plan Sponsor does not timely amend the Plan to provide for Safe Harbor Nonelective Contributions.

Notwithstanding any other provision of the Plan to the contrary, the 401(k) Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average “deferral percentage” for such Eligible Employees that exceeds the greater of:

(a)	a percentage that is equal to 125% of the average “deferral percentage” for all other Eligible Employees for the “testing year”; or

(b)

a percentage that is not more than 200% of the average “deferral percentage” for all other Eligible Employees for the “testing year” and that is not more than 2 percentage points higher than the average “deferral percentage” for all other Eligible Employees for the “testing year”, unless the “excess contributions”, determined as provided in Section 7.5, are recharacterized or distributed as provided in Section 7.6.

If the Plan provides that Employees are eligible to make 401(k) Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(c)

by comparing the average “deferral percentage” of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average “deferral percentage” for the “testing year” of all other Eligible Employees who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A)); or

(d)

separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and Eligible Employees who have satisfied such minimum age and service requirements.

If the prior year testing method applies for the first Plan Year in which the Plan permits Eligible Employees to make 401(k) Contributions, for purposes of the above limitations, the average “deferral percentage” for Eligible Employees who are not Highly Compensated Employees shall be either (1) 3% or (2) the average “deferral percentage” for such Eligible Employees for such first Plan Year, as provided in the Adoption Agreement.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further 401(k) Contributions, other than Catch-Up 401(k) Contributions, on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected “deferral percentages” of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. If the Administrator limits the 401(k) Contributions that may be made by Highly Compensated Employees for a Plan Year, the Administrator shall communicate that limit as soon as reasonably practicable. In the event of a suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible. An affected Highly Compensated Employee may be entitled to make a new deferral election for the following Plan Year.

In determining the “deferral percentage” for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, “elective 401(k) contributions”, “qualified nonelective contributions”, and “qualified matching contributions” (to the extent that “qualified nonelective contributions” and “qualified matching contributions” are taken into account in determining “deferral percentages”) made to his accounts under any plan of an Employer or a Related Employer that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or Related Employer are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then “deferral percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate “deferral percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “deferral percentages” aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the “qualified nonelective contributions” and/or “qualified matching contributions” taken into account in determining “deferral percentages” for any Plan Year.

7.5	Determination and Allocation of “Excess Contributions” Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, if the ADP test described in Section 7.4 is not satisfied in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the “deferral percentage” of Highly Compensated Employees in order of their “deferral percentages” as follows:

(a)

The highest “deferral percentage(s)” shall be reduced to the greater of (1) the maximum “deferral percentage” that satisfies the ADP test described in Section 7.4 or (2) the next highest “deferral percentage”.

(b)

If the ADP test described in Section 7.4 is still not satisfied after application of the provisions of paragraph (a), the Administrator shall continue reducing “deferral percentages” of Highly Compensated Employees, continuing with the next highest “deferral percentage”, in the manner provided in paragraph (a) until the ADP test described in Section 7.4 is satisfied.

The determination of the amount of “excess contributions” hereunder shall be made after 401(k) Contributions and “excess deferrals” have been recharacterized or distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the “excess contributions” that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the 401(k), Qualified Nonelective, and Qualified Matching Contributions (to the extent such contributions are included in determining “deferral percentages”) allocated to their Accounts as follows:

(c)

The contributions included in the “deferral percentages” of the Highly Compensated Employee(s) with the largest dollar amount of “deferral percentage” for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of the “deferral percentage” of the Highly Compensated Employee(s) with the next highest dollar amount of “deferral percentage” for the Plan Year.

(d)

If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions included in the “deferral percentages” of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of “deferral percentages” for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6	Treatment of Excess 401(k) Contributions

Except as otherwise provided in this Section, “excess contributions” allocated to a Highly Compensated Employee pursuant to Section 7.5, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax of 10% may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts. Notwithstanding the foregoing, if the Plan is an eligible EACA and if provided in the Adoption Agreement, the 2 1/2 month period for distributing “excess contributions” before application of the 10% excise tax shall be extended until the end of the 6th month following the close of the Plan Year for which the excess occurred. The provisions of the preceding sentence shall not apply unless all Eligible Employees under the Plan are eligible to participate in the EACA, except Eligible Employees who are mandatorily disaggregated under Code Section 410(b).

In lieu of distribution, the following may apply:

(a)

If the Adoption Agreement provides for Catch-Up 401(k) Contributions, a Highly Compensated Employee’s “excess contributions” shall be treated as Catch-Up 401(k) Contributions to the extent permissible.

(b)

If the Adoption Agreement provides for After-Tax Contributions to be made by Highly Compensated Employees, a Highly Compensated Employee’s “excess contributions” may be recharacterized as After-Tax Contributions, but only to the extent such recharacterization does not result in a failure of the ACP test. Amounts recharacterized as After-Tax Contributions shall be included in a Highly Compensated Employee’s “contribution percentage” for the year in which they were contributed to the Plan as 401(k) Contributions.

Except as otherwise provided below, “excess contributions” shall be allocated among a Highly Compensated Employee’s Sub-Accounts in the order prescribed by the Administrator, which order shall be uniform with respect to all Highly Compensated Employees and non-discriminatory. If “excess contributions” are to be distributed from the 401(k) Contributions Sub-Account of a Highly Compensated Employee who has made both Pre-Tax and Roth 401(k) Contributions for the year, the type of 401(k) Contributions to be distributed shall be determined as provided in the Adoption Agreement.

If an amount of 401(k) Contributions is distributed to a Participant in accordance with this Section or the Adoption Agreement provides that Catch-Up 401(k) Contributions are not matched and 401(k) Contributions are recharacterized as Catch-Up 401(k) Contributions hereunder, Matching Contributions that are attributable solely to the distributed or recharacterized 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.7	Limitation on Matching Contributions and After-Tax Contributions of Highly Compensated Employees – ACP Test

The provisions of this Section shall apply to all “eligible participants”, unless the Adoption Agreement provides that the nondiscrimination requirements applicable to Matching Contributions will be satisfied using the safe harbor rule for some or all years. If the Adoption Agreement provides that the safe harbor will be used to satisfy the nondiscrimination requirements applicable to some or all Matching Contributions, the provisions of this Section shall apply as follows:

(a)

If the Adoption Agreement provides for required Safe Harbor Nonelective Contributions or Safe Harbor Matching Contributions, the provisions of this Section shall apply only with respect to “eligible participants” during the Plan Year who are eligible to receive Matching Contributions under the Plan, but are not eligible to receive Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions, as applicable.

(b)

If the Adoption Agreement provides for discretionary Safe Harbor Nonelective Contributions, the provisions of this Section shall apply with respect to all “eligible participants” for any Plan Year in which the Plan Sponsor does not timely amend the Plan to provide for Safe Harbor Nonelective Contributions.

(c)

Notwithstanding the provisions of paragraph (a) or (b) above, if the Adoption Agreement provides for current After-Tax Contributions, the provisions of this Section shall apply with respect to all “eligible participants”, for purposes of applying the nondiscrimination requirements applicable to After-Tax Contributions.

Except as specifically provided above with respect to Matching Contributions to which the safe harbor rule applies and notwithstanding any other provisions of the Plan to the contrary, the Matching Contributions and After-Tax Contributions made with respect to a Plan Year by or on behalf of “eligible participants” who are Highly Compensated Employees may not result in an average “contribution percentage” for such “eligible participants” that exceeds the greater of:

(d)	a percentage that is equal to 125% of the average “contribution percentage” for all other “eligible participants” for the “testing year”; or

(e)

a percentage that is not more than 200% of the average “contribution percentage” for all other “eligible participants” for the “testing year” and that is not more than 2 percentage points higher than the average “contribution percentage” for all other “eligible participants” for the “testing year”, unless the “excess aggregate contributions”, determined as provided in Section 7.8, are forfeited or distributed as provided in Section 7.9.

If the Plan provides that Employees are eligible to make After-Tax Contributions and/or receive Matching Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(f)

by comparing the average “contribution percentage” of all “eligible participants” who are Highly Compensated Employees for the Plan Year to the average “contribution percentage” for the “testing year” of all other “eligible participants” who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or

(g)

separately with respect to “eligible participants” who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and “eligible participants” who have satisfied such minimum age and service requirements.

If the prior year testing method applies for the first Plan Year in which the Plan provides for After-Tax or Matching Contributions, for purposes of the above limitations, the average “contribution percentage” for “eligible participants” who are not Highly Compensated Employees shall be either (1) 3% or (2) the average “contribution percentage” for such Eligible Employees for such first Plan Year, as provided in the Adoption Agreement.

In determining the “contribution percentage” for any “eligible participant” who is a Highly Compensated Employee for the Plan Year, “matching contributions”, “employee contributions”, “qualified nonelective contributions”, and “elective 401(k) contributions” (to the extent that “qualified nonelective contributions” and “elective 401(k) contributions” are taken into account in determining “contribution percentages”) made to his accounts under any plan of an Employer or a Related Employer that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If different eligibility conditions are selected for ADP Safe Harbor Matching Contributions and ACP Safe Harbor Matching Contributions, the Plan will apply the permissive disaggregation rules set forth in Regulations Section 1.401(m)-1(b)(4), by disaggregating the Plan into separate plans and treating the portion of the Plan covering all Participants who are not otherwise excludable Participants as a Safe Harbor 401(m) Plan and performing the ACP Test for all Participants who are otherwise excludable Participants.

If one or more plans of an Employer or a Related Employer are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the “contribution percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate “contribution percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “contribution percentages” aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the “elective contributions”, “qualified nonelective contributions”, and/or “qualified matching contributions” taken into account in determining “contribution percentages” for any Plan Year.

7.8	Determination and Allocation of “Excess Aggregate Contributions” Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, if the ACP test described in Section 7.7 is not satisfied in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the “contribution percentage” of Highly Compensated Employees in order of their “contribution percentages”, as follows:

(a)

The highest “contribution percentage(s)” shall be reduced to the greater of (1) the maximum “contribution percentage” that satisfies the ACP test described in Section 7.7 or (2) the next highest “contribution percentage”.

(b)

If the ACP described in Section 7.7 is still not satisfied after application of the provisions of paragraph (a), the Administrator shall continue reducing “contribution percentages” of Highly Compensated Employees, continuing with the next highest “contribution percentage”, in the manner provided in paragraph (a) until the ACP test described in Section 7.7 is satisfied.

The determination of the amount of “excess aggregate contributions” shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.

After determining the dollar amount of the “excess aggregate contributions” that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of their “contribution percentages” as follows:

(c)

The contributions included in the “contribution percentages” of the Highly Compensated Employee(s) with the largest dollar amount of “contribution percentage” shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of the “contribution percentage” of the Highly Compensated Employee(s) with the next highest dollar amount of “contribution percentage” for the Plan Year.

(d)

If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions included in the “contribution percentages” of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of “contribution percentages” for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.9 Forfeiture or Distribution of “Excess Aggregate Contributions”

“Excess aggregate contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax of 10% may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts. Notwithstanding the foregoing, if the Plan is an EACA and if provided in the Adoption Agreement, the 2 1/2 month period for distributing “excess aggregate contributions” before application of the 10% excise tax shall be extended until the end of the 6th month following the close of the Plan Year for which the excess occurred. The provisions of the preceding sentence shall not apply unless all Eligible Employees under the Plan are eligible to participate in the EACA, except Eligible Employees who are mandatorily disaggregated under Code Section 410(b).

Except as otherwise provided below, excess amounts shall be allocated among a Highly Compensated Employee’s Sub-Accounts in the order prescribed by the Administrator, which order shall be uniform with respect to all Highly Compensated Employees and non-discriminatory, and such amounts shall be forfeited or distributed, as appropriate. Excess amounts attributable to After-Tax, 401(k), and Qualified Nonelective Contributions of a Participant shall in all cases be distributed. Excess amounts attributable to Matching Contributions shall be distributed only to the extent a Participant has a vested interest in his Matching Contributions Sub-Account and shall otherwise be forfeited. Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

If excess amounts are to be distributed from the 401(k) Contributions Sub-Account of a Highly Compensated Employee who has made both Pre-Tax and Roth 401(k) Contributions for the year, the type of 401(k) Contributions to be distributed shall be determined as provided in the Adoption Agreement.

7.10	Treatment of Forfeited Matching Contributions

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be treated as a forfeiture under the Plan and applied in accordance with the provisions of the Adoption Agreement.

7.11	Determination of Income or Loss

The income or loss attributable to “excess contributions”, “excess aggregate contributions”, or “excess deferrals” shall be determined using the method otherwise used for allocating income or loss to Participants’ Accounts, unless the Adoption Agreement provides that the IRS alternative method is used. If the Adoption Agreement provides for use of the IRS alternative method, income or loss will be determined by multiplying the income or loss for the preceding Plan Year attributable to the Eligible Employee’s Sub-Account to which the contributions were credited by a fraction, the numerator of which is the contributions made to such Sub-Account on the Eligible Employee’s behalf for the preceding Plan Year and the denominator of which is (a) the balance of the Sub-Account on the first day of the preceding Plan Year, plus (b) the contributions made to such Sub-Account for the preceding Plan Year.

7.12	Deemed Satisfaction of the ADP Test

Notwithstanding any other provision of this Article to the contrary, if Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions are provided in the Adoption Agreement, the provisions of this Section shall apply with respect to Eligible Employees who are eligible to make 401(k) Contributions and to receive allocations of Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions, as applicable; provided, however, that if discretionary Safe Harbor Nonelective Contributions are provided in the Adoption Agreement, the provisions of this Section shall apply for a Plan Year only if the Plan Sponsor timely amends the Plan to provide for Safe Harbor Nonelective Contributions.

For Plan Years in which the Employers satisfy the safe harbor notice requirements described in Section 7.14, the Plan shall be deemed to have satisfied the ADP test described in Section 7.4. Notwithstanding the foregoing, if the Adoption Agreement provides for Safe Harbor Matching Contributions, the Plan shall not be deemed to have satisfied the ADP test described in Section 7.4 for any Plan Year unless the ratio of the Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year to the Highly Compensated Employee’s 401(k) Contributions and After-Tax Contributions, if After-Tax Contributions are matched pursuant to the Adoption Agreement, is not greater than the same ratio calculated with respect to each non-Highly Compensated Employee who has made 401(k) Contributions and After-Tax Contributions, if applicable, for the Plan Year at the same percentage of “test compensation” for the Plan Year as such Highly Compensated Employee. For purposes of determining such ratio, “matching contributions”, “elective 401(k) contributions”, and “employee contributions”, if “employee contributions” are matched, made by or on behalf of a Highly Compensated Employee under another qualified defined contribution plan for any period during which the Highly Compensated Employee participated simultaneously under both the Plan and such other plan, shall be aggregated with the Matching Contributions and 401(k) and After-Tax Contributions of such Highly Compensated Employee.

In accordance with Treasury Regulations Section 1.401(k)-1(e)(7), it is impermissible for the Employer to use ADP testing for a Plan Year in which it is intended for the Plan, as provided through its written terms, to be a Code Section 401(k) safe harbor plan and the Employer fails to satisfy the requirements for the safe harbor for the Plan Year.

7.13	Deemed Satisfaction of the Limitations on Matching Contributions of Highly Compensated Employees

If the Adoption Agreement provides that the safe harbor will be used to satisfy the nondiscrimination requirements applicable to some or all Matching Contributions, the provisions of this Section shall apply with respect to “eligible participants” who are eligible to receive allocations of Matching Contributions and to receive allocations of Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions, as applicable; provided, however, that if the Adoption Agreement provides for discretionary Safe Harbor Nonelective Contributions, the provisions of this Section shall apply only if the Plan Sponsor timely amends the Plan to provide for Safe Harbor Nonelective Contributions.

For Plan Years in which the Employers satisfy the safe harbor notice requirements described in Section 7.14, the Plan shall be deemed to have satisfied the ACP test described in Section 7.7 with respect to Matching Contributions. Notwithstanding the foregoing, the Plan shall not be deemed to have satisfied the ACP test described in Section 7.7 for any Plan Year unless the ratio of Matching Contributions made with respect to the contributions eligible for the match made by each Highly Compensated Employee for the Plan Year is not greater than the ratio of Matching Contributions made with respect to eligible contributions made by each non-Highly Compensated Employee who has made eligible contributions for the Plan Year at the same percentage of “test compensation” for the Plan Year as such Highly Compensated Employee. For purposes of determining such ratio, “matching contributions”, “elective 401(k) contributions”, and “employee contributions”, if “employee contributions” are matched, made by or on behalf of a Highly Compensated Employee under another qualified defined contribution plan for any period during which the Highly Compensated Employee participated simultaneously under both the Plan and such other plan, shall be aggregated with the Matching Contributions and 401(k) and After-Tax Contributions of such Highly Compensated Employee.

Even if the Plan is deemed to have satisfied the ACP test described in Section 7.7 with respect to Matching Contributions, it will not be deemed to have satisfied the ACP test with respect to After-Tax Contributions.

For purposes of determining whether the Plan satisfies the ACP test described in Section 7.7, any Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions that are not required to comply with the safe harbor contribution requirements of Code Section 401(k)(12), Code Section 401(k)(13), 401(m)(11), or 401(m)(12) may be included in calculating “contribution percentages”.

In accordance with Treasury Regulations Section 1.401(m)-1(c)(2), it is impermissible for the Employer to use ACP testing for a Plan Year in which it is intended for the Plan, as provided through its written terms, to be a Code Section 401(m) safe harbor plan and the Employer fails to satisfy the requirements for the safe harbor for the Plan Year.

7.14	Notice Requirements for Safe Harbor Matching Contributions and Safe Harbor Nonelective Contributions

For each Plan Year in which an Employer makes a Safe Harbor Matching Contribution or Safe Harbor Nonelective Contribution on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a notice describing (i) the formula used for determining Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions or that the Plan may be amended during the Plan Year to provide that his Employer will make a Safe Harbor Nonelective Contribution for the Plan Year equal to at least 3% of each Eligible Employee’s Compensation; (ii) any other Employer Contributions available under the Plan and the requirements that must be satisfied to receive an allocation of such Employer Contributions; (iii) the type and amount of Compensation that may be contributed under the Plan or another plan maintained by the Employer as contributions eligible for a match under the Plan; (iv) how to make an election to contribute under the Plan and the periods in which such elections may be made or changed; and (v) the withdrawal and vesting provisions applicable to contributions under the Plan, including the vesting provisions applicable to QACA Safe Harbor Matching Contributions or QACA Safe Harbor Nonelective Contributions, if applicable. To the extent permitted under Treasury regulations or other guidance, in lieu of including such descriptions in the notice, the descriptions required by this paragraph may be provided by cross-references to the relevant section(s) of an up to date summary plan description or as otherwise permitted under such regulations or other guidance.

The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within one of the following periods, whichever is applicable:

(a)	for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or

(b)

for an Employee who becomes an Eligible Employee after that date, within the period beginning 90 days before the date he becomes an Eligible Employee and ending on the date such Employee becomes an Eligible Employee.

Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall have a reasonable period (not fewer than 30 days) following receipt of such notice in which to make or amend his election to have his Employer make 401(k) Contributions to the Plan on his behalf.

To the extent the Employer elects to make QACA Safe Harbor Contributions to the Plan, the notice must also include an explanation of each Covered Employee’s rights and obligations under the default 401(k) Contribution portion of the QACA, written in a manner calculated to be understood by the average Covered Employee. The notice will accurately describe (A) the amount of default 401(k) Contributions to be made on the Covered Employee’s behalf in the absence of a Salary Deferral Agreement being filed with the Administrator; (B) the Covered Employee’s right to elect to have no 401(k) Contributions made on his or her behalf or to have a different amount of 401(k) Contributions made; (3) how default 401(k) Contributions will be invested in the absence of the Covered Employee’s Investment Instructions; and (D) if withdrawals of default 401(k) Contributions are elected in the Adoption Agreement, the Covered Employee’s right to make a withdrawal of default 401(k) Contributions and the procedure for making such a withdrawal.

If an Employer that provides notice that the Plan may be amended to provide a Safe Harbor Nonelective Contribution for the Plan Year does amend the Plan to provide such contribution, the Employer shall provide a supplemental notice to all Eligible Employees stating that a Safe Harbor Nonelective Contribution in the specified amount shall be made for the Plan Year. Such supplemental notice shall be provided to Eligible Employees at least 30 days before the last day of the Plan Year.

A Safe Harbor Notice will be provided to all Covered Employees if at any time the Safe Harbor Contribution is amended by the Employer during a Plan Year to prospectively reduce or suspend Safe Harbor Non-Elective Contributions, or, for amendments adopted on or after January 1, 2015, for Safe Harbor Matching Contributions. The Notice will provide that the reduction or suspension must apply no earlier than the later of the date the Plan amendment reducing or suspending such contribution is adopted or 30 days after the supplemental Notice is provided to Covered Employees. Additionally, for mid-year changes made on and after January 29, 2016, Notice will be provided to all Covered Employees of any other permissible mid-year change to a Plan’s required Safe Harbor Notice content, at least 30 days and not more than 90 days before the effective date of the change or as otherwise permitted by applicable guidance. A change made to a Safe Harbor Plan or to a Plan’s required Safe Harbor Notice content does not violate the requirements of Regulations Section 1.401(k)-3 and Section 1.401(m)-3 merely because the change is a mid-year change, provided that (i) if it is a mid-year change to the Plan’s required Safe Harbor Notice content, the notice and election opportunity considerations are met, and (ii) the mid-year change is not described in the list of prohibited mid-year changes outlined in IRS Notice 2016-16 or subsequent guidance.

7.15	Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $50,000 for the “limitation year” beginning in 2012) or (ii) 100% of the Participant’s “415 compensation” for the “limitation year”; provided, however, that the limit in clause (i) shall be pro-rated for any short “limitation year”. The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an “annual addition” under Code Section 419A(d)(2). A Participant’s 401(k) Contributions may be recharacterized as Catch-Up 401(k) Contributions and excluded from the Participant’s “annual additions” for the “limitation year” to satisfy the preceding limitation.

If the Employer or a Related Employer participates in a multiemployer plan, in determining whether the “annual additions” made on behalf of a Participant to the Plan, when aggregated with “annual additions” made on the Participant’s behalf under the multiemployer plan satisfy the above limitation, only “annual additions” made by the Employer (or a Related Employer) to the multiemployer plan shall be aggregated with the “annual additions” under the Plan and “415 compensation” shall include only compensation paid to the Participant by the Employer (or a Related Employer).

If the “annual addition” to the Account of a Participant in any “limitation year” nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction may be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12, or any superseding guidance.

7.16	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Employer concurrently with the Plan, and if the “annual addition” to be made under the Plan for the “limitation year” when combined with the “annual addition” to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, the following shall apply:

(a)

If the Adoption Agreement provides that other plans will be reduced first, the “annual addition” to be made to such other plan(s) shall be reduced, to the extent necessary so that the limitation in the preceding Section is satisfied.

(b)

If the Adoption Agreement provides for a pro rata reduction among all plans, the “annual additions” to be made under the Plan and such other plan(s) shall be reduced on a pro rata basis, to the extent necessary so that the limitation in the preceding Section is satisfied.

(c)

If the Adoption Agreement provides that the Plan will be reduced first, the “annual addition” to be made under the Plan shall be reduced, to the extent necessary so that the limitation in the preceding Section is satisfied.

(d)

If the Adoption Agreement provides that the last amounts to be allocated will be reduced first, the “annual additions” last scheduled for allocation under the Plan and such other plan(s) shall be reduced to the extent necessary so that the limitation in the preceding Section is satisfied. If “annual additions” are scheduled to be allocated as of the same date, any excess shall be allocated pro rata among the defined contribution plans.

(e)

If the Adoption Agreement provides another method of reduction, the “annual additions” to be allocated (rather than any excess already allocated) shall be reduced as provided in the Adoption Agreement.

If the “annual addition” to the Account of a Participant in any “limitation year”, when combined with the “annual addition” made under any other qualified defined contribution plan maintained by an Employer or a Related Employer, nevertheless exceeds the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, correction may be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12, or any superseding guidance.

7.17	Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Employer” shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII

TRUST FUNDS AND ACCOUNTS

8.1	General Fund

If the Adoption Agreement provides that Participants do not direct the investment of all or some contributions to the Plan and the Adoption Agreement does not specify a particular Investment Fund to which such contributions will be invested, a General Fund shall be maintained to hold and administer such contributions. A General Fund shall also be maintained to hold and administer Plan assets that are not allocated to an Investment Fund, unless otherwise provided under the Trust Agreement or any other separate agreement governing the holding and investment of Plan assets. If a General Fund is maintained, it shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2	Investment Funds

If the Adoption Agreement provides for Participant direction of investments, Investment Funds shall be made available for investment as follows:

(a)

If the Adoption Agreement provides that the Investment Fiduciary selects the available investment options, then except as otherwise provided in this paragraph (a), the Investment Fiduciary shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

If the Plan Sponsor elected as settlor for the Plan to establish an Employer stock Investment Fund, in addition to the Investment Funds selected by the Investment Fiduciary, an Employer stock Investment Fund shall be established and maintained under the Trust. It is the intent of the Plan Sponsor, as “settlor” of the Plan that the Employer stock Investment Fund be maintained in order to align the interest of Participants and the shareholders of the Employer, and any action that frustrates that purpose is contrary to such intent. Therefore, as provided in Section 8.4 below, the Employer stock Investment Fund shall be invested in shares of Employer stock; provided, however, that solely as necessary to provide funds for exchanges or redemptions or to pay Plan expenses, the Employer stock Investment Fund may also include a level of short-term liquid investments as may be established by the Trustee and the Investment Fiduciary from time to time.

If the Plan Sponsor elected as settlor for the Plan to establish a self-directed brokerage Investment Fund, in addition to the Investment Funds selected by the Investment Fiduciary, a self-directed brokerage Investment Fund shall be established and maintained under the Trust. Notwithstanding any other provision of this paragraph, in the action directing establishment of the self-directed brokerage Investment Fund, the Plan Sponsor may limit availability of the fund to Participants who have an Account balance in excess of a uniform, minimum dollar amount.

(b)

If the Adoption Agreement provides that Participants select the available investment options, each Participant shall determine the number and type of Investment Funds and select the investments for such Investment Funds and shall communicate the same and any changes therein in writing (or in any other form acceptable to the Administrator and the Trustee) to the Administrator and the Trustee. In no event may the assets of any Investment Fund be invested in any collectible as that term is defined in Code Section 408(m)(2).

(c)

If the Adoption Agreement provides that Participants may select the available investment options, and such options include a series of target date funds (TDFs) in which participation in some TDFs is restricted to Participants in particular age-bands, then pursuant to Notice 2014-66, the series of those TDFs can be treated as a single “other right or feature” for purposes of Regulation Section 1.401(a)(4)-4, provided that the following conditions are satisfied:

(1)

The series of TDFs is designed to serve as a single integrated investment program under which the same investment manager manages each TDF and applies the same generally accepted investment theories across the series of TDFs. The only difference among the TDFs is the mix of assets selected by the investment manager, which difference results solely from the intent to achieve the level of risk appropriate for the age-band of individuals participating in each TDF. In accordance with the consistent investment strategy used to manage the series of TDFs, the design for the series is for the mix of assets in a TDF currently available for older Participants to become available to each younger Participant as the asset mix of each TDF for younger Participants changes to reflect the increasing age of those Participants.

(2)

Some of the TDFs available to participants in older age-bands include deferred annuities, and none of the deferred annuities provide a guaranteed lifetime withdrawal benefit (GLWB) or guaranteed minimum withdrawal benefit (GMWB) feature.

(3)	If the TDFs hold “employer securities” as described in ERISA Section 407(d)(1), those employer securities must be readily tradable on an established securities market.

(4)

Each TDF in the series is treated in the same manner with respect to rights or features other than the mix of assets. The fees and administrative expenses for each TDF are determined in a consistent manner, and the extent to which those fees and expenses are paid from Plan assets (rather than by the Employer) is the same.

Each Investment Fund shall be held and administered as a separate trust fund.

8.3	Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Investment Fiduciary shall direct the establishment and maintenance of a loan Investment Fund in the Participant’s name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant’s loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant’s loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4	Employer Stock Investment Fund

If required by the Plan Sponsor as settlor of the Plan or directed by the Investment Fiduciary as permitted in the Adoption Agreement, the Trustee shall maintain an Employer stock Investment Fund. The Employer stock Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the Employer stock Investment Fund shall be an undivided interest. The Employer stock Investment Fund is intended to be invested primarily in equity securities issued by an Employer or a Related Employer that are “qualifying employer securities” as defined in ERISA Section 407(d)(5).

If the Adoption Agreement does not provide for Participant direction with respect to 401(k) Contributions, 401(k) Contributions may not be used to acquire Employer stock if immediately after such acquisition the aggregate fair market value of the Employer stock held with respect to the portion of the Plan attributable to 401(k) Contributions exceeds 10% of the fair market value of all assets held with respect to the portion of the Plan attributable to 401(k) Contributions.

8.5	Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received, provided the Trust Fund may accept such income. If a Trust Fund is closed and may not accept such income, the income will be allocated among the Accounts of Participants who have invested in the closed Trust Fund and will be re-invested among the other Trust Funds as provided under rules prescribed by the Administrator with respect to the closed Trust Fund.

8.6	Accounts

As of the first date a contribution is made by or on behalf of an Eligible Employee there shall be established an Account in his name reflecting his interest in the Plan. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

Amounts a service provider agrees to credit to the Plan as an adjustment to its compensation for Plan services shall be credited to a suspense account(s) held under the Plan. The Administrator may either (i) apply amounts held in such account(s) to pay Plan expenses or (ii) allocate such amounts among the Accounts of Participants and Beneficiaries as income, as provided in the applicable service agreement.

8.7	Sub-Accounts

A Participant’s Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust.

ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1	Life Insurance Contracts

If provided in the Adoption Agreement, upon written instructions from the Investment Fiduciary, the Trustee shall apply a portion of the interest of a Participant in the Trust toward the purchase, from a legal reserve life insurance company, of a life insurance contract or contracts, including a term life insurance contract or contracts, on the life of such Participant; provided, however, that if any portion of a Participant’s interest is used during any year to purchase such a contract, each other Participant shall be given the option to have the same proportion of his interest applied toward the purchase of such a contract for him. All such contracts shall designate the Trustee as the sole owner with exclusive power to exercise all rights, privileges, options and elections granted or permitted thereunder; provided, however, that the exercise of such power by the Trustee shall be subject to the right of the Administrator to direct the Trustee with respect thereto or to require the Trustee to obtain its approval before exercising any such power. If Participants direct investments, subject to any restrictions pertaining to a particular Investment Fund, amounts needed to purchase a life insurance contract or contracts either (1) shall be charged against each Investment Fund in the ratio that the balance of the Participant’s Account invested in the Investment Fund as of the most recent Valuation Date bears to the balance of the Participant’s entire Account, determined without regard to amounts held in his Qualified Nonelective, Qualified Matching, Safe Harbor Matching, and Safe Harbor Nonelective Contributions Sub-Accounts or (2) shall be charged against the Participant’s interest in the Investment Funds selected by the Participant, excluding any portion of his Qualified Nonelective, Qualified Matching, Safe Harbor Matching, and Safe Harbor Nonelective Contributions Sub-Accounts, as provided in the Adoption Agreement. If Participants do not direct investment, amounts needed to purchase a life insurance contract or contracts shall be charged against the Participant’s Account, excluding any portion of his Qualified Nonelective, Qualified Matching, Safe Harbor Matching, and Safe Harbor Nonelective Contributions Sub-Accounts.

9.2	Payment of Premiums and Disposition of Dividends

The Trustee, upon written instructions from the Administrator, shall pay each premium on any such contract or contracts held for a Participant and shall charge such premium payment to the Account of such Participant. The Trustee shall be under no obligation to pay any premium, however, unless there are sufficient funds available from the interest of such Participant in the Trust to make such payment. If benefits are provided under the Plan through annuity or insurance contracts without a trust, each contract shall provide that all dividends and other credits payable thereunder, if any, shall be applied in reduction of premiums, except that any postmortem or termination dividend shall be added to and become a part of the proceeds payable to the beneficiary under the contract. If benefits are provided under the Plan through a trust, each contract shall provide that all dividends and other credits payable thereunder, if any, shall be allocated to the Employer Contributions Sub-Account for the Participant on whose behalf the contract is purchased.

9.3	Overriding Conditions and Limitations

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section shall govern:

(a)	In the event of any conflict between the provisions of the Plan and the terms of any insurance contract or contracts purchased pursuant to this Article, the provisions of the Plan shall control.

(b)

At no time shall the aggregate of the premiums paid for any ordinary life or term life insurance contract or contracts upon the life of any Participant hereunder equal or exceed the sum of his After-Tax Contributions under the Plan and

(1)

if only ordinary life insurance contracts upon the life of such Participant are held hereunder, 50% of the 401(k) Contributions made on his behalf and the Employer Contributions allocated to him under the Plan, excluding Qualified Nonelective, Qualified Matching, Safe Harbor Matching, and Safe Harbor Nonelective Contributions; or

(2)

if only term life insurance contracts upon the life of such Participant are held hereunder, 25% of the 401(k) Contributions made on his behalf and the Employer Contributions allocated to him under the Plan, excluding Qualified Nonelective, Qualified Matching, Safe Harbor Matching, and Safe Harbor Nonelective Contributions.

If both ordinary life and term life insurance contracts upon the life of any Participant are held hereunder, at no time shall the aggregate of one-half of the premiums paid for any ordinary life insurance contracts plus the premiums paid for any term life insurance contract equal or exceed the sum of his After-Tax Contributions under the Plan and 25% of the 401(k) Contributions made on his behalf and the Employer Contributions allocated to him under the Plan, excluding Qualified Nonelective, Qualified Matching, Safe Harbor Matching, and Safe Harbor Nonelective Contributions. In order to comply with these limitations, the Administrator shall direct the Trustee in writing to take such action with respect to any such contract or contracts held by it as the Administrator shall deem advisable, including, but not limited to, conversion to paid-up basis or surrender of such contract or contracts or any part or parts thereof.

(c)

At all times each such contract upon the life of any Participant shall be held by the Trustee separate and apart from the Trust. The value of such contract shall not be taken into account in valuing the assets of the Trust nor shall such value be considered in determining the amount of a Participant’s interest in the Trust.

(d)

A Participant, with such advance written notice as may be required by the Administrator, may elect to have the purchase of insurance on his life discontinued. Any such notice shall specify the date on which such purchase is to be discontinued, but in no event shall any such notice be effective with respect to premiums which have been paid. Upon receipt of such notice, the Administrator shall direct the Trustee in writing to surrender any contract or contracts held on the Participant’s life on the date specified in the notice. The cash surrender value, if any, of any such contracts shall be added to the Trust when received by the Trustee and shall be credited to the Participant’s Account. The Participant’s vested interest in the cash surrender value of any such contract shall be determined as provided in Section 9.5(a).

9.4	Death Benefits

Upon the death of any Participant on whose life any contract is held hereunder prior to his termination of employment with his Employer and all Related Employers, the proceeds of such contract shall be paid to the Trustee for deposit in the Participant’s Account, to be paid to the Participant’s Beneficiary in accordance with the distribution provisions of the Plan.

9.5	Other Distributions; Vesting

(a)

If a Participant’s Settlement Date occurs before his Normal Retirement Date for any reason other than death or disability, the former Participant shall have a vested interest in the cash surrender value, if any, of each contract on his life then held hereunder, which shall be (i) a fraction thereof the numerator of which shall be the aggregate of the total premiums paid under the contract which were charged to his 401(k) Contributions Sub-Account and his After-Tax Contributions Sub-Account and the denominator of which shall be the aggregate premiums paid under the contract; plus (ii) a percentage of the remaining fraction thereof which shall be the same percentage which is applied to determine his vested interest in the balance of his Account, as provided in Article VI.

(b)

If a Participant’s Settlement Date occurs under any other circumstances, or in the event of a termination of the Plan, the Participant shall have a fully vested interest in the cash surrender value, if any, of each contract held on his life hereunder.

(c)

Subject to the “automatic annuity” provisions under Article XVI, if applicable, a Participant whose Settlement Date has occurred shall receive distribution of his vested interest determined under this Section in the form of an insurance contract or contracts delivered to such Participant as soon as reasonably practicable, but in no event later than the 60th day after the close of the Plan Year in which his Settlement Date occurred; provided, however, that at the election of the Participant, and upon written instructions to the Trustee from the Administrator, such interest shall be transferred to the Trust in cash, and the amount thereof shall be credited to the Participant’s Account to be distributed to or for the benefit of the former Participant and, in the event of his death, to or for the benefit of his Beneficiary. If the Plan provides for Participant direction, either (1) the cash surrender value of the policy will be credited to the Participant’s Account and invested among the Investment Funds in accordance with his currently effective election or (2) the amount to be credited to the Participant’s interest in each Investment Fund shall be in each case the cash surrender value of the policy times a fraction, the numerator of which in each case shall be the total premiums charged against the Participant’s interest in each Investment Fund and the denominator of which shall be the aggregate premiums paid under the contract, as provided in the Adoption Agreement.

(d)

Any portion of the cash surrender value, if any, of any contract held on the life of a Participant hereunder which is not vested in him, shall be forfeited by the former Participant and deposited by the Trustee in the Trust, the amount thereof to be treated in the same manner as other forfeitures, as provided in Article XIV.

(e)

To implement the provisions of this Section, the Administrator shall direct the Trustee in writing to take such action with respect to any contract or contracts held hereunder as necessary, including, but not limited to, conversion to a paid-up basis or surrender of the contract or contracts or any part or parts thereof. In no event may any contract or contracts, or any portion of the value thereof, be retained in the Trust after a Participant’s Settlement Date, or after any termination of the Plan, for the purpose of continuing life insurance protection for such Participant.

9.6	Suspension of Further Purchases of Life Insurance Contracts

If provided in the Adoption Agreement, no further life insurance policies shall be purchased hereunder on or after the date specified in the Adoption Agreement. Unless otherwise directed by the Investment Fiduciary, policies purchased prior to that date shall be maintained in accordance with this Article. Policies that are not maintained in accordance with this Article shall be treated as having been discontinued by the Participant and shall be disposed of as provided in Section 9.3(d).

ARTICLE X

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1	Future Contribution Investment Elections

If the Adoption Agreement provides for Participant direction of investments, each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the Sub-Accounts over which he has investment authority, as determined under the Adoption Agreement, shall be invested. If the Adoption Agreement provides that the Investment Fiduciary shall direct the investment of any or all Sub-Accounts, the Investment Fiduciary shall direct the manner in which the Sub-Accounts specified therein shall be invested.

An Eligible Employee’s investment election shall be in the form required by the Administrator (or its delegate) and shall specify the percentage of contributions made on his behalf to be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100%. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator (or its delegate), in such form as the Administrator (or its delegate) shall prescribe. Unless a later date is prescribed in the Adoption Agreement, if recorded in accordance with any rules prescribed by the Administrator (or its delegate), a Participant’s change of investment election shall be implemented effective as of the business day it is received by the Administrator (or its delegate) or the next following business day.

10.2	Deposit of Contributions

All contributions made on a Participant’s behalf shall be deposited in the Trust and shall be invested as follows:

(a)

to the extent the Participant does not have investment authority over such contributions and the Adoption Agreement does not specify the Investment Fund in which such contributions shall be invested, the contributions shall be invested in the General Fund;

(b)

to the extent the Participant does not have investment authority over such contributions and the Adoption Agreement specifies the Investment Fund(s) in which such contributions shall be invested, the contributions shall be invested in the designated Investment Fund(s);

(c)

to the extent the Participant has investment authority over such contributions, the contributions shall be invested among the Investment Funds in accordance with the Participant’s currently effective investment election; provided, however, that any contributions made to the Plan in qualifying employer securities shall be allocated to the Employer stock Investment Fund, pending directions to the Administrator regarding their future investment; or

(d)

to the extent the Participant has investment authority over such contributions, but no investment election is recorded with the Administrator at the time contributions are to be deposited to the Participant’s Account, the contributions shall be invested as provided in the Adoption Agreement.

10.3	Election to Transfer Between Funds

A Participant may elect to transfer investments over which he has investment authority from any Investment Fund to any other Investment Fund; provided, however, that if all or some Employer Contributions are required to be invested in Employer stock under the Adoption Agreement, unless otherwise specified in the Adoption Agreement, Participants may not elect to transfer investment out of or into the Employer stock Investment Fund except as required under Section 10.5. The Participant’s transfer election shall specify a percentage, of the amount eligible for transfer that is to be transferred, which percentage may not exceed 100%. If permitted under rules prescribed by the Administrator, a Participant may specify a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, unless a later date is prescribed in the Adoption Agreement, if recorded in accordance with any rules prescribed by the Administrator (or its delegate), a Participant’s transfer election shall be implemented effective as of the business day it is received by the Administrator (or its delegate) or the next following business day.

Notwithstanding any other provision of this Section to the contrary, the Administrator may prescribe such rules restricting Participants’ transfer elections as it deems necessary or appropriate to preclude excessive or abusive trading or market timing.

10.4	404(c) Protection

If provided in the Adoption Agreement, the Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

A Participant’s directions to the Trustee regarding investment in and transfers to and from the Employer stock Investment Fund shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Plan Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

10.5	Diversification of Investments in Employer Stock

The provisions of this Section shall apply to any Plan that provides for investment in Employer stock if such Employer stock is publicly traded or treated as publicly traded under Code Section 401(a)(35). Employer stock that is not publicly-traded shall be treated as publicly-traded securities if the Employer or any member of its controlled group (determined as provided in Code Section 414(b), but substituting 50% for 80%) has issued publicly-traded securities, unless neither the Employer nor its parent company has issued either (i) publicly-traded securities or (ii) a special class of stock that grants particular rights to or bears particular risks for the holder or issuer with respect to any member of the controlled group.

Subject to the effective date provisions of this Section, notwithstanding any other provision of the Plan to the contrary, a Participant whose 401(k) and/or After-Tax and/or Rollover Contributions Sub-Accounts are invested, in whole or in part, in the Employer stock Investment Fund shall be permitted to divest such investments and re-invest such Sub-Account(s) in other Investment Funds provided under the Plan. This paragraph shall also apply to an alternate payee who has an Account under the Plan and the Beneficiary of a deceased Participant.

A Participant whose Employer Contributions Sub-Account is invested, in whole or in part, in the Employer stock Investment Fund shall be permitted to divest such investment and re-invest his Employer Contributions Sub-Account in other Investment Funds provided under the Plan beginning on the day immediately preceding the third anniversary of his date of hire. This paragraph shall also apply to an alternate payee who has an Account under the Plan with respect to a Participant who meets the requirements of this paragraph and the Beneficiary of a deceased Participant.

The Plan shall offer at least three Investment Fund options (other than Employer securities) as alternatives to the Employer stock Investment Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics.

The Administrator shall notify each eligible Participant of his diversification rights no later than 30 days prior to the date he is first eligible to divest his investment in the Employer stock Investment Fund.

Except as otherwise specifically provided below, the Plan shall not be treated as meeting the requirements of this Section if the Plan imposes any restrictions or conditions on investment in the Employer stock Investment Fund, either directly or indirectly, that do not also apply to investment in the other Investment Funds. A prohibited restriction or condition means:

(a)	conditioning a benefit on investment in the Employer stock Investment Fund; or

(b)

restricting a Participant’s right to divest his investment in the Employer stock Investment Fund if such restriction does not also apply to the Participant’s right to divest his investment in any other Investment Fund.

Examples of prohibited restrictions and conditions include, but are not limited to, provisions that:

(c)

permit a Participant to divest investments in the Employer stock Investment Fund on a less frequent basis than the Participant may divest his investments in any other Investment Fund (e.g., quarterly divestment from the Employer stock Investment Fund, but daily divestment from other Investment Funds);

(d)

treat a Participant who divests his investment in the Employer stock Investment Fund less favorably than a Participant who retains such investment (e.g., the Plan provides a higher match rate for Participants who invest in the Employer stock Investment Fund); and

(e)	preclude a Participant who divests his investment in the Employer stock Investment Fund from re-investing in the Employer stock Investment Fund for a specified period of time.

Notwithstanding the foregoing, the following restrictions or conditions may be imposed under the Plan:

(f)

The Plan may limit the extent to which a Participant’s Account may be invested in the Employer stock Investment Fund, provided such limit applies without regard to a Participant’s prior exercise of rights to divest investment in the Employer stock Investment Fund;

(g)

The Plan may impose reasonable restrictions on the timing and number of investment elections a Participant may make with respect to the Employer stock Investment Fund, provided the restrictions are designed to limit short-term trading in Employer stock;

(h)

The Plan will not be considered to condition a benefit on investment in the Employer stock Investment Fund if it imposes fees on other Investment Funds that are not imposed on the Employer stock Investment Fund;

(i)

The Plan will not be considered to have impermissibly restricted diversification of investments in the Employer stock Investment Fund if it imposes a reasonable fee for the divestment of Employer stock;

(j)

The Plan may allow transfers into or out of a stable value or similar Investment Fund more frequently than it allows transfers into or out of the Employer stock Investment Fund. A stable value of similar Investment Fund means an Investment Fund designed to preserve principal and provide a reasonable rate of return, while providing liquidity;

(k)

The Plan may allow transfers out of a qualified default investment option, within the meaning of Department of Labor Regulations Section 2550.404c-5(e), more frequently than it allows transfers out of the Employer stock Investment Fund; and

(l)

The Plan may treat the Employer stock Investment Fund as a closed Investment Fund in which no future contributions are invested and to which no other amounts may be transferred. (The Plan may provide for dividends paid on Employer stock held under the Plan to be re-invested in the Employer stock Investment Fund without violating this requirement.).

ARTICLE XI

CREDITING AND VALUING ACCOUNTS

11.1	Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date, as shall be determined by the Administrator.

11.2	Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures.

11.3	Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)

Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)

Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4	Unit Accounting Permitted

The Administrator may, for administrative purposes, establish unit values for one or more Investment Fund (or any portion thereof) and maintain the accounts setting forth each Participant’s interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Administrator shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for an Investment Fund (or any portion thereof), the value of a Participant’s interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

11.5	Finality of Determinations

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.

11.6	Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

ARTICLE XII

LOANS

12.1	Application for Loan

If the Adoption Agreement provides for Plan loans, a Participant may make application to the Administrator for a loan from his Account. Loans shall not be made from the portion(s) of a Participant’s Account specified in the Adoption Agreement as unavailable for loans. In addition, loans shall not be made from a Participant’s Qualified Voluntary Employee Contributions Sub-Account.

Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent such guidelines are more restrictive than the provisions of the Plan and are not inconsistent with the provisions of Code Section 72(p) and regulations issued thereunder, the guidelines shall be controlling.

Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

12.2	Collateral for Loan

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan; provided, however, that in no event may the security interest exceed 50% of the Participant’s vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. The portion(s) of a Participant’s Account designated in the Adoption Agreement shall be excluded in determining the maximum amount of the Plan’s security interest.

If provided in the Adoption Agreement, in the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default. If a Participant’s Account is subject to the “automatic annuity” provisions under Article XVI or the Adoption Agreement otherwise requires Spouse consent to a loan, a Participant’s Spouse must consent in writing to any loan hereunder. Any Spouse consent given pursuant to this Section must be made within the 180-day period ending on the date the Plan acquires a security interest in the Participant’s Account, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or a notary public. Such Spouse consent shall be binding with respect to the consenting Spouse and any subsequent Spouse with respect to the loan. A new Spouse consent shall be required if the Participant’s Account is used for security in any renegotiation, extension, renewal, or other revision of the loan. If the Adoption Agreement provides that a Participant’s Domestic Partner is treated as a Spouse for certain Plan provisions, a Participant’s Domestic Partner shall be treated as the Participant’s Spouse for purposes of this paragraph.

12.3	Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant’s Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant’s death prior to the commencement of distribution of his Account and the Participant’s vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant’s vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.4	Requirements to Prevent a Taxable Distribution

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)

Subject to the requirements of the Servicemembers Civil Relief Act, the interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b)

The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Employer) shall not exceed the lesser of:

(1)

$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Employer during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(2)

50% of the vested portions of the Participant’s Account and his vested interest under all other plans maintained by an Employer or a Related Employer; provided, however, that if provided in the Adoption Agreement, the portion(s) of a Participant’s Account designated in the Adoption Agreement shall be excluded in determining this limit.

Notwithstanding the foregoing, if provided in the written guidelines governing Plan loans, the Administer may permit a loan in excess of the limit in (2) above, provided that (i) the loan amount does not exceed the lesser of $10,000 or 100% of the vested portions of the Participant’s Account, excluding the portion(s) of the Participant’s Account designated in the Adoption Agreement, if any, and (ii) the Participant also grants to the Plan a security interest in additional collateral consisting of real, personal, or other property satisfactory to the Administrator sufficient to provide adequate security for the loan.

(c)

The term of any loan to a Participant shall be no greater than 5 years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined in Code Section 121) of the Participant. Certification by a Participant shall be conclusive evidence that the loan is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined in Code Section 121) of the Participant.

(d)

Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly. If a loan is made from a Participant’s Roth 401(k) Contributions Sub-Account and from his other Sub-Accounts under the Plan, the level amortization requirement shall be met with respect to both his Roth 401(k) Contributions Sub-Account and his other Sub-Accounts. Notwithstanding the foregoing, if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Employer (for periods in which the Participant does not perform military service as described in paragraph (e) below), provided that all of the following requirements are met:

(1)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(2)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the 1-year anniversary of the date such leave began;

(3)	The period during which payments are suspended does not exceed one year;

(4)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

(5)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(e)

If a Participant is absent from employment with any Employer or any Related Employer for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (c) or paragraph (d) of this Section provided that all of the following requirements are met:

(1)	Payments resume upon completion of such military service;

(2)	Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(3)	Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(4)

The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article extended by the period of such military service.

(f)	The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.

12.5	Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant’s name. Any loan approved by the Administrator shall be made to the Participant out of the Participant’s loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and, if the Adoption Agreement provides that Participants direct the investment of contributions made to their Accounts under the Plan, shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election. The balance of the Participant’s loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.6	Default

If either (1) a Participant fails to make or cause to be made, any payment required under the terms of the loan within the period prescribed in the Adoption Agreement, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in Section 12.4(d) or (e), or (2) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.4(e), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest no later than the date distribution of the Account is made to the Participant or his Beneficiary following the Participant’s termination of employment.

12.7	Deemed Distribution Under Code Section 72(p)

If a Participant’s loan is in default as provided in Section 12.6, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant’s After-Tax Contributions.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless there is a legally enforceable arrangement among the Participant, the Plan, and the Participant’s employer that repayment of such loan shall be made by payroll withholding.

12.8	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)

With respect to any loan made on or after January 1, 2002, the balance of such loan that is deemed to have been distributed to a Participant under Section 12.7 shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.6. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant’s taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.4(b).

If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan for purposes of determining the taxable portion of the Participant’s Account, but shall not be treated as After-Tax Contributions for purposes of applying the limitations on contributions applicable under Code Sections 401(m) and 415. For purposes of in-service withdrawals loan repayments shall be treated as provided in the Adoption Agreement.

The provisions of this Section shall apply with respect to any loan made prior to January 1, 2002, except to the extent provided under the transition rules in Q&A 22(c)(2) of Treasury Regulations Section 1.72(p)-1.

12.9	Prior Loans

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement or rolled over to the Plan from another plan or made under the provisions of a prior plan before the date such plan was merged into the Plan or the date assets and liabilities from such other plan were spun off to the Plan, as applicable, shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1	Non-Hardship In-Service Withdrawals

If provided in the Adoption Agreement, a Participant who is employed by an Employer or a Related Employer and has satisfied any requirements applicable to non-hardship In-Service withdrawals provided in the Adoption Agreement may, subject to the limitations and conditions prescribed in this Article and the Adoption Agreement, elect to make a cash withdrawal from his vested interest in those Sub-Accounts specified in the Adoption Agreement. Notwithstanding the foregoing, if the Participant’s Account is subject to the “automatic annuity” provisions of Article XVI, the withdrawal shall be made through the purchase of a Qualified Joint and Survivor Annuity, a Qualified Optional Survivor Annuity, or a Single Life Annuity, as provided in Article XVI, unless the Participant and his Spouse consent to distribution in a single sum. If so elected in the Adoption Agreement, Participant’s benefit under a money purchase plan may not be distributed before the Participant attains age 62 or if earlier, the Participant separates from employment, attains Normal Retirement Age, dies, or becomes disabled or upon termination of the Plan.

13.2	Withdrawal of Contributions Subject to Distribution Restrictions under Code Section 401(k) Upon Deemed Severance from Employment Due to Qualified Military Service

Notwithstanding any other provision of the Plan to the contrary, if provided in the Adoption Agreement, a Participant who is absent from employment because of service with the uniformed services (as described in United Stated Code, Title 38, Chapter 43) for more than 30 days shall be treated as if he had incurred a severance from employment for purposes of receiving a distribution under Code Section 401(k)(2)(B)(i)(I). A Participant who is deemed to have incurred a severance from employment hereunder may elect, subject to the limitations and conditions prescribed in the Adoption Agreement, to receive a cash withdrawal or, if the Participant’s Account is subject to the “automatic annuity” provisions of Article XVI, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity, a Qualified Optional Survivor Annuity, or a Single Life Annuity, as provided in Article XVI, from his vested interest in those Sub-Accounts specified in the Adoption Agreement.

If a Participant receives distribution in accordance with the provisions of this Section and would not otherwise be entitled to receive distribution under the terms of the Plan other than this Section, his 401(k) Contributions and After-Tax Contributions under the Plan and the Participant’s “elective contributions” and “employee contributions”, as defined in Section 7.1, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer shall be suspended for at least 6 months after his receipt of the withdrawal. However, if the Adoption Agreement provides for “qualified reservist withdrawals” and the distribution meets the requirements of Section 13.3 below, the suspension shall not apply.

Any distribution made hereunder shall be subject to the 10% excise tax imposed on early distributions under Code Section 72(t), unless such distribution is also a “qualified reservist distribution”, as described in Section 13.3 below.

13.3	Qualified Reservist Withdrawals of 401(k) Contributions

Notwithstanding any other provision of the Plan to the contrary, if provided in the Adoption Agreement, a Participant who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) who is ordered or called to active duty for a period in excess of 179 days, or for an indefinite period, may elect to receive a cash withdrawal or, if the Participant’s Account is subject to the “automatic annuity” provisions of Article XVI, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity, Qualified Optional Survivor Annuity, or a Single Life Annuity, as provided in Article XVI, of all or any portion of his Pre-Tax and/or Roth 401(k) Contributions Sub-Account, as designated in the Adoption Agreement. Any distribution made to a Participant pursuant to this Section is subject to the limitations and conditions prescribed in the Adoption Agreement and must be made during the period beginning on the date of his order or call to active duty and ending on the close of his active duty period.

Any distribution made hereunder to a Participant who is ordered or called to active duty after September 11, 2001 shall not be subject to the 10% excise tax imposed under Code Section 72(t).

13.4	Special In-Service Withdrawals of Other Contributions While Performing Military Service

If provided in the Adoption Agreement, a Participant who is employed by an Employer or a Related Employer and who is absent from employment because of service with the uniformed services (as described in United Stated Code, Title 38, Chapter 43) may elect, subject to the limitations and conditions prescribed in the Adoption Agreement, to make a cash withdrawal or, if the Participant’s Account is subject to the “automatic annuity” provisions of Article XVI, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity, Qualified Optional Survivor Annuity, or a Single Life Annuity, as provided in Article XVI, from his vested interest in the Sub-Accounts specified in the Adoption Agreement. If provided in the Adoption Agreement, a Participant must be absent from employment because of service with the uniformed service for the specified number of days to be eligible for a withdrawal hereunder.

13.5	Overall Limitations on Non-Hardship In-Service Withdrawals

Non-hardship in-service withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a non-hardship in-service withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Non-hardship in-service withdrawals may be made effective as of the date provided in the Adoption Agreement.

(c)	Non-hardship in-service withdrawals are subject to any restrictions or limitations provided in the Adoption Agreement.

(d)

If a Participant’s Account is subject to the “automatic annuity” provisions of Article XVI, the Participant’s Spouse must consent to any non-hardship in-service withdrawal hereunder, unless distribution is made in the form of a Qualified Joint and Survivor Annuity.

(e)

If the Adoption Agreement requires Spouse consent to a withdrawal, the Participant’s Spouse must consent to any non-hardship in-service withdrawal hereunder. If the Adoption Agreement provides that a Participant’s Domestic Partner is treated as a Spouse for certain Plan provisions, a Participant’s Domestic Partner shall be treated as the Participant’s Spouse for purposes of this paragraph.

Notwithstanding any other provision of the Plan, and subject to the consent requirements set forth in Article XVI, 401k Contributions, ADP Safe Harbor Contributions, QMACs, QNECs, and the earnings allocable to each such contribution, can only be distributed from the Plan upon the earliest to occur of the following dates: (a) the date a Participant Terminates Employment; (b) the date a Participant dies; (c) the date a Participant suffers a Disability; (d) the date a Participant reaches age 59 1⁄2, provided an in-service distribution at such age is elected in the Adoption Agreement; (e) the date a Participant qualifies for a financial hardship distribution, provided such distributions are elected in the Adoption Agreement; (f) the date a Participant qualifies for a qualified reservist withdrawal, provided such distributions are elected in the Adoption Agreement; (g) the date a Participant qualifies for an active duty severance distribution, provided such distributions are elected in the Adoption Agreement; (h) the occurrence of a federally declared disaster where resulting legislation or guidance authorizes a distribution; and (i) the date the Plan is terminated without the Employer maintaining another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or Section 409(a), a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract described in Code Section 403(b) or a plan described in Code Section 457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan. Distribution under clause (i) above can only be made in a lump sum. A distribution under this Section will not prevent an Employee from accruing future benefits from Employer Contributions.

13.6	Hardship Withdrawals

If provided in the Adoption Agreement and the Plan is a profit-sharing plan or a 401(k) plan, a Participant who is employed by an Employer or a Related Employer and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article and the Adoption Agreement, to make a cash withdrawal from his vested interest in any of the Sub-Accounts specified in the Adoption Agreement; provided, however, that a Participant may not withdraw any income credited to his Pre-Tax 401(k) Contributions Sub-Account after the later of (a) the last day of the Plan Year ending before July 1, 1989 or (b) December 31, 1988 or any income credited to his Roth 401(k) Contributions Sub-Account. If prior to the effective date of final 401(k) regulations, the Plan permitted hardship withdrawals from a Participant’s Qualified Nonelective Contributions Sub-Account or Qualified Matching Contributions Sub-Account, the Participant may make a hardship withdrawal of amounts credited to such Sub-Account(s) as of the later of (i) December 31, 1988 or (ii) the last day of the Plan Year that ends prior to July 1, 1989. Notwithstanding the foregoing, if the Participant’s Account is subject to the “automatic annuity” provisions of Article XVI, the withdrawal shall be made through the purchase of a Qualified Joint and Survivor Annuity, a Qualified Optional Survivor Annuity, or a Single Life Annuity as provided in Article XVI, unless the Participant and his Spouse consent to distribution in a single sum. A distribution under this Section will not prevent an Employee from accruing future benefits from Employer Contributions.

Notwithstanding any other provision of the Plan, a Participant may not make a hardship withdrawal from his Safe Harbor Matching Contributions Sub-Account, his Prior Safe Harbor Matching Contributions Sub-Account, his Safe Harbor Nonelective Contributions Sub-Account, or his Prior Safe Harbor Nonelective Contributions Sub-Account.

13.7	Hardship Determination

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant for which a hardship withdrawal is available under the Adoption Agreement. If the Adoption Agreement provides that hardship withdrawals are based on the safe harbors specified in 401(k) regulations, an immediate and heavy financial need of the Participant includes a financial need on account of:

(a)

expenses previously incurred by or necessary to obtain for the Participant, the Participant’s Spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)

payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, child or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof);

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(e)	payment of funeral or burial expenses for the Participant’s deceased parent, Spouse, child or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof);

(f)

expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); or

(g)

if provided in the Adoption Agreement, an immediate and heavy financial need of the Participant’s primary Beneficiary under the Plan. A Participant’s primary Beneficiary is any individual named as the Participant’s Beneficiary under the Plan who has an unconditional right to all or a portion of the Participant’s Account upon the death of the Participant. An immediate and heavy financial need of a Participant’s primary Beneficiary means a financial need on account of:

(1)

expenses previously incurred by or necessary to obtain for the primary Beneficiary medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(2)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the primary Beneficiary; or

(3)	payment of funeral or burial expenses for the primary Beneficiary

If the Adoption Agreement provides for hardship withdrawals to be made under other non-discriminatory facts and circumstances, an immediate and heavy financial need includes any financial need described in the Adoption Agreement. If provided in the Adoption Agreement, a Participant’s withdrawal of 401(k) Contributions may be limited to the safe harbors.

Certification by a Participant regarding the existence of an immediate and heavy financial need shall be conclusive evidence of the existence of the need.

13.8	Satisfaction of Necessity Requirement for Hardship Withdrawals

A withdrawal shall be deemed to be necessary to satisfy a Participant’s immediate and heavy financial need only if the Participant satisfies either the IRS suspension safe harbor or the Employee certification requirements described below, whichever is provided in the Adoption Agreement.

If the Adoption Agreement provides for the IRS suspension safe harbor, all of the following requirements must be met:

(a)

The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(b)

The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer, including a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125, but excluding mandatory employee contributions under a defined benefit plan or a health or welfare plan, to the extent obtaining such distribution or loan would not increase the hardship.

(c)

The Participant’s 401(k) Contributions and After-Tax Contributions and the Participant’s “elective contributions” and “employee contributions”, as defined in Article VII, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer, including a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125 and any stock option, stock purchase, or similar plan, but excluding mandatory employee contributions under a defined benefit plan or a health or welfare plan, shall be suspended for 6 months after his receipt of the withdrawal. If provided in the Adoption Agreement, the provisions of this paragraph (c) shall apply only with respect to hardship withdrawals from a Participant’s 401(k) Contributions Sub-Account.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his 401(k) Contributions are suspended in accordance with paragraph (c) above.

If the Adoption Agreement provides for Employee certification, the Participant must certify that his financial need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Participant’s assets, (iii) by suspending 401(k) Contributions and After-Tax Contributions to the Plan, (iv) by other distributions under or nontaxable loans from any qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer, including a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125, but excluding mandatory employee contributions under a defined benefit plan or a health or welfare plan, or (v) by borrowing from commercial sources. The Administrator may rely on the Participant’s certification.

13.9	Conditions and Limitations on Hardship Withdrawals

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Hardship withdrawals may be made effective as of the date provided in the Adoption Agreement.

(c)	Hardship withdrawals are subject to any restrictions or limitations provided in the Adoption Agreement.

(d)

If a Participant’s Account is subject to the “automatic annuity” provisions of Article XVI, the Participant’s Spouse must consent to any hardship withdrawal hereunder, unless distribution is made in the form of a Qualified Joint and Survivor Annuity.

(e)

If the Adoption Agreement requires Spouse consent to a withdrawal, the Participant’s Spouse must consent to any hardship withdrawal hereunder. If the Adoption Agreement provides that a Participant’s Domestic Partner is treated as a Spouse for certain Plan provisions, a Participant’s Domestic Partner shall be treated as the Participant’s Spouse for purposes of this paragraph.

13.10	Order of Withdrawal from a Participant’s Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

13.11	Permissible Withdrawals under EACA

If provided in the Adoption Agreement, an Eligible Employee who has had 401(k) Contributions automatically made to the Plan pursuant to the provisions of an EACA may elect to withdraw such amounts from the Plan in accordance with this Section. An Eligible Employee’s permissible withdrawal election must be made in such form as the Administrator shall require and must be submitted to the Administrator, in accordance with procedures established by the Administrator, within the period provided in the Adoption Agreement. Such period may not extend beyond 90 days following the date the first automatic 401(k) Contribution is made to the Plan on the Eligible Employee’s behalf pursuant to the provisions of the EACA. For purposes of this Section, the date the first automatic 401(k) Contribution is made to the Plan is the first date Compensation subject to the EACA would otherwise have been included in the Eligible Employee’s income. For purposes of determining an Eligible Employee’s election period, 401(k) Contributions made on the Eligible Employee’s behalf under any other EACA that is required to be aggregated with the EACA shall be taken into account.

The amount to be distributed to an Eligible Employee as a permissible withdrawal hereunder shall be equal to the amount of the automatic 401(k) Contributions made on his behalf under the EACA through the effective date of the Eligible Employee’s withdrawal election, adjusted for allocable gains and losses to the date of distribution. An Eligible Employee’s withdrawal election shall be effective no later than the earlier of (a) the pay date for the second payroll period beginning after the date the election is made or (b) the first pay date occurring at least 30 days after the election is made.

Any withdrawal hereunder shall be made in cash in accordance with the timing and procedures applicable to any other distribution payable from the Plan. The amount of the withdrawal may be reduced by any generally applicable fees, provided that the Plan shall not charge a higher distribution fee for withdrawals in accordance with this Section than would apply to any other cash distribution.

401(k) Contributions that are withdrawn in accordance with this Section shall not be taken into account in applying the limitation on elective deferrals under Code Section 402(g) or, to the extent applicable, the ADP test described in Section 7.4. In addition, such 401(k) Contributions shall not be taken into account in determining the amount of any Matching Contributions to be allocated to the Eligible Employee under the Plan. Any Matching Contributions that have been allocated to an Eligible Employee’s Account based on 401(k) Contributions that are withdrawn in accordance with this Section shall be forfeited and treated as provided in Section 7.10.

Notwithstanding any other provision of this Section, if provided in the Adoption Agreement, if no automatic 401(k) Contributions are made on an Eligible Employee’s behalf under the EACA for a full year, the Eligible Employee will be treated as if he had never had automatic 401(k) Contributions made on his behalf under the EACA and will be entitled to elect a permissible withdrawal hereunder if automatic 401(k) Contributions are subsequently made to the Plan on his behalf pursuant to the provisions of the EACA. For this purpose, automatic 401(k) Contributions made on the Eligible Employee’s behalf under any other EACA that is required to be aggregated with this EACA shall be taken into account.

ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1	Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Employers because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.

Unless the Adoption Agreement provides for application of the same desk rule, a Participant’s Settlement Date shall also occur on the date he has a severance from employment with the Employer and all Related Employers in connection with a liquidation, merger, or consolidation of the Employer.

14.2	Separate Accounting for Non-Vested Amounts

If as of a Participant’s Settlement Date the Participant’s vested interest in his Employer Contributions Sub-Account is less than 100%, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan, his vested interest in his Employer Contributions Sub-Account shall be an amount (“X”) determined under the formula provided in the Adoption Agreement.

14.3	Disposition of Non-Vested Amounts

That portion of a Participant’s Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be forfeited on the date the Participant incurs 5 consecutive Breaks in Vesting Service or such earlier date provided in the Adoption Agreement. However, if the Plan is a 401(k) Plan, forfeiture before 5 consecutive Breaks in Vesting Service may only occur if the Participant’s entire 401(k) Contribution Account has also been distributed.

14.4	Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be treated as provided in the Adoption Agreement. If forfeitures offset the Employers’ contribution obligations and either (a) forfeitures that occurred during the prior Plan Year remain after all contribution obligations for the current Plan Year have been satisfied or (b) forfeitures remain upon termination of the Plan, and such forfeitures cannot be used to pay Plan expenses, including expenses of the termination, the excess forfeitures shall be re-allocated among Covered Employees who are employed on the allocation date in the ratio that each such Covered Employee’s Compensation for the Plan Year in which the allocation is made bears to the aggregate of such Compensation for all such Covered Employees.

14.5	Recrediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of Section 14.3 before incurring 5-consecutive Breaks in Vesting Service and who is reemployed by an Employer or a Related Employer shall have such forfeited amounts recredited to a new Account if he meets the requirements of this Section. Unless the non-vested amounts were forfeited immediately upon termination and before the Participant received distribution (or deemed distribution) of the vested portion of his Account, the forfeited amount will not be adjusted for interim gains or losses experienced by the Trust. (If the non-vested amounts were forfeited immediately upon termination and before the Participant received distribution (or deemed distribution) of the vested portion of his Account, adjustment may be required.)

Forfeited amounts will be restored to such Participant if:

(a)

The Participant is reemployed by an Employer or a Related Employer before incurring 5-consecutive Breaks in Vesting Service beginning after the date he received, or is deemed to have received, distribution of his vested interest in his Account. Unless paragraph (b) below applies, the forfeited amounts will be restored as of the Participant’s reemployment date.

(b)

If the Adoption Agreement provides that forfeited amounts will be restored only if the Participant repays any distribution, forfeited amounts shall be restored following such reemployment only if the following additional requirements are met:

(1)

the Participant resumes employment covered under the Plan before the earlier of (i) the end of the 5-year period beginning on the date he is reemployed or (ii) the date he incurs 5 consecutive Breaks in Vesting Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account; and

(2)

if the Participant received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the earlier of (i) the end of the 5-year period beginning on the date he is reemployed or (ii) the date he incurs 5 consecutive Breaks in Vesting Service beginning after the date he received distribution of his vested interest in his Account. If the Adoption Agreement provides that the repayment provisions only apply to distributions of Employer Contributions, the reemployed Participant shall only be required to repay the portion of the distribution that is attributable to Employer Contributions and may not repay any portion of the distribution attributable to 401(k) Contributions, After-Tax Contributions, or Rollover Contributions, including After-Tax Rollover Contributions, Designated Roth Rollover Contributions, and In-Plan Roth Rollover Contributions.

If the Adoption Agreement provides that a Participant may repay a distribution, a Participant who received an actual distribution and who returns to employment within the time period described in (a) above may elect to repay to the Plan the full amount of such distribution before the earlier of (i) the end of the 5-year period beginning on the date he is reemployed or (ii) the date he incurs 5 consecutive Breaks in Vesting Service beginning after the date he received, or is deemed to have received, distribution of his vested interest in his Account. If the Adoption Agreement provides that the repayment provisions only apply to distributions of Employer Contributions, the reemployed Participant may only repay the portion of the distribution that is attributable to Employer Contributions and may not repay any portion of the distribution attributable to 401(k) Contributions, After-Tax Contributions, or Rollover Contributions, including After-Tax Rollover Contributions, Designated Roth Rollover Contributions, and In-Plan Roth Rollover Contributions.

Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants’ Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

ARTICLE XV

DISTRIBUTIONS

15.1	Distributions to Participants

A Participant whose Settlement Date occurs and who applies for distribution in accordance with procedures established by the Administrator, shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as of the date provided in the Adoption Agreement.

15.2	Special In-Service Distributions

If provided in the Adoption Agreement, a Participant who continues in employment with an Employer or a Related Employer may elect to receive distribution of all or any portion of his Account in the form provided under Article XVI at any time following:

(a)	his Normal Retirement Date;

(b)	April 1 of the calendar year following the calendar year in which he attains age 70 1/2; and/or

(c)	the date the Administrator determines he is Disabled.

15.3	Partial Distributions

If provided in the Adoption Agreement, a Participant whose Settlement Date has occurred or who is entitled to an in-service distribution in accordance with Section 15.2 may elect to receive partial distribution of any portion of his Account at any time in the form provided in Article XVI.

15.4	Voluntary Elective Transfers

Notwithstanding any other provision of the Plan to the contrary, the Administrator may prescribe uniform and non-discriminatory rules permitting Participants to make voluntary elective transfers in accordance with the provisions of this Section. If permitted by the Administrator, a Participant whose Settlement Date has not occurred and who is not otherwise eligible to receive distribution of his Account under the Plan may elect to transfer his entire Account from the Plan to another plan maintained by the Employer or a Related Employer if all of the following requirements are met:

(a)	the Participant transfers from employment as a Covered Employee to other employment with an Employer or a Related Employer that is not covered by the Plan;

(b)	such other employment is covered by another profit sharing plan that includes a cash or deferred arrangement qualified under Code Section 401(k); and

(c)	the Participant makes a voluntary, fully-informed election to transfer his entire Account to such other plan.

If a Participant elects a voluntary transfer, his transferred Account shall be subject to the provisions of such other plan and benefits shall be paid at the time and in the form provided under such other plan without regard to the provisions of the Plan prior to such transfer.

15.5	Distributions to Beneficiaries

If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. If distribution is to be made to a Participant’s Spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions.

15.6	Code Section 401(a)(9) Requirements

The provisions of this Section take precedence over any inconsistent provision of the Plan; provided, however, that nothing in this Section is intended to provide a form of payment other than the form(s) provided in the Adoption Agreement.

All distributions required under this Section shall be determined and made in accordance with Code Section 401(a)(9) and the minimum distribution incidental benefits requirements of Code Section 401(a)(9)(G).

(a)

Distributions Prior to Participant’s Death. Distribution to a Participant shall commence no later than his Required Beginning Date. Distributions required to commence under this paragraph (a) shall be made in the form provided under Article XVI, subject to the provisions of (1) and (2) below and of paragraph (d).

(1)

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before his Required Beginning Date, as of the first “distribution calendar year”, distributions will be made to the Participant in accordance with the provisions of paragraph (2) below over one of the following periods:

(A)	the life of the Participant;

(B)	the joint lives of the Participant and a designated Beneficiary;

(C)	a period certain not extending beyond the life expectancy of the Participant; or

(D)	a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(2)	During the Participant’s lifetime, the minimum amount that will be distributed for each “distribution calendar year” is the lesser of:

(A)

the quotient obtained by dividing the “Participant’s account balance” by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”; or

(B)

if the Participant’s sole “designated beneficiary” for the “distribution calendar year” is the Participant’s Spouse, the quotient obtained by dividing the “Participant’s account balance” by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the “distribution calendar year”.

Required minimum distributions will be determined under this paragraph (2) beginning with the first “distribution calendar year” and up to and including the “distribution calendar year” that includes the Participant’s date of death. Notwithstanding the foregoing, if the Adoption Agreement provides that a Participant will receive required minimum distributions only while employed, required minimum distributions to the Participant will be determined under this paragraph (2) only up to the “distribution calendar year” in which the Participant’s employment terminates. The required minimum distribution for the “distribution calendar year” in which the Participant’s employment terminates shall be made in a single sum or through purchase of an annuity that satisfies the requirements of paragraph (1) above, as permitted under Section 16.2 of the Plan, based on the provisions of the Adoption Agreement; provided, however, that if the Administrator cannot distribute the full balance of the Participant’s vested interest in his Account in such form by December 31 of the “distribution calendar year” in which the Participant’s employment terminates, the required minimum distribution for such “distribution calendar year” shall be determined under this paragraph (2).

(b)

Death of Participant After Distribution Begins. If a Participant dies on or after the date distribution begins and before receiving distribution of his full vested interest in his Account, distributions to the Participant’s Beneficiary shall be made no less rapidly than distributions were made under the method of payment in effect prior to the Participant’s death and in accordance with the following:

(1)

Unless the full balance of the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum before December 31 of the first “distribution calendar year” after the year of the Participant’s death, beginning with such “distribution calendar year”, distributions will be made in accordance with the provisions of paragraphs (2) or (3) below, as applicable. If the full balance of the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(2)

If there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the longer of the remaining “life expectancy” of the Participant or the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as follows:

(A)	The Participant’s remaining “life expectancy” is calculated using the age of the Participant in the year of death, reduced by 1 for each subsequent year.

(B)

If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary”, the remaining “life expectancy” of the surviving Spouse is calculated for each “distribution calendar year” after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For “distribution calendar years” after the year of the surviving Spouse’s death, the remaining “life expectancy” of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by 1 for each subsequent calendar year.

(C)

If the Participant’s surviving Spouse is not the Participant’s sole “designated beneficiary”, the “designated beneficiary’s” remaining “life expectancy” is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by 1 for each subsequent year.

(3)

If there is no “designated beneficiary” as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the Participant’s remaining “life expectancy” calculated using the age of the Participant in the year of death, reduced by 1 for each subsequent year.

(c)

Death of Participant Before Distribution Begins. If a Participant dies before the date distribution begins and before receiving distribution of his full vested interest in his Account, the Participant’s entire interest will be distributed, or begin to be distributed, in a form of payment permitted under Article XVI, based on the provisions of the Adoption Agreement, as follows:

(1)

If the 5-year rule applies under the Adoption Agreement, except as provided in paragraph (5) below, and if there is a “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire vested interest in his Account must be completed to such “designated beneficiary” by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary” and the surviving Spouse dies after the Participant but before distribution commences to the surviving Spouse, the 5-year rule described in this paragraph (1) shall apply as if the surviving Spouse were the Participant.

(2)

If the life expectancy rule applies under the Adoption Agreement, except as provided in paragraph (5) below, and subject to the special rules in paragraph (3) below regarding commencement of distribution to a Spouse who qualifies as a Participant’s sole “designated beneficiary”, if there is a “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution shall be made to the Participant’s “designated beneficiary” as provided in this paragraph (2).

(A)	Distribution must commence no later than December 31 of the calendar year following the calendar year in which the Participant died.

(B)

Distribution shall be made over the “designated beneficiary’s” life or over a period certain not exceeding the “designated beneficiary’s” “life expectancy”. For purposes of determining such period certain, a “designated beneficiary’s” “life expectancy” is calculated based on his age on his birthday in the calendar year immediately following the calendar year of the Participant’s death.

(C)

The minimum amount that will be distributed to the “designated beneficiary” for each “distribution calendar year” during the “designated beneficiary’s” lifetime is the quotient obtained by dividing the “Participant’s account balance” by the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as provided in Section 15.6(b) above.

If a Participant’s surviving Spouse is his sole “designated beneficiary”, and the surviving Spouse dies before the date distributions are required to begin to the surviving Spouse under Section 15.6(c)(1) or Section 15.6(c)(3), as applicable, the life expectancy rule described in this paragraph (2) shall apply as if the surviving Spouse were the Participant.

(3)

If a Participant’s Spouse is his sole “designated beneficiary” with respect to all or any part of the Participant’s Account, the surviving Spouse may elect to postpone commencement of distribution until the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant dies or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

(4)

If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(5)

If provided in the Adoption Agreement, Participants or Beneficiaries may elect on an individual basis whether the 5-year rule described in Section 15.6(c)(1) or the “life expectancy” rule described in Section 15.6(c)(2) applies to distributions after the death of a Participant who has a “designated beneficiary”. The election must be made no later than September 30 of the calendar year in which distribution would be required to begin under Section 15.6(c)(2). If neither the Participant nor the Beneficiary makes an election under this Section, distributions will be made as provided in the Adoption Agreement, subject to the consent rules in Section 15.7.

(d)

242(b)(2) Elections. Notwithstanding any other provisions of this Section 15.6 and subject to the automatic annuity and Qualified Preretirement Survivor Annuity requirements described in Article XVI, distribution on behalf of a Participant, including a 5% owner, may be made pursuant to a valid election under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and in accordance with all of the following requirements:

(1)	The distribution is one which would not have disqualified the Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(2)

The distribution is in accordance with a method of distribution elected by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3)	Such election was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(4)	The Participant had accrued a benefit under the Plan as of December 31, 1983.

(5)

The method of distribution elected by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

A distribution upon death shall not be made under this paragraph (d) unless the information in the election contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if this method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (1) and (5) of this paragraph (d). If an election is revoked, any subsequent distribution will be in accordance with the other provisions of the Plan. Any changes in the election will be considered to be a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not designated as a Beneficiary in the election), under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election directly, or indirectly (for example, by altering the relevant measuring life).

(e)	Special Definitions. For purposes of this Section 15.6, the following terms have the following meanings:

(1)

A Participant’s “designated beneficiary” means the individual who is designated as the Participant’s Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury regulations.

(2)

A “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Section 15.6(a) or (b). The required minimum distribution for the Participant’s first “distribution calendar year” will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other “distribution calendar years”, including the required minimum distribution for the “distribution calendar year” in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that “distribution calendar year”.

(3)	A Participant’s or Beneficiary’s “life expectancy” means his life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 Q&A-1 of the Treasury regulations.

(4)

A “Participant’s account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the “valuation calendar year” after the Valuation Date and decreased by distributions made in the “valuation calendar year” after the Valuation Date. The Account balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year”.

For purposes of this Section 15.6, distribution is considered to begin on the Participant’s Required Beginning Date or, if distribution under an annuity irrevocably commences to the Participant before that date, the date distribution under the annuity actually commences. If a Participant’s surviving Spouse is to be treated as if the Spouse were the Participant, as provided in Section 15.6(c)(2), distribution is considered to begin to such Spouse on the date distribution is required to begin to the Spouse under Section 15.6(c)(1) or Section 15.6(c)(3), as applicable, or, if distribution under an annuity irrevocably commences to the Spouse before that date, the date distribution under the annuity actually commences.

15.7	Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if the Adoption Agreement provides for cash-outs and a Participant’s vested interest in his Account does not exceed the dollar amount specified in the Adoption Agreement, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Section 16.7, as soon as reasonably practicable following his Settlement Date. If the vested interest to be distributed to a Participant pursuant to the preceding sentence exceeds $1,000 (or, as directed by the Administrator, a specified amount of $1,000 or less), distribution of such vested interest shall be made through a direct rollover to an individual retirement account selected by the Administrator, unless the Participant affirmatively elects distribution in a single sum payment or through a direct rollover to the “eligible retirement plan” (as defined in Section 16.7(a) below) specified by the Participant. If a direct rollover is made to an individual retirement account selected by the Administrator, the Administrator shall also make an initial election as to the investment of amounts held in such individual retirement account. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest as of his Settlement Date. Distributions made under this section will be made without the need for spousal consent.

If a Participant’s vested interest in his Account exceeds the dollar amount specified in the Adoption Agreement or, if the Adoption Agreement does not provide for cash-outs, distribution shall not commence to such Participant prior to the later of (a) the date he attains age 62 or (b) his Normal Retirement Date without the Participant’s written consent and, if the Participant is married and his Account is subject to the “automatic annuity” provisions of Article XVI, the written consent of his Spouse. Notwithstanding the foregoing, Spouse consent shall not be required if distribution is made through the purchase of a Qualified Joint and Survivor Annuity or Qualified Optional Survivor Annuity, the Spouse cannot be located, or Spouse consent cannot be obtained for other reasons set forth in Code Section 401(a)(11) and regulations issued thereunder.

If a Participant’s Account is subject to the “automatic annuity” provisions of Article XVI, the Participant’s vested interest in his Account shall be deemed to exceed the applicable dollar amount described above if the Participant’s Benefit Payment Date has occurred with respect to amounts currently held in his Account and as of such Benefit Payment Date his vested interest in his Account exceeded the applicable dollar amount described above.

15.8	Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Account shall commence to the Participant no later than the earlier of:

(a)

unless the Participant elects a later date, 60 days after the close of the Plan Year in which occurs the latest of (i) the earlier of the date the Participant attains age 65 or the Participant’s Normal Retirement Date, (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant’s Settlement Date; or

(b)	his Required Beginning Date.

The failure of a Participant (and, with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code Section 401(a)(11) and Code Section 417, the Participant’s Spouse) to consent to a distribution while a benefit is immediately distributable will be deemed to be an election to defer the payment (or the commencement of the payment) of any benefit sufficient to satisfy this section.

15.9	Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Employer the following shall apply, as provided in the Adoption Agreement:

(a)

he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred; or

(b)

he shall continue to have a right to any distribution or further distributions from the Trust arising from his prior Settlement Date and any amounts credited to his Account with respect to employment after his prior Settlement Date shall be accounted for separately.

15.10	Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.11	Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual’s court appointed guardian, to another person with a valid power of attorney, or to another person authorized under state law to receive the benefit. If the individual is receiving installment payments, the monthly payment for the month in which the individual dies shall, if not paid to such individual prior to his death, be paid to such individual’s spouse, parent, brother, sister, or estate, or in accordance with local or state law, as the Administrator shall determine.

If an amount is payable to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to the authorized person or entity (e.g., custodian or guardian) under the applicable state Uniform Gifts to Minors Act or Uniform Transfers to Minors Act, or to a trust that has been established for the benefit of the minor.

The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any payment made in accordance with the provisions of this Section shall be charged to the Account from which any such payment would otherwise have been paid and shall be a complete discharge of any liability therefore under the Plan.

15.12	Inability to Locate Payee

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person ( the “payee”), and if either (i) the payee does not satisfy the administrative requirements for distribution as of the date distribution is required to be made under the Plan or (ii) the payee does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, such as (1) sending a certified or registered letter, return receipt requested to the person’s last known address, (2) checking the records of the Employer or any related plans of the Employer, (3) sending an inquiry to the designated Beneficiary of the missing Participant, or (4) using a commercial locator service, the internet, or other general search method, the Administrator may elect, in its discretion, to do any of the following:

(a)

segregate the distributable amount into a separate, interest-bearing account, in which event an annual maintenance fee (as determined from time to time by the Plan Sponsor) may be assessed against the segregated account;

(b)

subject to a policy established by the Administrator, distribute the benefit at any time in any manner which is sanctioned by the Internal Revenue Service and/or the Department of Labor, which may include (but not be limited to):

(1)

distributing the benefit in an automatic direct rollover to an individual retirement plan designated by the Administrator; such individual retirement plan, as defined in Code Section 7701(a)(37), may be either an individual retirement account within the meaning of Code Section 408(a) or an individual retirement annuity within the meaning of Code Section 408(b); or

(2)	distributing the benefit to any authorized Federal Department or agency;

(c)	distribute the benefit to any person or entity who is appointed under State (or Commonwealth) law to act as a duly authorized guardian, legal representative, conservator, or power of attorney; or

(d)

treat the entire benefit as a forfeiture. Except as otherwise provided below with respect to escheat proceedings, if the benefit is forfeited and the payee is subsequently located, the benefit will be restored and shall not be considered an “annual addition”, as defined in Section 7.1(a), under Code Section 415.

If the Plan is joined as a party to any escheat proceedings involving an amount held under the Plan, the Plan may comply with the final judgment as if it were a complaint filed by the payee and may pay in accordance with the judgment. In such event, the payment shall be treated as a distribution to the legal representative of the payee and no further payment to the payee shall be due under the Plan.

15.13	Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

15.14	Order of Distribution from a Participant’s Sub-Accounts

Distributions under this Article shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be nondiscriminatory and uniform with respect to all Participants. If the Sub-Account from which a Participant is receiving a distribution is invested in more than one Investment Fund, the distribution shall be charged against the Investment Funds as directed by the Administrator.

ARTICLE XVI

FORM OF PAYMENT

16.1 Special Definitions

If the Adoption Agreement provides for grandfathered annuities or annuities, or if this is a Plan subject to the requirements of Code Section 401(a)(11), for purposes of this Article, the following terms have the following meanings:

(a)

The “automatic annuity form” means the form of annuity that will be purchased on behalf of a Participant who has elected to receive distribution through the purchase of an annuity contract that provides for payment over his life (or whose Account includes assets transferred directly from a plan subject to Code Section 417) unless the Participant elects another form of annuity.

(b)

A “qualified election” means an election that is made during the qualified election period. A “qualified election” of a form of payment other than a Qualified Joint and Survivor Annuity or designating a Beneficiary other than the Participant’s Spouse to receive amounts otherwise payable as a Qualified Preretirement Survivor Annuity must include the written consent of the Participant’s Spouse, if any. A Participant’s Spouse will be deemed to have given written consent to the Participant’s election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. The Spouse’s written consent must acknowledge the effect of the Participant’s election and must be validated by a Plan representative or a notary public. In addition, the Spouse’s consent must specify the form of payment selected instead of a Qualified Joint and Survivor Annuity, if applicable, and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written Spouse consent and specify any non-Spouse Beneficiary designated by the Participant, if applicable, and that such Beneficiary may not be changed without written spousal consent. If permitted by the Administrator, instead of limiting consent to the specific form of payment and Beneficiary designated by the Participant on the election, the Spouse’s consent may acknowledge that the Spouse has the right to limit such consent but permit the Participant to change the form of payment selected or the designated Beneficiary without the Spouse’s further consent. Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.

(c)

The “qualified election period” with respect to the “automatic annuity form” means the 180-day period ending on the Participant’s Benefit Payment Date, unless otherwise provided in the Adoption Agreement. If the Adoption Agreement provides for waiver of the Qualified Preretirement Survivor Annuity, the “qualified election period” with respect to a Qualified Preretirement Survivor Annuity means the period beginning on the later of (i) the date his Account becomes subject to the automatic annuity provisions of this Article or (ii) the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Employers. If provided in the Adoption Agreement, a Participant whose employment has not terminated may make a “qualified election” designating a Beneficiary other than his Spouse prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

16.2	Form of Payment

Subject to the automatic annuity and Qualified Preretirement Survivor Annuity requirements described in this Article, a Participant, or his Beneficiary, if the Participant has died, shall receive distribution in any of the following forms of payment, as elected by the Participant or Beneficiary and as provided in the Adoption Agreement. If provided in the Adoption Agreement, the Participant or Beneficiary may elect to receive distribution in a combination of the forms of payment offered under the Adoption Agreement.

(a)	Single Sum Payment - Distribution shall be made in a single sum payment. Except to the extent the Adoption Agreement provides for in kind distributions, distribution shall be made in cash.

(b)

Annuity - Distribution shall be made through the purchase of a single premium, nontransferable annuity contract for such term and in such form as the Participant, or his Beneficiary, as the case may be, shall select; provided, however, that unless the Adoption Agreement provides that the Participant or his Beneficiary may select any form of annuity, a Participant or his Beneficiary may only select among the forms of annuity provided in the Adoption Agreement. Notwithstanding any other provision of this Article, a Participant’s Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.

(c)

Installment Payments - Distribution shall be made in a series of installments over a period specified by the Participant or his Beneficiary, if the Participant has died. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant’s Account, or cost of living adjustment as provided in the Plan’s administrative policy or procedure, unless otherwise specified in the Adoption Agreement. Payments hereunder must satisfy the distribution requirements described in Section 15.6. Except to the extent the Adoption Agreement provides for in kind distributions, installment payments shall be made in cash.

(d)

Pass-through Installment Payments - Distribution shall be made in a series of monthly installments equal to the managed payments to the plan from any investment held in the participant’s account that provide for managed payments. Each installment shall be in the exact amount paid to the plan by the particular investment(s) as set forth in the prospectus for each such investment. If there is no payment to the plan by any investment held in the participant’s account with respect to any particular month after distribution commences in this form, no installment will be paid to the participant for that month. To the extent that payments hereunder do not satisfy the distribution requirements described in Section 15.6 for any plan year, an additional payment will be made in the form of a single sum payment in the amount required under Section 15.6 for that plan year. Pass-through installment payments shall be made in cash.

Any in kind distribution of non-publicly traded securities of an Employer, Related Employer, former Employer, or former Related Employer shall be valued by a third-party appraisal.

16.3	Minimum Required Distributions

Notwithstanding any other provisions of the Plan to the contrary and subject to the automatic annuity requirements of this Article, if the Adoption Agreement provides for minimum required distributions, a Participant who satisfies the requirements provided in the Adoption Agreement or a Participant’s Beneficiary may elect to receive distribution in periodic payments made not less frequently than annually, equal to the minimum amount necessary to satisfy the distribution requirements of Code Section 401(a)(9) and regulations issued thereunder. If the Adoption Agreement provides that minimum required distributions may be made with respect to Participants who commence payment April 1 of the calendar year following the year in which they attain age 70-1/2, but who have not reached their Required Beginning Date because they have not terminated employment with the Employer and all Related Employers, the minimum required distribution shall be determined as if the Participant’s Benefit Payment Date were his Required Beginning Date. Minimum required distributions shall continue to the Participant as provided under the Adoption Agreement.

16.4	Change of Election

Subject to the automatic annuity requirements of this Article, a Participant or Beneficiary who has elected a form of payment may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator. The number of revocations shall not be limited.

16.5	Automatic Annuity Requirements

If the Plan is subject to the requirements of Code Section 401(a)(11), or the Adoption Agreement provides for annuities or grandfathered annuities and either (i) the Participant elects to receive distribution through the purchase of an annuity contract that provides for payment over his life or (ii) the Adoption Agreement provides that life annuities are the normal form of payment, distribution shall be made to a Participant through the purchase of an annuity contract that provides for payment in one of the following “automatic annuity forms”, unless the Participant elects another form of payment provided under the Plan. If the Plan is a money purchase pension plan, the normal form of distribution is automatically a Qualified Joint and Survivor Annuity.

(a)	The “automatic annuity form” for a Participant who has a Spouse on his Benefit Payment Date is the Qualified Joint and Survivor Annuity designated in the Adoption Agreement.

(b)	The “automatic annuity form” for a Participant who does not have a Spouse on his Benefit Payment Date is the Single Life Annuity.

At any time during the “qualified election period,” a Participant may elect an annuity other than the “automatic annuity form,” including a Qualified Optional Survivor Annuity, or any other form of payment available under the Plan, or revoke or change his form of payment election. However, the Participant’s election of a form of payment other than the “automatic annuity form” shall not be effective unless it is a “qualified election;” provided that Spouse consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity.

16.6	Qualified Preretirement Survivor Annuity Requirements

If the Plan is subject to the requirements of Code Section 401(a)(11), or the Adoption Agreement provides for annuities or grandfathered annuities and either (i) the Participant elects to receive distribution through the purchase of an annuity contract that provides for payment over his life or (ii) the Adoption Agreement provides that life annuities are the normal form of payment, distribution of a Qualified Preretirement Survivor Annuity shall be made to the eligible Spouse of a married Participant who dies prior to his Benefit Payment Date. If elected in the Adoption Agreement, a Participant’s Spouse shall not be eligible for a Qualified Preretirement Survivor Annuity unless such Spouse has been married to the Participant throughout the one-year period immediately preceding the Participant’s death. The Qualified Preretirement Survivor Annuity shall be purchased with 50% or 100% of the Participant’s vested Account balance, as provided in the Adoption Agreement. A Participant’s Spouse may elect to receive distribution under any one of the other forms of payment available under the Adoption Agreement instead of in the Qualified Preretirement Survivor Annuity form.

If the Adoption Agreement provides that the Qualified Preretirement Survivor Annuity shall be purchased with 50% of a Participant’s vested Account balance, a married Participant whose Account is subject to the requirements of this Section may designate a non-Spouse Beneficiary pursuant to Article XVII to receive distribution of the Participant’s vested interest in his Account that is not payable to his Spouse as a Qualified Preretirement Survivor Annuity. A married Participant whose Account is subject to the requirements of this Section may only designate a non-Spouse Beneficiary to receive distribution of that portion of his Account otherwise payable as a Qualified Preretirement Survivor Annuity pursuant to a “qualified election”.

16.7	Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

Notwithstanding the foregoing, the Administrator may provide, on a non-discriminatory and uniform basis, that a “qualified distributee” may not elect a direct rollover with respect to an “eligible rollover distribution” if the total value of such distribution is less than $200 or with respect to a portion of an “eligible rollover distribution” if the value of such portion is less than $500. In determining whether the total value of a “qualified distributee’s” “eligible rollover distributions” for the year is less than $200, “eligible rollover distributions” from a Participant’s Roth 401(k) Contributions Sub-Account, Designated Roth Rollover Contributions Sub-Account, and In-Plan Roth Rollover Contributions Sub-Account shall be considered separately from “eligible rollover distributions” from the Participant’s other Sub-Accounts. In applying the $500 minimum on rollovers of a portion of a distribution, any “eligible rollover distribution” from a Participant’s Roth 401(k) Contributions Sub-Account, Designated Roth Rollover Contributions Sub-Account, and In-Plan Roth Rollover Contributions Sub-Account shall be treated as a separate distribution from any “eligible rollover distribution” from the Participant’s other Sub-Accounts (rather than as a part of such distribution), even if the distributions are made at the same time.

For purposes of this Section, the following terms have the following meanings:

(a)

An “eligible retirement plan” with respect to the Participant, the Participant’s Spouse, or the Participant’s former Spouse who is an alternate payee under a qualified domestic relations order means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified plan described in Code Section 401(a), (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) a Roth IRA, as described in Code Section 408A.

Notwithstanding any other provision of this Section 16.7(a), the following special rules shall apply:

(1)	A plan described in clause (vi) above shall not constitute an “eligible retirement plan” with respect to a distribution of After-Tax Contributions or After-Tax Rollover Contributions

(2)

A plan, trust, or contract described in clause (iii), (iv), or (v) above shall not constitute an “eligible retirement plan” with respect to a distribution of After-Tax Contributions or After-Tax Rollover Contributions unless such plan or contract separately accounts for such distribution, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income, and, in the case of a trust described in clause (iv), is part of a defined contribution plan.

(3)

The portion of any “eligible rollover distribution” consisting of Roth 401(k) Contributions, Designated Roth Rollover Contributions, or In-Plan Roth Rollover Contributions may only be rolled over to another designated Roth account established for the individual under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth individual retirement account described in Code Section 408A.

An “eligible retirement plan” with respect to any other “qualified distributee” means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (including any such individual retirement account or annuity designated as a Roth IRA pursuant to Code Section 408A) (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such. Effective for rollovers to other plans made after December 18, 2015, an “eligible retirement plan” will include a SIMPLE IRA plan that accepts rollovers and such rollover does not include a Designated Roth account.

(b)

An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:

(1)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(2)

any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of ten years or more.

(3)	any hardship withdrawal made in accordance with the provisions of Article XIII.

(c)

A “qualified distributee” means a Participant, the Participant’s surviving Spouse, the Participant’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or the Participant’s non-Spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

16.8	Notice Regarding Form of Payment

The Administrator shall provide the Participant with a written explanation of (i) the Participant’s right to defer distribution until the later of (a) his Normal Retirement Date or (b) the date he attains age 62 (or such later date as may be provided in the Plan) and the consequences of failing to defer any distribution, (ii) the Participant’s right to make a direct rollover of any eligible distribution, and (iii) the forms of payment provided under the Plan, including a description of the effect upon the Participant’s benefit of electing an optional form. If the Plan is subject to the requirements of Code Section 401(a)(11), or the Adoption Agreement provides for annuities or grandfathered annuities, the notice shall also include a description of (1) the terms and conditions of the “automatic annuity form”, (2) the Participant’s right to choose a form of payment other than the “automatic annuity form” or to revoke such choice, and (3) the rights of the Participant’s Spouse. Unless otherwise provided in the Adoption Agreement, the Administrator shall provide the explanations described in this paragraph no more than 180 days and no fewer than 30 days before the Participant’s Benefit Payment Date.

Unless otherwise provided in the Adoption Agreement, distribution of the Participant’s Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of a form of payment, whether to make a direct rollover, and whether to receive early distribution for a period of at least 30 days following his receipt of the notice, (ii) the Participant, after receiving the notice, affirmatively elects an early distribution with his Spouse’s written consent, if necessary, and (iii), if the Participant’s Account is subject to the automatic annuity provisions of this Article, (A) the Participant may revoke his election at any time prior to the later of his Benefit Payment Date or the expiration of the 7-day period beginning the day after the date the explanation is provided to him, and (B) distribution does not commence to the Participant before such revocation period ends.

In addition, if the Adoption Agreement provides for waiver of the Qualified Preretirement Survivor Annuity, the Administrator shall provide a Participant whose Account is subject to the automatic annuity provisions of this Article with a written explanation that complies with the requirements of Regulations Section 1.417(a)(3)-1 and includes an explanation of (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, (ii) the Participant’s right to designate a non-Spouse Beneficiary to receive distribution of that portion of his Account otherwise payable as a Qualified Preretirement Survivor Annuity or to revoke such designation, and (iii) the rights of the Participant’s Spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

(a)

the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(b)	the period beginning 12 calendar months before the date an individual becomes a Participant and ending 12 calendar months after such date; or

(c)

unless the Plan is subject to the requirements of Code Section 401(a)(11) or the Adoption Agreement or the Grandfathered Annuities Addendum to the Adoption Agreement provides that annuities are the normal form of payment, the period beginning 12 calendar months before the date the Participant elects to receive distribution through the purchase of an annuity contract that provides for payment over his life and ending 12 calendar months after such date;

provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation shall be provided to such Participant within the period beginning 12 calendar months before the Participant’s severance from employment and ending 12 calendar months after his severance from employment.

16.9	Reemployment

If a Participant is reemployed by an Employer or a Related Employer prior to receiving distribution of the entire balance of his vested interest in his Account, the form in which any subsequent distribution of his Account shall be made will be as provided in the Adoption Agreement.

16.10	Elimination of Optional Form of Payment

If provided in the Adoption Agreement, the restatement amends the Plan to eliminate an installment and/or annuity form of payment. In order for the amendment to be effective, the Plan must provide the following:

(a)

A single sum payment option that is otherwise identical to the installment and/or annuity form of payment being eliminated. A single sum payment option is only otherwise identical if it is identical in all respects to the eliminated form of payment (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(b)	Elimination of the optional form shall be effective for distributions with a Benefit Payment Date after the date the amendment eliminating such form is adopted.

16.11	Qualified Longevity Annuity Contracts (QLAC)

For purposes of computing minimum required distributions that must be made to a Participant or Beneficiary in each distribution calendar year in order to satisfy Code Section 401(a)(9), a Participant’s Account balance does not include the value of any QLAC. The amount of the premiums paid for the QLAC under the Plan will not exceed the lesser of:

(a)

An amount equal to the excess of $125,000 (as adjusted by the Commissioner) over the sum of (A) the premiums paid before that date with respect to the contract, and (B) premiums paid on or before that date with respect to any other contract that is intended to be a QLAC and that is purchased for the Participant under the Plan, or any other plan, annuity, or account described in Code Section 401(a), Code Section 403(b), Code Section 408, or an eligible governmental plan under Code Section 457(b); or

(b)

An amount equal to the excess of (A) 25% of the Participant’s Account balance (as of the last Valuation Date preceding the date of the premium payment) under the Plan (including the value of any QLAC held under the Plan for the Participant) as of the contract date, over (B) the sum of premiums paid before that date with respect to the contract and premiums paid on or before that date with respect to any other contract that is intended to be a QLAC and that is held or was purchased for the Participant under the Plan.

Distributions under the QLAC portion of the Participant’s Account will commence not later than the first day of the month next following the Participant’s 85th birthday. After distributions commence, those distributions will satisfy all applicable minimum distribution requirements from that point forward (other than the requirement that annuity payments commence on or before the Required Beginning Date). If an annuity contract fails to be a QLAC solely because a premium for the contract exceeds the above limits, the excess premium will be returned (either in cash or in the form of a contract that is not intended to be a QLAC) to the non-QLAC portion of the Participant’s Account by the end of the calendar year following the calendar year in which the excess premium was originally paid.

ARTICLE XVII

BENEFICIARIES

17.1	Designation of Beneficiary

If a Participant does not have a Spouse, his Beneficiary shall be the person or persons the Participant designates in accordance with rules prescribed by the Administrator. If a Participant has a Spouse, his Beneficiary shall be his Spouse, unless the Participant designates a person or persons other than his Spouse as Beneficiary with his Spouse’s written consent. For purposes of this Section, a Participant shall be treated as unmarried and Spouse consent shall not be required if the Participant is not married on his Benefit Payment Date. A Participant’s designation of a Beneficiary shall be subject to the Qualified Preretirement Survivor Annuity provisions of Article XVI, if applicable.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the individual or individuals designated in the Adoption Agreement. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution, unless the Administrator permits a Beneficiary to designate his or her own beneficiary and the Beneficiary is survived by such designated beneficiary.

If the Adoption Agreement provides that a Participant’s Domestic Partner is treated as a Spouse for certain Plan provisions, a Participant’s Domestic Partner shall be treated as the Participant’s Spouse for purposes of this Section 17.1.

17.2	Spousal Consent Requirements

Any written Spouse consent given pursuant to this Article must acknowledge the effect of the action taken and must be validated by a Plan representative or a notary public. In addition, the Spouse’s consent must specify the non-Spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent. If permitted by the Administrator, instead of limiting consent to the specific Beneficiary designated by the Participant on the election, the Spouse’s consent may acknowledge that the Spouse has the right to limit such consent but permit the Participant to change the designated Beneficiary without the Spouse’s further consent. A Participant’s Spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be valid only with respect to the Spouse who signs the consent.

If the Adoption Agreement provides that a Participant’s Domestic Partner is treated as a Spouse for certain Plan provisions, a Participant’s Domestic Partner shall be treated as the Participant’s Spouse for purposes of this Section 17.2.

17.3	Revocation of Beneficiary Designation Upon Divorce

Notwithstanding any other provision of this Article XVII to the contrary, if a Participant designates his Spouse as Beneficiary under the Plan, such designation shall automatically become null and void as of the date of any final divorce or similar decree or order unless either (i) the Participant re-designates such former Spouse as his or her Beneficiary after the date of the final decree or order or (ii) such former Spouse is designated as the Participant’s Beneficiary under a qualified domestic relations order; provided, however, that such former Spouse shall be the Participant’s Beneficiary under this clause (ii) only to the extent required in accordance with the qualified domestic relations order.

Similarly, if the Adoption Agreement provides that a Participant’s Domestic Partner is treated as a Spouse for certain Plan provisions, and the Participant designates his Domestic Partner as his Beneficiary under the Plan, such designation shall automatically become null and void as of the date of the dissolution of the domestic partnership unless either (i) the Participant re-designates such former Domestic Partner as his or her Beneficiary after the date of the dissolution or (ii) such former Domestic Partner is designated as the Participant’s Beneficiary under a qualified domestic relations order; provided, however, that such former Domestic Partner shall be the Participant’s Beneficiary under this clause (ii) only to the extent required in accordance with the qualified domestic relations order.

ARTICLE XVIII

ADMINISTRATION

18.1	Authority of the Plan Sponsor

The Plan Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Plan Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Plan Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Plan Sponsor, by action in accordance with the requirements of its organizational authority, may:

(a)

allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Plan Sponsor of, or designation by the Plan Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Plan Sponsor.

18.2	Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Plan Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority.

Any interpretation of Plan provisions and any findings of fact, including eligibility to participate and eligibility for benefits, made by the Plan Sponsor (or any named fiduciary to whom the Plan Sponsor has allocated authority to make such interpretations and findings of fact) are final and will not be subject to “de novo” review unless shown to be arbitrary and capricious.

18.3	Action of the Plan Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Plan Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by any Committee, a majority of the members of the board of directors (or similar governing body) of the Plan Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Plan Sponsor designated by the Committee or board of directors (or similar governing body) to carry out such acts on behalf of the Plan Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Plan Sponsor under the Plan shall be in writing and signed by either (i) any administrative Committee appointed by the Plan Sponsor, (ii) a majority of the members of the Plan Sponsor’s board of directors (or similar governing body) or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (iii) the Employee or Employees authorized to act for the Plan Sponsor in accordance with the provisions of this Section.

18.4	Claims Review Procedure

The requirements of the DOL Regulations, as described in this Section and in the more detailed Plan claims procedures, shall control whenever a claimant (i) files a claim for benefits under the Plan that is denied, in whole or in part or (ii) seeks a remedy under any provision of ERISA or other applicable law in connection with any issue regarding his benefit under the Plan and such claim is denied, in whole or in part.

(a)	Special Definitions. For purposes of this Section, the following terms shall have the following meanings:

(1)

A “claimant” means any person who either (i) makes a claim for benefits under the Plan or (ii) seeks a remedy under any provision of ERISA or other applicable law in connection with any error regarding his benefit under the Plan.

(2)	The “DOL Regulations” mean Department of Labor Regulations Section 2560.503-1.

(3)	The “Plan claims procedures” mean the procedures established by the Administrator to review claims under the Plan, as described in the summary plan description.

References to the Administrator in this section include any other claims adjudicator acting on behalf of the Administrator.

(b)	Standard Claims Review: The provisions of this Section 18.4(b) shall apply to any claim that is not subject to review under the provisions of Section 18.4(c) below.

(1)

Initial Review. Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by a claimant, the Administrator shall transmit to the claimant a written notice of its decision within 90 days of the date the claim was filed, unless the claimant voluntarily agrees to a longer review period.

(A)

Extension of Initial Review Period. If special circumstances require an extension, the Administrator will notify the claimant before the end of the initial review period that additional review time is necessary. The Administrator cannot extend the review period beyond an additional 90 days unless the claimant voluntarily agrees to a longer extension.

(B)

Denial Notice. The notice denying a claimant’s claim shall be written in a manner calculated to be understood by the claimant and shall contain the information required under the DOL Regulations and the Plan claims procedures.

(2)

Appeal of Adverse Benefit Determination. Within the 60-day period beginning on the date the claimant receives notice of the adverse benefit determination, the claimant or his authorized representative may appeal the determination by filing a written request with the Administrator. The request must contain the information identified in the Plan claims procedures.

(3)

Review on Appeal. If a claimant timely files an appeal in accordance with the provisions of Section 18.4(b)(2), the Plan shall provide a full and fair review of the adverse benefit determination. Within 60 days of the date the Administrator receives the claimant’s appeal (or, if special circumstances require an extension, within 120 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 60-day period), the Administrator shall render its decision on appeal to the claimant. The notice denying a claimant’s appeal shall be written in a manner calculated to be understood by the claimant and shall contain the information required under the DOL Regulations and the Plan claims procedures.

(c)

Disability Claims Review: The provisions of this Section 18.4(c) shall apply to any claim that requires a determination under the Plan as to whether or not a claimant is disabled. The provisions of this Section shall not apply if the disability determination is made by a party outside the Plan for reasons other than determining eligibility for benefits under the Plan, such as where disability under the Plan is determined based solely on whether the claimant is entitled to disability benefits under the Social Security Act or under the Employer’s long-term disability plan.

(1)

Initial Review. Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by a claimant, the Administrator shall transmit to the claimant a written notice of its decision within 45 days of the date the claim was filed, unless the claimant voluntarily agrees to a longer review period.

(A)

Extension of Initial Review Period for Special Circumstances. If special circumstances outside the control of the Administrator require an extension, the Administrator will notify the claimant before the end of the initial review period that additional review time is necessary. Unless the Administrator requires additional information from the Participant to process the disability claim, the review period cannot be extended beyond an additional 30 days, unless the claimant voluntarily agrees to a longer review period. If the Administrator requires additional information from the Participant to process the disability claim, the Participant must respond within 45 days of the date the notice is provided and the review period may be extended accordingly. If special circumstances require a further extension, the Administrator will notify the claimant before the end of the initial 30-day extension that additional review time is necessary and the date by which a final decision is expected.

(B)

Contents of Denial Notice. The notice denying a claimant’s claim for a disability benefit shall be written in a manner calculated to be understood by the claimant, shall be provided in a culturally and linguistically appropriate manner, and shall contain the information required under the DOL Regulations and the Plan claims procedures.

(2)

Appeal of Adverse Benefit Determination. Within the 180-day period beginning on the date the claimant receives notice of the adverse benefit determination, the claimant or his authorized representative may appeal the determination by filing a written request with the Administrator. The request must contain the information identified in the Plan claims procedures.

(3)

Review on Appeal. If a claimant timely files an appeal in accordance with the provisions of Section 18.4(c)(2), the Plan shall provide a full and fair review of the adverse benefit determination in accordance with the Plan claims procedures. Within 45 days of the date the Administrator receives the claimant’s appeal, the reviewing fiduciary shall render its decision on appeal to the claimant. If the reviewing fiduciary decides for whatever reason to deny, whether in whole or in part, a claimant’s appeal of an adverse benefit determination, the reviewing fiduciary’s decision shall be written in a manner calculated to be understood by the claimant, shall be provided in a culturally and linguistically appropriate manner, and shall contain the information required under the DOL Regulations and the Plan claims procedures. The written decision of the reviewing fiduciary, along with all materials that the claimant presented or the Administrator or the reviewing fiduciary considered in evaluating the claim, shall comprise the record of the final benefit claim determination.

If the Plan fails to comply with the provisions of this Section or with the Plan claims procedures, such failure shall not constitute a failure to observe the written provisions of the Plan. However, in the event of such a failure, the Plan may not assert as a defense in a later civil action that the claimant did not exhaust administrative remedies.

18.5	Special Rules Applicable to Claims Related to Investment Errors

Any person alleging that there has been a failure or error in implementing investment directions with respect to a Participant’s Account must file a claim with the Administrator on or before the earlier of (a) 60 days (or such other number of days prescribed by the Administrator) from the mailing of a trade confirmation, account statement, or any other document, from which the error can be discovered, or (b) 1 year from the date of the transaction related to the error. Any claim filed outside of such period shall be limited to the benefit that would have been determined if the claim were timely filed, and therefore any adjustments shall be calculated for such period only.

18.6	Exhaustion of Remedies and Limitation on Filing Civil Action

No civil action for benefits under the Plan shall be brought unless and until the aggrieved person has:

(a)	submitted a timely claim for benefits in accordance with the provisions of the Plan;

(b)	been notified by the Administrator that the claim has been denied (or such claim is deemed denied);

(c)	filed a written appeal of the claim in accordance with Sections 18.4(b)(3) or 18.4(c)(3), as applicable;

(d)	been notified in writing of an adverse benefit determination on appeal; and

(e)	filed the civil action within 12 months of the date he receives a final adverse determination of his claim on appeal.

Notwithstanding the foregoing, an aggrieved person who fails to engage in or exhaust the claims and review procedures established under the Plan before bringing a claim for benefits under the Plan, based on a claim of futility or any other grounds, must file such action within 12 months of the first date he or she allegedly became entitled to the benefits at issue, based on the facts or conduct he or she alleges give rise to the claim. The foregoing shall not relieve a person from engaging in and exhausting the claims and review procedures established under the Plan. A claimant who fails to file a civil action within the applicable 12-month period will lose all rights to bring a civil action thereafter.

18.7	Grounds for Judicial Review

Any civil action by an aggrieved person shall be based solely on the contentions advanced by the aggrieved person in the administrative review process and the judicial review will be limited to the Plan document and the record developed during the administrative review process.

18.8	Qualified Domestic Relations Orders

The Plan Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.9	Correction of Erroneous Payments and Overpayments

If payment is made from the Plan to any individual to whom no payment should have been made or the amount paid to an individual exceeds the amount to which such individual is entitled under the Plan, the Plan has an equitable lien on the erroneous payment or the overpayment. Correction by the Employer for this failure must be done in accordance with the requirements of the Employee Plans Compliance Resolution System (EPCRS) program.

18.10	Indemnification

In addition to whatever rights of indemnification the members of the Plan Sponsor’s administrative Committee (collectively and individually), board of directors (or similar governing body) or any employee or employees of the Plan Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.1, may be entitled under the articles of incorporation or regulations of the Plan Sponsor, under any provision of law, or under any other agreement, the Plan Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Plan Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.

18.11	Prudent Man Standard of Care

Any fiduciary under the Plan shall discharge his duties under the Plan solely in the interests of Participants and Beneficiaries and, in accordance with the requirements of ERISA Section 404(a)(1)(B), with the care, skill, prudence, and diligence under the prevailing circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.

18.12	Actions Binding

Subject to the provisions of Section 18.4, any action taken by the Plan Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

18.13	Arbitration

If provided in the Adoption Agreement, any claim, dispute or breach arising from or related to a claim for benefits payable by this Plan shall be settled by binding arbitration administered by the American Arbitration Association under its Employee Benefit Plan Claims Arbitration Rules incorporated by reference herein. However, (1) before any arbitration can begin, the claims procedures of Section 18.4 must be fully exhausted; (2) the arbitration shall be determined solely on the documents constituting the record of the final benefit claim determination described in Section 18.4; and (3) the Participant, Beneficiary or Alternate Payee must bring any dispute in arbitration on an individual basis only, and not on a class, collective, or representative basis. The decision of the arbitrator shall be final and binding and judgment on the award may be entered in any court having jurisdiction.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.1	Amendment by Plan Provider

Subject to the requirements and limitations set forth in subparagraphs (a), (b) and (c) below, and in Section 19.4, the Provider may amend any part of the Plan without the consent of the Plan Sponsor or any participating Employer, and without the necessity of the Plan Sponsor having to re-execute the Plan. The Provider will provide each Plan Sponsor a copy of the amended Plan (either by providing an amendment, substitute, or additional pages, or by providing a restated Plan). For purposes of amendments made by the Provider, the Plan Sponsor can override any such amendment by executing another amendment by the end of the applicable remedial amendment period that applies to such amendment.

(a)

Any such amendments by the Provider will amend the plan on behalf of all adopting Employers, including those Employers who have adopted the plan prior to this amendment, for changes in the Code, regulations, revenue rulings, other statements published by the Internal Revenue Service, including model, sample or other required good faith amendments, but only if their adoption will not cause the Plan to be individually designed, and for corrections of prior approved plans. These amendments will be applied to all Employers who have adopted the Plan.

(b)

The Provider may amend any part of the Plan however, for purposes of reliance on an Opinion Letter, the Provider will no longer have the authority to amend the Plan on behalf of any adopting Employer as of the date (A) the Employer amends the Plan to incorporate a type of plan not allowable in the Pre-Approved Defined Contribution Plan program, as described in section 6.03 of Revenue Procedure 2017-41, or (B) the Internal Revenue Service notifies the Employer, in accordance with section 8.06(3) Revenue Procedure 2017-41, that the Plan is otherwise considered an individually designed plan due to the nature and extent of the amendments. For purposes of Provider amendments, the Mass Submitter shall be recognized as the agent of the Provider. If the Provider does not adopt the amendments made by the Mass Submitter, it will no longer be identical to or a minor modifier of the Mass Submitter Plan.

(c)

The Provider will maintain, or have maintained on its behalf, a record of the Employers that have adopted the Plan and will make reasonable and diligent efforts to ensure that each adopting Employer has actually received and is aware of all Plan amendments and that each such Employer adopts new documents when necessary. Notwithstanding the foregoing, where this Plan is provided to the Plan Sponsor by a third-party such as a law firm, an actuarial firm, an insurance company, an accounting firm, or a third-party administration firm, the responsibility to make reasonable and diligent efforts to ensure that each adopting Employer has actually received and is aware of all Plan amendments and that each such Employer adopts new documents when necessary will be the responsibility of such third-party, and the Provider’s responsibility will be limited to making reasonable and diligent efforts to ensure that such third-party is aware of all Plan amendments. However, the Provider will have no further obligations under this subparagraph after such third-party terminates its business relationship with the Provider, in which case the terms of Section 21.23 will apply.

19.2	Amendment by Mass Submitter

In the event that there is a change in the law applicable to the Plan, as reflected in the Code, regulations issued thereunder, revenue rulings, or other statements published by the Internal Revenue Service, the Mass Submitter may amend the Plan to comply with such changes on behalf of the Plan Sponsors who have adopted its Pre-Approved Defined Contribution Plan prior to the date that its Pre-Approved Defined Contribution Plan is amended to comply with such change. In addition, the Mass Submitter may amend the Pre-Approved Defined Contribution Plan to correct its prior approved Pre-Approved Defined Contribution Plan. For purposes of this Plan, the Mass Submitter is Document Agility, Inc.

The Mass Submitter shall maintain, or have maintained on its behalf, a record of the Plan Sponsors adopting its Pre-Approved Defined Contribution Plan. The Mass Submitter shall make reasonable and diligent efforts to ensure that a copy of any amendment adopted hereunder is provided to each Plan Sponsor at the Plan Sponsor’s last known address, as shown in the record maintained in accordance with the preceding sentence. The Mass Submitter shall make reasonable and diligent efforts to ensure that each Plan Sponsor adopts new documents when necessary.

An amendment made by the Mass Submitter in accordance with the provisions of this Section may be made effective on a date prior to the first day of the Plan Year in which it is adopted if, in published guidance, the Internal Revenue Service either permits or requires such an amendment to be made to enable the Plan and Trust to satisfy the applicable requirements of the Code and all requirements for the retroactive amendment are satisfied.

The Mass Submitter may not amend a Plan on behalf of a Plan Sponsor if (a) the Plan Sponsor modifies the Pre-Approved Defined Contribution Plan to incorporate a type of plan or provision that is not permitted under the Pre-Approved Defined Contribution Plan program, as described in applicable Revenue Procedures or other statements of the Internal Revenue Service, (b) the Internal Revenue Service has advised the Plan Sponsor that the Plan modifies the Pre-Approved Defined Contribution Plan in such a manner or to such an extent that the Plan must be treated as an individually-designed plan and will not receive the extended 6-year remedial amendment cycle applicable to pre-approved plans, or (c) the Plan Sponsor’s Plan does not attain or retain qualified status under Code Section 401(a).

19.3	Amendment by Plan Sponsor

Subject to the requirements and limitations set forth in Section 19.4 below, the Plan Sponsor will have the right at any time to amend the Plan in the following manner without affecting the Plan’s status as a Pre-Approved Defined Contribution Plan: (1) changing any optional selections in the Adoption Agreement, including any effective date of a provision as permitted under the Plan; (2) adding additional language where authorized under the Plan, including language necessary to satisfy Code Section 415 or Code Section 416 due to the required aggregation of multiple plans; (3) changing the addendums to the Plan from time to time without having to re-execute of the Plan; (4) adopting any model, sample and/or “good faith” amendments promulgated/suggested by the IRS, for which the IRS has provided guidance that their adoption will not cause the Plan to lose reliance on the Opinion Letter and to be treated as an individually designed plan; (5) adopting any amendments that it deems necessary to resolve qualification failures under any Employee Plans Compliance Resolution System (EPCRS) promulgated by the Internal Revenue Service; (6) adopting an amendment to cure a coverage or nondiscrimination testing failure, as permitted under applicable Regulations; (7) amending administrative provisions of the Plan relating to investments, plan claim procedures, and Employer contact information provided the amended provisions are not in conflict with any other provision of the Plan and do not cause the Plan to fail to qualify under Code Section 401; (8) amending to adjust for limitations provided under Code Section 415, Code Section 402(g), Code Section 401(a)(17) and Code Section 414(q)(1)(B) to reflect annual cost-of-living increases, other than to add automatic cost-of-living adjustments to the Plan; and (9) making interim amendment or discretionary amendment that are related to a change in qualification requirements. The ability to amend the Plan as authorized under this Section applies only to the Plan Sponsor that executes the signature page of the Plan. Any amendment to the Plan by the Plan Sponsor under this section applies to any Related Employer that participates under the Plan as a participating Employer. The Plan Sponsor’s amendment of the Plan from one type of defined contribution plan (e.g., a money purchase plan) into another type of defined contribution plan (e.g., a profit sharing plan) will not result in a partial termination or any other event that would require full Vesting of some or all Plan Participants. An Employer that amends the Plan for any other reason will no longer have reliance on the Opinion Letter, however, in the cases where the Employer is switching from an individually-designed plan or from one Pre-Approved Defined Contribution Plan to another, a list of Code Section 411(d)(6) protected benefits will not be considered an impermissible amendment to the Plan.

19.4	Limitation on Amendment

To the extent protected by Code Section 411(d)(6) or other applicable law, the Plan Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary or eliminate an optional form of benefit, except as otherwise provided in Section 16.10 of the Plan. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Employer or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Plan Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Regulations Section 1.401(a)(4)-11(g), as applicable.

Amendments by the Provider or Plan Sponsor may be made by (1) substituting pages with the new elections (or addendum) and executing an “Amendment By Page Substitution” and attaching it as part of the Plan; (2) executing an “Amendment By Section Replication” in which the section or sections (or addendum or addendums) to be changed are reproduced with the new elections indicated, and attaching it as part of the Plan; (3) executing a properly worded resolution, certificate of action, or meeting minutes and attaching it as part of the Plan; or (4) creating and distributing a Safe Harbor Notice to Safe Harbor Participants.

All Plan amendments must be in writing. However, no such amendment (1) can increase the responsibilities of the Trustee or the Administrator without their written consent; (2) can deprive any Participant or Beneficiary of the benefits to which he or she is entitled from the Plan; (3) can result in a decrease in the amount of any Participant’s Account except as may be permitted under the terms of Code Section 412(d)(2); or (4) can, except as otherwise provided, permit any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. In addition, no amendment to the Plan will have the effect of eliminating or restricting the ability of a Participant or other payee to receive payment of his or her Account balance or benefit entitlement from the Plan under a particular optional form of benefit provided under the Plan except to the extent permitted by law or Regulation.

19.5	Termination

The Plan Sponsor reserves the right, by board of directors’ resolution or similar action, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)

As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions being allocated as of the termination date in the manner otherwise provided in the Plan. Notwithstanding any other provision of the Plan to the contrary (including any provision of the Adoption Agreement), the Administrator may direct that unallocated forfeitures shall be used to pay expenses in connection with the termination. Any forfeitures remaining shall be allocated among Participants in the manner otherwise provided in the Adoption Agreement or Section 14.4, as applicable. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)

All Accounts shall then be disposed of to, or for the benefit of, each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c)

Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his 401(k) Contributions Sub-Account prior to his severance from employment (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract described in Code Section 403(b), or a plan described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24- month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub-paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100%; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100%. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.6	Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Employer shall not constitute a termination of the Plan as to such Employer. If the Adoption Agreement provides that distribution is only permitted upon severance from service, if an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant from his 401(k) Contributions Sub-Account prior to his severance from employment (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)), except that a distribution shall be permitted to be made in such a case, subject to the Participant’s consent (to the extent required by law), if (i) the distribution would constitute a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), or (IV) of sub-paragraph (D)(i) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.7	Withdrawal of an Employer

An Employer other than the Plan Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions or, unless the Plan is a multiple employer plan pursuant to the Adoption Agreement, it ceases to be a Related Employer of the Plan Sponsor or any other Employer.

If the Plan is not a multiple employer plan, in the event of any such withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.5 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Employer. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Employer, and the interest of any Participant employed solely by an Employer or a Related Employer other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

19.8	Effect of Failure to Qualify Under Code

Notwithstanding any other provision of the Plan to the contrary, if the Plan maintained by an Employer using this Pre-Approved Defined Contribution Plan fails to qualify or remain qualified under Code Section 401(a), the Plan as maintained by such Employer shall be considered an individually-designed plan.

ARTICLE XX

ADOPTION BY OTHER COMPANIES

20.1	Adoption by Other Companies

Those companies that have adopted the Plan with the Plan Sponsor’s consent shall be Employers under the Plan. Adoption of the Plan shall be by appropriate action in accordance with the adopting entity’s organizational authority. Consent of the Plan Sponsor may be evidenced by the Plan Sponsor’s action, by written authorization, or by any other evidence illustrating the Plan Sponsor’s intent to permit adoption of the Plan by the other company. Unless the Adoption Agreement provides that the Plan is a multiple employer plan, no entity other than a Related Employer may adopt the Plan.

20.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

20.3	Application of Plan Provisions in Multiple Employer Plans

Notwithstanding any other provision of the Plan to the contrary, if one of the Employers adopting the Plan is not a Related Employer of the Sponsor, the Plan shall be administered as a multiple employer plan in accordance with the provisions of Code Section 413(c) and the Regulations thereunder regarding the status of the Plan. Notwithstanding any other provision of the Plan to the contrary, the following special rules shall apply:

(a)	The Plan Sponsor and each participating Employer shall be treated as a single Employer for the following purposes:

(1)	crediting Eligibility and Vesting Service; and

(2)	determining whether a Participant has had a severance of employment.

(b)	The requirements of Code Sections 402(g), 414(v), and 415 shall be applied to the Plan as a whole.

(c)	If a Participant is a 5% owner of a participating Employer, his Required Beginning Date shall be determined based on the rules applicable to 5% owners for all Plan purposes.

(d)	Each Employer or group of Employers that is not a Related Employer of another Employer shall be treated as a separate Employer for purposes of the following:

(1)	contributions to the Plan;

(2)	Highly Compensated Employee determinations;

(3)	application of the minimum coverage requirements under Code Section 410(b);

(4)	application of the nondiscrimination requirements under Code Section 401(a)(4);

(5)	application of the ADP test described in Section 7.4;

(6)	application of the ACP test described in Section 7.7;

(7)	application of the top-heavy requirements under Article VI; and

(8)	application of such other Plan provisions as the Plan Sponsor determines to be appropriate, subject to the provisions of Sections 20.3(a), 20.3(b) and 20.3(c) above.

(e)

Withdrawal of a participating Employer from a multiple employer plan is not a Plan termination which allows distributions to be made to Participants in the Plan. Instead, a Plan termination for distribution purposes occurs only when the entire Plan terminates. Upon withdrawal of a participating Employer, assets will be used to establish a plan as part of a spinoff transaction within the meaning of Regulations Section 1.414(l)-1(b)(4) and once assets are transferred, may then be terminated if so desired.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Employer, or as a commitment on the part of any Employer or Related Employer to continue the employment, compensation, or benefits of any person for any period.

21.2	Benefits

Nothing in the Plan or the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3	No Guarantees

None of the Employers, the Plan Sponsor, the Investment Fiduciary, the Administrator, or the Trustee guarantees the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4	Expenses

Reasonable expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, may be paid from Plan assets as provided in the Adoption Agreement. If provided in the Adoption Agreement, forfeitures may be used to pay Plan expenses.

21.5	Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6	Duty to Furnish Information

Each of the Employers, the Plan Sponsor, the Investment Fiduciary, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8	Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404 and the exempt status of the Trust under Code Section 501(a). Except as otherwise provided in this Section and Section 21.9, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Employer.

21.9	Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. If the contribution is returned because of a mistake of fact, the amount returned will be reduced for any losses experienced by the Trust Fund. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.10	Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Trustee has its principal place of business or, if the Trustee is an individual or group of individuals, the state or commonwealth in which the Plan Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.11	Trust Agreement

The Plan Sponsor may enter in to one or more separate trust agreements with respect to the Plan, in which event the specific powers and duties of the Trustee will be governed by the terms of such separate trust agreement. If such separate trust agreement should for any reason fail, be found invalid or terminate prior to the termination of this Plan and the distribution of all the assets hereof or found to be in direct conflict with this Plan, the terms of this Plan will govern.

21.12	Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.13	Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant’s Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.14	Merged Plans

In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan.

21.15	Special Rules Applicable to Participants Absent Due to Military Service

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u) and the regulations thereunder. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. Additional contributions made to the Plan pursuant to Code Section 414(u) shall be treated as 401(k) Contributions (if 401(k) Contributions are provided in the Adoption Agreement, including if provided in the Adoption Agreement to the extent designated by the Participant, Roth 401(k) Contributions), After-Tax Contributions, Matching Contributions, Nonelective Contributions, or Qualified Nonelective Contributions based on the character of the contribution they are intended to replace; provided, however, that the Plan shall not be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(12), 401(k)(13), 401(m), 410(b) or 416 by reason of the making of or the right to make such contribution.

For purposes of this Section, the following shall apply:

(a)

If provided in the Adoption Agreement, a Participant who dies while performing qualified military service shall be treated as having returned to employment as a Covered Employee immediately prior to his death and shall be entitled to have additional Nonelective Contributions, Qualified Nonelective Contributions, Safe Harbor Nonelective Contributions, and Matching Contributions made to his Account. If provided in the Adoption Agreement, the amount of any Matching Contributions (including Qualified Matching Contributions and Safe Harbor Matching Contributions) to be made on the deceased Participant’s behalf for the period of such military leave shall be determined assuming that while on military leave the Participant made contributions eligible for the match equal to the Participant’s average actual contributions for (a) the 12-consecutive month period of service with his Employer immediately preceding his period of qualified military service or (b), if the Participant has fewer than 12 months of service with his Employer prior to such military service, his actual length of continuous service with the Employer prior to such military service. All employees of the Employers and any Related Employers who die while performing qualified military service must receive plan contributions on reasonably equivalent terms.

(b)

If provided in the Adoption Agreement, a Participant who becomes disabled while performing qualified military service and cannot therefore return to employment as a Covered Employee shall nevertheless be treated as having returned to covered employment immediately prior to his disability date and shall be entitled to have additional Nonelective Contributions, Qualified Nonelective Contributions, and Safe Harbor Nonelective Contributions made to his Account. The amount of any Matching Contributions to be made on behalf of the disabled Participant shall be determined as provided in the Adoption Agreement.

If provided in the Adoption Agreement, such a disabled Participant shall also be entitled to make 401(k) and/or After-Tax Contributions for his period of military leave up to the date he became disabled in an amount up to the maximum amount he would have been permitted to contribute under Code Section 414(u)(8)(c) if he had actually returned to employment immediately prior to his disability date. The Administrator shall designate the period in which the disabled Participant must make such contributions hereunder.

(c)

If provided in the Adoption Agreement, a Participant who becomes disabled while performing qualified military service shall be credited with Vesting Service for his period of military leave as if he returned to employment immediately prior to the date he became disabled and then terminated employment on his disability date.

(d)

The Administrator shall determine whether a Participant is disabled on the basis of medical evidence satisfactory to it. All Employees of the Employers and any Related Employers who become disabled while performing qualified military service must receive plan contributions and service credit on reasonably equivalent terms.

(e)

Notwithstanding any provision of the Plan to the contrary, if a Participant who is absent from employment as a Covered Employee because of military service dies after December 31, 2006, while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining the Participant’s vested interest in his Account (e.g., his Vesting Service) and his Beneficiary’s eligibility for death benefits under the Plan.

21.16	Delivery of Cash Amounts

To the extent the Plan requires Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.17	Written Communications

Any communication among the Employers, the Plan Sponsor, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law.

In interpreting the Plan and Trust, (a) names that are used in the Plan should be used consistently in any documents that are legally binding upon the Plan, but in documents that are not legally binding upon the Plan (such as, but not limited to, summary plan descriptions, summaries of material modifications, notices and election forms), names may use plain English terms; (b) words that are used in the masculine gender may be construed as though they are also used in the feminine or neuter gender, where applicable (and vice versa); (c) headings and subheadings are inserted for convenience of reference, do not constitute part of this Plan and/or Trust, and are not to be considered in its construction or interpretation; and (d) the Plan will be construed and interpreted in accordance with the Code and ERISA, but if the Plan needs to be construed and interpreted according to a State’s or Commonwealth’s laws (to the extent that such laws are not preempted by the provisions of the Code and ERISA), then this Plan will be construed and interpreted according to the laws of the State or Commonwealth in which the Plan Sponsor maintains its principal place of business unless otherwise elected in the Adoption Agreement; and (e) unless a separate Trust agreement otherwise provides, if the Trust needs to be construed and interpreted according to laws of a State or Commonwealth (to the extent that such laws are not preempted by the provisions of the Code and ERISA), the Trust will be construed and interpreted according to the laws of the State or Commonwealth in which the Plan Sponsor maintains its principal place of business. The provisions of this Pre-Approved Defined Contribution Plan will override any conflicting provision contained in any trust or custodial account documents used with this Plan.

21.18	Direct Transfer of Contributions

Any Employee, including an Employee who has not yet satisfied any age and/or service requirements to become an Eligible Employee under the Plan, may, with the approval of the Administrator, have Transfer Contributions made to the Plan on his behalf by causing assets to be directly transferred by the trustee of another qualified retirement plan to the Trustee of the Plan.

Amounts contributed to the Plan through a direct rollover shall not constitute Transfer Contributions.

Transfer Contributions made on behalf of an Employee shall be deposited in the Trust and credited to a Transfer Contributions Sub-Account established in the Employee’s name. Such Sub-Account shall share in the allocation of earnings, losses, and expenses of the Trust Fund(s) in which it is invested, but shall not share in allocations of Employer Contributions.

In the event a Transfer Contribution is made on behalf of an Employee who has not yet satisfied the requirements to become an Eligible Employee under the Plan, such Transfer Contributions Sub-Account shall represent the Employee’s sole interest in the Plan until he becomes an Eligible Employee.

21.19	Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.20	Plan Correction Procedures

The Plan Sponsor may adopt any correction method that it deems necessary and appropriate under the circumstances to correct any Plan failure (e.g., operational failures, documentation failures (such as a failure to timely amend), Plan qualification failures, etc.), including but not limited to correction methods available under the Internal Revenue Code of 1986 as amended including corresponding treasury regulations, and the Employee Plans Compliance Resolution System (“EPCRS”) provided that such correction method is consistent with the principles stated in EPCRS.

In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

21.21	Frozen Plans

To the extent the Plan is a frozen plan as elected in the Adoption Agreement, no Eligible Employee will become a Participant in the Plan, and no contributions/allocations will accrue to any existing Participant, on or after the freeze date.

21.22	Disaster Relief Policy

The Plan may, pursuant to a written policy established by the Plan Administrator, grant temporary disaster relief to affected Participants pursuant to any applicable statute enacted by the government of the United States, or pursuant to any applicable guidance promulgated by an authorized department or agency of the government of the United States. Such administrative policy may include, but is not limited to, provisions which, to the extent permitted by law, (a) increase the statutory limits on, delay the repayment of, and/or waive the adequate security requirement for, Participant loans; (b) permit the Plan to disregard any procedural requirements, including the consent of the Participant’s spouse, if any, so long as the Administrator makes a good faith effort under the circumstances to comply with such requirements and makes a reasonable attempt to assemble any required documentation as soon as practical thereafter; and/or (c) permits the re-contribution by Participants of prior disaster distributions.

In order to make a loan or distribution (including a hardship distribution), a qualified plan must contain language authorizing such loan or distribution. For this purpose, a “qualified plan” means a plan or contract meeting the requirements of Code Sections 401(a), 403(a) or 403(b), and for purposes of hardship relief, that could, if it contained enabling language, make hardship distributions. All loans must meet the requirements of Code Section 72(p). Plans wishing to make a loan or distribution that do not contain such language must be amended no later than the date promulgated by official notice or announcement and must make a reasonable attempt to assemble any forgone documentation that would be normally required for such loans or distributions.

21.23	Loss of Pre-Approved Plan Status

Notwithstanding any provision in this Plan to the contrary, if this Plan is provided to the Plan Sponsor by a third-party (e.g., a law firm, an actuarial firm, an insurance company, an accounting firm, a third-party administration firm, etc.) rather than by the Provider directly, and (a) such third-party subsequently terminates its business relationship with the Provider for any reason, or (b) the Provider subsequently terminates its business relationship with such third-party for any reason, or (c) the Plan Sponsor subsequently terminates its business relationship with such third-party, then this Plan will no longer be considered a Pre-Approved Defined Contribution Plan, but rather will be considered an individually designed plan, and the Provider will have no further responsibilities or obligations with respect to the Plan or the Plan Sponsor.

21.24	Adoption Agreement Parameters

Notwithstanding any provision in the Plan or an Adoption Agreement/Participation Agreement to the contrary, an Employer cannot complete an Adoption Agreement/Participation Agreement in a manner that could violate the qualification requirements under Code Section 401(a) and the Regulations thereunder.

21.25	Participant Certification

Notwithstanding any provision in the Plan to the contrary the Administrator may rely on a certification by a Participant as conclusive evidence, and the Administrator will have no further responsibilities or obligations with respect to the Participant’s certification

*   *  *

The Adoption Agreement must contain the signature of an authorized representative of the Employer evidencing the Employer’s agreement to be bound by the terms of the Basic Plan Document and the Adoption Agreement.

INTERIM AMENDMENT

TO THE

T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

PRE-APPROVED DEFINED CONTRIBUTION PLAN

TO COMPLY WITH THE

HARDSHIP WITHDRAWAL PROVISIONS OF THE

BIPARTISAN BUDGET ACT OF 2018 AND THE 2017 TAX CUTS AND JOBS ACT

T. Rowe Price Retirement Plan Services, Inc., as Provider of the T. Rowe Price Retirement Plan Services, Inc. Pre-Approved Defined Contribution Plan, Basic Plan Document #15 (the “Plan”), hereby adopts this interim amendment (the “Amendment”) on behalf of the Plan and all plans generated using the Plan (with respect to which the Provider retains amendment authority under the provisions of Revenue Procedure 2017-41), in good faith in order to comply with the Final Treasury Regulations issued September 23, 2019 in response to enactment of (a) sections 41113 and 41114 of the Bipartisan Budget Act of 2018, (b) sections 826 and 827 of the Pension Protection Act of 2006, (c) section 105(b)(1)(A) of the Heroes Earnings Assistance and Relief Tax Act of 2008, and (d) section 11044 of the Tax Cuts and Jobs Act of 2017. This “good faith” Amendment supersedes any conflicting provisions of the Plan, where applicable, is not part of the Plan as approved under Revenue Procedure 2017-41, and has not been reviewed by the Internal Revenue Service (IRS) for compliance with statutory and/or regulatory changes. Furthermore, pursuant to Revenue Procedure 2017-41, this Amendment does not affect reliance on the IRS Opinion Letter issued to the Plan.

Unless elected earlier (in whole or in part) by the Employer’s written direction or administrative policy or procedure which is incorporated herein and considered part of this Amendment, hardship withdrawals made on or after January

1, 2020 by plans that permit such withdrawals will be administered in accordance with the following new section which has been added to Article XIII, “Withdrawals While Employed”:

13.12	Hardship Withdrawals on or after January 1, 2020

If provided in the Adoption Agreement, and unless elected earlier by written direction or revised administrative policy or procedure, a hardship withdrawal made on or after January 1, 2020, must meet the following criteria for determining a financial hardship:

(a)

Immediate and Heavy Financial Need. A hardship is deemed to be on account of a Participant’s immediate and heavy financial need if the withdrawal is for the following reasons (unless such reason is excluded under an administrative policy):

(1)

expenses incurred or necessary for medical care, described in Code Section 213(d) (determined without regard to the limitations in Code Section 213(a)), of the Participant, the Participant’s Spouse, dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)) or, if elected in the Adoption Agreement, the primary beneficiary under the Plan;

(2)	the costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)

the payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, child, dependent (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)) or, if elected in the Adoption Agreement, for a primary beneficiary under the Plan;

(4)	payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;

(5)

payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child, dependent (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)) or, if elected in the Adoption Agreement, for a deceased primary beneficiary under the Plan;

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(6)

expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income);

(7)

expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub.L.100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

(8)	any other withdrawal which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury Regulations.

A “primary beneficiary under the Plan” is an individual named as a beneficiary who has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death. The Participant must certify and represent that it has an immediate and heavy financial need and agree to provide documentation of such need in a form acceptable to the Employer or Administrator that satisfies guidance issued by the Secretary of the Treasury or Internal Revenue Service which may be amended from time to time.

(b)	Withdrawal Must Be Necessary to Satisfy an Immediate and Heavy Financial Need. A withdrawal will be considered necessary to satisfy an immediate and heavy financial need only if:

(1)

the withdrawal is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal); and

(2)

the Participant has obtained all other currently available distributions (including distribution of ESOP dividends under Code Section 404(k) but not hardship withdrawals), under the Plan and all other plans of deferred compensation (whether qualified or nonqualified) maintained by the Employer. Unless otherwise elected by the Employer in the Adoption Agreement, the requirement that any available nontaxable loan (at the time of the application) be taken is no longer required.

Hardship withdrawals made before January 1, 2020 may generally follow the conditions set by Treasury Regulations Section 1.401(k)-1(d)(3) (revised April 1, 2018) when determining the necessity of an immediate and heavy financial need. Alternatively, effective as of the first day of the first Plan Year beginning after December 31, 2018, the Plan may have elected to follow the provisions described above including eliminating the suspension of 401(k) Contributions and After-Tax Contributions as a condition of obtaining a hardship withdrawal, even if the withdrawal was made in the prior Plan Year. An Employer may also have elected to provide that a Participant who receives a hardship withdrawal in the second half of the 2018 Plan Year will be prohibited from making 401(k) Contributions and After-Tax Contributions only until January 1, 2019 (or may have elected to continue to provide that 401(k) Contributions and After-Tax Contributions will be suspended for the originally scheduled 6 months).

(c)

Written Representation. The Participant must represent (in writing, by an electronic medium, or in such other form as may be prescribed by the Commissioner) that such Participant has insufficient cash or other liquid assets reasonably available to satisfy the financial need. The Employer may rely on a Participant’s substantiation of such necessity and is not obligated to inquire into the Participant’s financial condition, unless such Employer has actual knowledge to the contrary.

(d)	Source of Distribution. Any hardship withdrawal under this paragraph will be made from the account or accounts as elected in the Adoption Agreement.

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For Plan Years beginning prior to January 1, 2019, any such withdrawal of the Participant’s 401(k) Contributions, QMACs and/or QNECs, as applicable and available for withdrawal, did not include any income credited thereto unless such income was credited as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989. Unless elected earlier by the Employer by written direction or in its administrative policy or procedures, effective for Plan Years beginning after December 31, 2019, the restrictions on withdrawal of income allocable to 401(k) Contributions, QNECs, QMACs, along with the restriction on the availability of any Safe Harbor Contribution, QNEC, or QMAC (as applicable) for hardship withdrawal, no longer apply. The Employer may choose to make these contributions and, unless otherwise elected in the adoption agreement, the income accrued on such contributions available for hardship distribution.

(e)

Time and Form of Distribution. Any distribution under this section will occur within an administratively reasonable time after the request is received by the Administrator, will only be made in a single payment, and will be subject to the Spousal consent requirements set forth in the Plan, if applicable.

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Executed this 25th day of February 2021.

T. Rowe Price Retirement Plan Services, Inc.

By:	/s/ Grace Dacey
Name/Title: Grace Dacey, Vice President

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AMENDMENT

TO

T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

PRE-APPROVED DEFINED CONTRIBUTION PLAN

Basic Plan Document No. 15

T. Rowe Price Retirement Plan Services, Inc. as the Provider of this T. Rowe Price Retirement Plan Services. Inc. Pre-Approved Defined Contribution Plan, Basic Plan Document No. 15 and the associated Adoption Agreement (the “Pre-Approved Defined Contribution Plan”) hereby adopts this amendment to the Pre-Approved Defined Contribution Plan to reflect that effective September 1, 2023, the Provider will cease to sponsor the Pre-Approved Defined Contribution Plan as a minor modifier of the pre-approved plan maintained by Document Agility, Inc. as Mass Submitter and will instead sponsor the Pre-Approved Defined Contribution Plan as its own pre-approved plan. To effect such change, the Pre-Approved Defined Contribution Plan is amended in the following respects:

1. No amendment is required to the Adoption Agreement.

2. Section 1.1 (pp) of the Basic Plan Document (previously defining “Mass Submitter”) is amended to remove reference to the Mass Submitter and provide as follows:

(pp)	[Reserved]

3. Section 1.1 (xx) of the Basic Plan Document is amended to remove reference to the Mass Submitter and provide as follows:

(xx)

The term “Opinion Letter” means a non-transferrable written statement issued by the Internal Revenue Service (IRS) to a Provider as to the qualification in form of a plan under Code Section 401, Section 403(a) or both Section 401 and Section 4975(e)(7). Opinion Letters do not constitute rulings or determinations as to the exempt status of related trusts or custodial accounts under Code Section 501 (a) or Title I issues administered by the Department of Labor (DOL). Plan Sponsors may generally rely on the Plan’s Opinion Letter as evidence that the Plan is qualified under Code Section 401 only to the extent provided in Revenue Procedure 2017-41 and provided such Employer has not amended the Plan other than to choose options provided under the Plan or to make amendments as permitted. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion letter issued with respect to the Plan and in Revenue Procedure 2017-41, as may be amended.

4. Section 1.1(mmm) of the Basic Plan Document is amended to remove reference to the Mass Submitter and provide as follows:

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(mmm)

The term “Provider” means any entity that (1) has an established place of business in the United States where it is accessible during every business day, and (2) represents to the IRS in its application for an Opinion Letter that it has at least 15 employer-clients, each of which is reasonable expected to adopt the same Pre-Approved Defined Contribution Plan of the Provider. By submitting an application for Opinion Letter for a Pre-Approved Defined Contribution Plan, the Provider agrees to comply with any requirements imposed by Revenue Procedure 2017-41, as may be amended, with the understanding that failure to comply may result in the loss of eligibility to offer such Pre-Approved Defined Contribution Plan and the revocation of the Opinion Letter that has been issued to the Provider.

5. Section 19.1 of the Plan is amended to provide as follows:

19.1	Amendment by Provider

Subject to the requirements and limitations set forth in subparagraphs (a), (b), (c), or (d) below, and in Section 19.4, the Provider may amend any part of the Plans of Plan Sponsors who have adopted its Pre-Approved Defined Contribution Plan by amending its Pre-Approved Defined Contribution Plan. The Provider’s amendment shall apply to a Plan without the consent of any such Plan Sponsor or any Employer, and without the necessity of the Plan Sponsor having to re-execute the Plan or otherwise adopt the amendment, unless otherwise required by the Provider, e.g., to adopt new optional provisions. The Provider will provide each Plan Sponsor a copy of the amendment to its Pre-Approved Defined Contribution Plan or a Plan amendment, substitute or additional pages, or a restated Plan incorporating the amendment. The Plan Sponsor can override any amendment made by the Provider under this Section 19.1 by executing its own amendment by the end of the remedial amendment period that applies to such amendment.

(a)

The Provider shall amend its Pre-Approved Defined Contribution Plan in accordance with this Section 19.1 to (1) comply with changes in the Code, regulations, revenue rulings, or other statements published by the Internal Revenue Service and (2) correct the Pre-Approved Defined Contribution Plan. The Provider may make such amendments by adopting model or sample amendments or by adopting its own good-faith amendment. Any such amendments by the Provider will amend the Plan on behalf of all adopting Employers, including those Employers who adopted the Plan prior to such amendment. Except as otherwise provided in subparagraph (c) below, unless the Plan Sponsor overrides the Provider’s amendment as described in the preceding paragraph, the Provider’s amendment will be applied to all Employers who have adopted the Plan.

(b)

An amendment made by the Provider in accordance with the provisions of this Section may be made effective on a date prior to the first day of the Plan Year in which it is adopted if, in published guidance, the Internal Revenue Service either permits or requires such an amendment to be made to enable the Plan to satisfy the applicable requirements of the Code and all requirements for the retroactive amendment are satisfied.

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(c)

The Provider will no longer have the authority to amend the Plan on behalf of any adopting Employer as of the date (1) the Plan Sponsor amends the Plan to incorporate a type of plan not allowable in the Pre-Approved Defined Contribution Plan program, as described in section 6.03 of Revenue Procedure 2017-41, or (2) the Internal Revenue Service notifies the Plan Sponsor, in accordance with section 8.06(3) Revenue Procedure 2017-41, that the Plan is otherwise considered an individually designed plan due to the nature and extent of the amendments or (3) the Plan does not attain or retain qualified status under Code Section 401 (a).

(d)

The Provider will maintain, or have maintained on its behalf, a record of the Plan Sponsors that have adopted its Pre-Approved Defined Contribution Plan and will make reasonable and diligent efforts to ensure that each adopting Employer has actually received and is aware of all amendments adopted hereunder and that each Plan Sponsor adopts new documents when necessary. Notwithstanding the foregoing, where this Pre-Approved Defined Contribution Plan is provided to the Plan Sponsor by a third-party such as a law firm, an actuarial firm, an insurance company, an accounting firm, or a third-party administration firm, the responsibility to make reasonable and diligent efforts to ensure that each Employer has actually received and is aware of all amendments to the Pre-Approved Defined Contribution Plan made hereunder and that each such Employer adopts new documents when necessary will be the responsibility of such third-party, and the Provider’s responsibility will be limited to making reasonable and diligent efforts to ensure that such third-party is aware of all amendments to the Pre-Approved Defined Contribution Plan made hereunder. However, the Provider will have no further obligations under this subparagraph after such third-party terminates its business relationship with the Provider, in which case the terms of Section 21.23 will apply.

6. Section 19.2 of the Basic Plan Document (previously providing for Plan amendment by the “Mass Submitter”) is amended to provide as follows:

19.2	[Reserved]

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***

EXECUTED AT Owings Mills, Maryland, this 30th day of August, 2023.

T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

By:
Title:	Vice President

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